As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

_______________________

British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_______________________

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
Unit 1214, ONE BKC, G Block
Bandra Kurla Complex
Bandra East
Mumbai, India 400 051
Tel: (284)494-2810

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CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: +1-315-9304588

_______________________

Copy to:

Thomas J. Poletti, Esq.
Veronica Lah, Esq.
Manatt, Phelps & Phillips LLP
695 Town Center Drive, 14th Floor
Costa Mesa, CA 92626
(714) 371-2500

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this
Registration Statement becomes effective.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 12, 2024

3,573,700 Common Shares

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

This prospectus relates to the offer and sale by Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Selling Shareholders”) from time to time of up to an aggregate 3,573,700 of our shares of common stock, par value $0.01 (“common shares”). Under the Registration Rights Agreement (as defined herein), we are required to register for resale the sum of (i) 2,944,445 common shares issuable upon conversion of certain senior secured promissory notes (the “Notes”), (ii) 593,541 common shares issuable upon exercise of certain warrants to purchase common shares (the “Warrants”), and (iii) 35,714 common shares (the “Commitment Shares” and together with the Notes and the Warrants, the “Securities”).

The above numbers assume full conversion of the Notes at the floor price of $1.00 and full exercise of the Warrants at the exercise price of $3.51. There is no guarantee that (i) the Notes will be converted into common shares, or (ii) that the Warrants will be exercised for common shares.

The Notes had an initial conversion price of $3.25 per common share, and the Warrants had an initial exercise price of $3.51 per common share. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment (see “Description of Private Placements”). Beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holders of the Notes have the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. As of July 2, 2024, using the lowest price at which such securities may be converted on that date, the Notes and the Warrants have conversion or exercise prices of $3.25 and $3.51, respectively. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares, although we will receive the exercise price of any Warrants not exercised by the Selling Shareholders on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the offer and sale of the common shares.

The Selling Shareholders may offer our common shares from time to time in a number of different methods and at varying prices. For more information on possible methods of offer and sale by the Selling Shareholders, please see the section entitled “Plan of Distribution” beginning on page 30 of this prospectus. Our shareholders may experience significant dilution as a result of our issuance of common shares pursuant to the Notes and Warrants (see “Risk Factors” for more information).

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. On July 10, 2023, the closing sale price of our common shares as reported by Nasdaq was $2.09.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the British Virgin Islands, and that a substantial portion of the assets of the Company and many of our directors and executive officers are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the Selling Shareholders have authorized anyone to provide you with different information, and neither we nor the Selling Shareholders take responsibility for any other information others may give you. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of common shares in our company.

For investors outside the United States:    Neither we, nor the Selling Shareholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

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About this Prospectus

This prospectus relates to the offer and sale by Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Selling Shareholders”) from time to time, of (i) common shares issuable upon conversion of certain senior secured promissory notes, (ii) common shares issuable upon exercise of certain warrants to purchase common shares, and (iii) common shares. We are not selling any common shares under this prospectus, and we will not receive any proceeds from the sale of common shares offered hereby by the Selling Shareholders, although we will receive the exercise price of any warrants not exercised by the Selling Shareholders on a cashless basis. Any proceeds received by us from the exercise of warrants will be used for general corporate purposes.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information: Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Notes on Prospectus Presentation

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Indian information technology industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Except where the context otherwise requires and for purposes of this prospectus only:

•        Depending on the context, the terms “we,” “us,” “our company,” and “our” refer to Lytus Technologies Holdings PTV. Ltd., BVI company, and its consolidated subsidiaries.

•        “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

•        “common shares” refer to our common stock, $0.01 par value per share.

•        all references to “Rs.” or “Rupee” are to the legal currency of India, and all references to “USD,” “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

•        a “crore” denotes ten million Rs.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

This prospectus contains translations of certain Indian rupee amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 80.57 for the year ended March 31, 2023, at an average rate of Rs. 74.40 for the year ended March 31, 2022, at an average rate of Rs. 82.43 for the quarter ended September 30, 2023 and at an average rate of Rs. 78.90 for the quarter ended September 30, 2022. For balance sheet items, we have translated at a closing rate of Rs. 82.18 as of March 31, 2023, at a closing rate of Rs. 75.91 as of March 31, 2022, at a closing rate of Rs. 83.18 as of September 30, 2023, and at a closing rate of Rs. 81.63 as of September 30, 2022. We have stated equity accounts at their historical rates. We make no representation that the Indian rupee amounts or U.S. dollar amounts referred to in this Annual Report could have been or could be converted into U.S. dollars or Indian rupee amounts, as the case may be, at any particular rate or at all. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Our officers, directors, and 5% or greater shareholders in the aggregate, beneficially own approximately 67.30% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 66.70% of our outstanding common shares, which allows him to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase common shares in this offering. See “Risk Factors”.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” in this prospectus. You should carefully consider these risks and uncertainties when investing in our common shares. Some of the principal risks and uncertainties include the following:

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern”;

•        We may fail to realize the benefits expected from our entry into the fintech market and the 51% stake in Sri Sai Cable and Broadband Private Limited (“Sri Sai”) in Telangana, India or those benefits may take longer to realize than expected;

•        Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict, which increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline;

•        Defects or malfunctions in our platform could hurt our reputation, sales, and profitability;

•        Our four million user base calculation is based assumptions that may not be accurate;

•        Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business;

•        We face risks related to the storage of customers’ and their end users’ confidential and proprietary information;

•        There can be no assurance that our securities, including our common shares, will continue to be listed on Nasdaq or, if listed, that we will be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions;

•        Our platform may never become sufficiently successful;

•        We may not obtain or be able to adequately protect our intellectual property rights;

•        An economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business;

•        Liability issues are inherent to the healthcare industry and insurance is expensive and difficult to obtain;

•        If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence;

•        We will need to increase the size of our organization and may experience difficulties in managing growth;

•        We depend and will continue to depend on key existing and future personnel;

•        We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business;

•        We operate in a highly competitive industry;

•        Our product testing and operations up to this point are limited;

•        Our success depends on our ability to recruit and retain experienced therapists;

•        We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business;

•        We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations;

•        We may not be successful in implementing our growth strategies, pursuing strategic partnerships, acquisitions and investments, and future partnerships, acquisitions and investments may not bring us anticipated benefits;

•        If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline;

•        Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services;

•        Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance;

•        Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us;

•        Our results of operations are subject to fluctuations in currency exchange rates;

•        We may not be able to obtain additional financing on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements;

•        Any significant disruption in service on our platform or in our computer systems, or any technology failures experienced while developing and enhancing our software could prevent us from using our platform, reduce the attractiveness of our platform or result in a loss of borrowers or investors;

•        An inability to adapt our business effectively to keep pace with a rapidly evolving business environment could have a material adverse effect on our business, financial condition and results of operations;

•        We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules; as a result, may rely on exemptions that provide fewer protection to shareholders compared to other companies;

•        We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations;

•        Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

•        Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and we are subject to risks associated with our business partners and other third parties;

•        We do not plan to pay dividends in the foreseeable future;

•        A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India;

•        A slowdown in economic growth in India could cause our business to suffer;

•        The economy in India is susceptible to events such as terrorist attacks, other acts of violence, natural disasters or pandemics, which may result in a reduction in online transaction volumes impacting our business profitability;

•        Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance;

•        Our business and activities are regulated by The Competition Act, 2002;

•        Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards;

•        As a result of being a “foreign private issuer,” we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult to evaluate our performance and prospects;

•        Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval;

•        The increased costs, regulations and management time resulting from being a newly public company could lower our profits or make it more difficult to run our business;

•        The market price of our securities may be volatile, which could cause the value of your investment to decline;

•        Dilution may result from the issuance of common shares underlying the Notes under the Alternate Conversion Price, which provides for the conversion of the Notes at a discount to the market price at the time of conversion;

•        Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline;

•        As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder;

•        BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests;

•        The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law;

•        As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards;

•        We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors;

•        The reduced disclosure requirements applicable to “emerging growth companies” may make our common shares less attractive to investors.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying common shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements. On February 5, 2024, we effected a one-for-sixty (1-for-60) reverse stock split effective February 23, 2024. Unless otherwise noted, all share and per share information in this prospectus has been adjusted to reflect this reverse stock split.

Our Company

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks for Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (“FTTH”), Gigabit Passive Optical Networks (“GPON”) and changing the existing STB/CPE. On July 24, 2023, the Company announced its commencement of IPTV and broadband business and Fintech business.

Remote Healthcare

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect that typical services provided at LHCs will include ECGs, blood and urine testing.

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various HIPAA and FDA compliant vendors, would be installed at the homes of the patients of participating physicians practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

Recent Developments

In order gain compliance with Nasdaq’s Listing Rules, on February 5, 2024, the Board of Directors of the Company approved a reverse stock split (the “Reverse Split”) of its authorized, issued and outstanding ordinary shares, par value $0.01 per share, at a ratio of 1-for-60 so that every 60 shares authorized and issued were to be combined into one (1) share. The Reverse Split took effect and began trading on the NASDAQ Capital Market on a split-adjusted basis when the market opened on February 23, 2024. Both before and after the Reverse Split, the Company was and is authorized to issue 230,000,000 ordinary shares and per share par value is $0.01. As a result of the Reverse Split, the Company’s issued and outstanding ordinary shares was reduced from 93,679,260 to approximately 1,561,321.

Upon successful completion of the Reverse Split, the Company received a letter from the Nasdaq Staff on March 11, 2024, advising the Company that it had regained compliance with bid price requirement, and that the Company was in compliance with the NASDAQ Capital Market’s Listing Requirements. Consequently, the scheduled hearing before the Hearings Panel on April 11, 2024, was cancelled. The Company’s common shares continue to be listed and traded on NASDAQ Capital Market.

Securities Purchase Agreement

On June 3, 2024, Lytus Technologies Holdings PTV. Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company will issue the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares at an initial exercise price per share of $3.51, and up to 50,000 shares of common shares.

Pursuant to the Purchase Agreement, the Company will issue the senior secured promissory notes, common stock purchase warrants and common shares to the Investors in multiple tranches. Under the first tranche, which closed on June 3, 2024, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778.00 and $238,888.88, respectively (the “First Tranche Notes”). In connection with the issuance of the First Tranche Notes, the Company issued each of Mast Hill and FirstFire Common Stock purchase warrants (the “First Tranche Warrants”) to purchase from the Company 305,080 shares of common shares and 51,045 shares of common shares, respectively. The Company also issued each of Mast Hill and FirstFire 18,357 and 3,071 common shares (the “First Tranche Commitment Shares”), respectively. Under the second tranche, which closed on July 8, 2024, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Second Tranche Notes” and together with the First Tranche Notes, the “Notes”). In connection with the issuance of the Second Tranche Notes, the Company issued each of Mast Hill and FirstFire common share purchase warrants (the “Second Tranche Warrants” and together with the First Tranche Warrants, the “Warrants”) to purchase from the Company 203,387 common shares and 34,029 common shares, respectively. The Company also issued each of Mast Hill and FirstFire 12,238 and 2,048 common shares (the “Second Tranche Commitment Shares” and together with the First Tranche Commitment Shares, the “Commitment Shares” and collectively with the Notes, the Warrants and all common shares underlying the foregoing, the “Securities”), respectively. Under the third tranche, the Company will issue each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively, Common Stock purchase warrants to purchase from the Company 203,387 common shares and 34,029 common shares, respectively, and 12,238 and 2,048 common shares, respectively. The third tranche closing is subject to certain closing conditions as set forth in the Purchase Agreement.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder. In accordance with the RRA, we are registering for resale the common shares underlying the Notes, the Warrants and the Commitment Shares issued in the first and second tranches under the Purchase Agreement.

In connection with the Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

Equity Line of Credit

Concurrent with the execution of the Purchase Agreement, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) and related registration rights agreement (the “ELOC RRA”) with Mast Hill pursuant to which the Company may sell and issue to the investor, and the investor may purchase from the Company, up to $30,000,000 of Company’s common shares. Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct Mast Hill, by its delivery to the Mast Hill of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $50,000.00 and (ii) in a maximum amount up to the lesser of (a) $1,000,000.00 or (b) 150% of the Average Daily Trading Value. In connection with the Equity Purchase Agreement, the Company issued Mast Hill a five year common stock purchase warrant for the purchase of 51,195 shares of the Common Stock at an initial exercise price of $2.93 per share (the “ELOC Warrant”).

Corporate Information

Our principal executive offices are located at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East Mumbai, India 400 051, and our telephone number is +91-7777044778, where we conduct investment relations and to where we are shifting our headquarters and treasury operations. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Lytus Technologies Holdings PTV. Ltd.

Please note that the historical results for the year ended March 31, 2022, discussed in this prospectus no longer reflect our current operations or future results of operations and financial condition. We have modified our earlier arrangement and have reorganized the business by only acquiring the Sri Sai business, whereas our initial arrangement was to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, and control the infrastructure hub that supports services. A more detailed discussion can be found in our financial statements included herein.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors;

•        obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

•        have annual meetings and director elections.

The Offering

Securities offered by the selling shareholder

3,573,700 common shares, consisting of (i) 2,944,445 common shares issuable upon conversion of the Notes, (ii) 593,541 common shares issuable upon exercise of the Warrants, and (iii) 35,714 common shares.

Common shares outstanding prior to this offering	1,848,952 common shares.
Common shares outstanding after this offering	5,422,652 common shares (assuming the sale of the maximum number of common shares by the selling shareholder).
Use of proceeds

We will not receive any of the proceeds from the sale by the selling shareholder of the common shares, although we will receive the exercise price of any Warrants not exercised by the selling shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares. See “Use of Proceeds” for more information.

NASDAQ trading symbol	Our common shares are listed on the NASDAQ Capital Market under the symbol “LYT.”
Risk factors

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our securities.

The number of common shares that will be outstanding immediately after this offering is based on the common shares outstanding as of July 2, 2024 and assumes full conversion of the Notes (with interest accruing to maturity) at the floor price of $1.00 and full exercise of the Warrants at the exercise price of $3.51. There is no guarantee that (i) the Notes will be converted into common shares, or (ii) that the Warrants will be exercised for common shares.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the risks and other information contained in our Annual Report on Form 20-F, including our historical financial statements and related notes included elsewhere in our Annual Report, and in our interim financial statements for the period ended September 30, 2023 contained in our Report on Form 6-K filed on April 11, 2024, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Private Placement of Notes and Warrants

The holder of Notes may, at its option, at any time, convert its Notes into, or exercise its Warrants for, common shares based on agreed-upon formulas. Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of the Securities. The initial conversion price of the Notes is equal to $3.51 and is subject to adjustment with a floor price of $1.00. The Warrants are exercisable for three years to purchase an aggregate of up to common shares at an initial exercise price of $3.25, subject to adjustment under certain circumstances described in the Warrants and will expire on the three year anniversary of the date of issuance. See “Description of Private Placements” for additional information. The issuance of material amounts of common shares by us pursuant to the conversion or exercise, as applicable, of these Securities would cause our shareholders to experience significant dilution in their investment in our company.

The Notes and the Warrants have anti-dilution provisions triggered by the issuance of our common shares and securities convertible or exercisable for common shares at prices below the then-current conversion price for such Notes or the then-current exercise price of such Warrants. Any such adjustments would increase the number of common shares issuable upon conversion or exercise of such securities, as the case may be, and increase the dilutive effect of such securities on our current shareholders.

The Notes have an initial conversion price of $3.25 per common share, and the Warrants had an initial exercise price of $3.51 per common share. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment (see “Description of Private Placements”). Beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holders of the Notes have the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. As of July 2, 2024, using the lowest price at which such securities may be converted on that date, the Notes and the Warrants have conversion or exercise prices of $3.25 and $3.51, respectively. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

Dilution may result from the issuance of common shares underlying the Notes under the alternate conversion provision, which provides for the conversion of the Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.

The holder of Notes has the option, beginning on the earlier of (i) ninety (90) calendar days after the initial effectiveness date of the first registration statement of the Company that registers the holder’s resale of the Conversion Shares, (ii) November 23, 2024, or (iii) the first date that the Company provides an irrevocable written notice to the holder permitting the holder to effectuate conversions, to convert up to all accrued interest under the Notes and up to

20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

If the holder of Notes converts such Notes and then sells the common shares received from such conversions, the price of our common shares may decrease due to the additional common shares in the market. This could allow the noteholder to receive greater amounts of common shares, the sales of which would further depress the price of our common shares.

The 4.99% beneficial ownership cap on the Notes and Warrants does not prevent the holder of such Notes and Warrants from converting and selling some or all of the common shares it acquires and then converting or acquiring additional shares. Accordingly, the holder will be able to sell shares in excess of the 4.99% beneficial ownership cap while never holding more than 4.99% of our outstanding shares at a given time.

Any further issuances of our common shares may adversely affect the market price of our common shares.

We are filing this prospectus in accordance with the Registration Rights Agreement. Although the Purchase Agreement restricts our ability to issue additional debt, equity or equity-linked securities, we still have the ability to issue a significant number of additional common shares, including pursuant to existing agreements and in connection with employee and director compensation. Any further issuances, or the perception of further issuances, of our common shares or securities convertible or exercisable for our common shares may cause our share price to decline.

The agreements governing our outstanding securities, including the Purchase Agreement and the Notes, contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Purchase Agreement, the Notes, and the Warrants each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

•        incur or guarantee additional debt or issue disqualified stock or preferred stock;

•        pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•        make certain investments;

•        incur certain liens;

•        enter into transactions with affiliates;

•        merge or consolidate; and

•        transfer or sell assets.

In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties. As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In the event our lenders or holders of the Notes accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our management team will have broad discretion over the use of the net proceeds from the common shares issued to the Selling Shareholders following their exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from common shares issued to the selling shareholder following its exercise of Warrants for cash, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Business and Industry

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.”

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses doubt about our ability to continue as a “going concern.” We currently have negative working capital after considering the large payment obligation discussed below and cash flow aggravated by the COVID-19 lockdown. Net cash used in operating activities was $1,153,335 for the year ended March 31, 2023, $(577,367) for the year ended March 31, 2022, and $372,260 for the six months ended September 30, 2023 and $(1,858,087) for the six months ended September 30, 2022.

No assurances can be given that we will be able to carry out our operations in the normal course of business and that we will be able to obtain funds from financial institutions and credit partners or others to continue our operations in the future. We may need to seek additional financing. The financing sought may be in the form of equity or debt financing or a combination of both from various sources as yet unidentified. No assurance can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern and the failure to do so could cause us to cease our operation.

Lytus’ platform may not be accepted in the marketplace.

Uncertainty exists as to whether our platform will be accepted by the market without additional widespread subscriber acceptance. Several factors may limit the market acceptance of our platform, including the availability of alternative products and services, as well as the price of our Platform services relative to alternative products. There is a risk that subscribers will use other products and/or methods instead of ours. Our business plan assumed that, notwithstanding the fact that our Platform is new in the market, subscribers will elect to use our Platform because of our collective and integrated offerings.

Subscribers will need to be persuaded to use our platform service, but there is no assurance that we will attract enough subscribers to develop a successful market for our platform.

Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict because they can fluctuate significantly. This increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline.

Our revenue historically has fluctuated and may fluctuate in the future, depending on a number of factors, including:

•        the size, complexity, timing, pricing terms and profitability of significant projects, as well as changes in the corporate decision-making process of our clients;

•        increased pricing pressure from our competitors;

•        our ability to increase sales of our services to new customers and expand sales among our existing customers;

•        seasonal changes that affect the mix of services we provide to our clients or the relative proportion of services and product revenue;

•        the duration of tax holidays or exemptions and the availability of other incentives offered by the Government of India;

•        the effect of increased wage pressure in India and other locations, and the time we require to train and productively utilize our new employees;

•        currency exchange fluctuations; and

•        other economic and political factors, including the economic conditions in United States, Europe and other geographies in which we operate.

A significant portion of our total operating expenses, particularly personnel and facilities, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of our projects may cause significant variations in operating results in any particular quarter.

Parts of the global economy are volatile on account of political uncertainty. Our pricing remains competitive and clients remain focused on cost reduction and capital conservation. While we believe that we have a flexible business model which can mitigate the negative impact of an uncertain or slow growing economy, we may not be able to sustain historical levels of profitability. As a result, there can be no assurance that we will be able to sustain our historic levels of profitability or increase future profitability.

Defects or malfunctions in our platform could hurt our reputation, sales, and profitability.

The acceptance of our Platform depends upon its effectiveness and reliability. Our Platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our Platform to malfunction and our customers’ use of our Platform is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our Platform or new releases. Any such errors could result in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which could have a material adverse effect upon our business, operating results, and financial condition.

Our four million user base is based on a calculation of our 1 million paid home subscribers multiplied by an industry average of 4.6 users per household in India and the assumptions we used to determine these figures may not be accurate.

Our four million user base is based on a calculation of our 1 million paid home subscribers multiplied by an industry average of 4.6 users per household in India. The conversion rate of 4.6 users per household was supported by the Database on Household Size and Composition 2021 released by the Department of Economic and Social Affairs of the United Nations.3 Our estimates of household size and the number of users are based upon historical cable industry practices for measurement of user data. For example, according to the Universe Update Report released by Broadcast Audience Research Council of India in 20204, the number of average users per household in 2020 was 4.45. Although we believe the figures in the industry report are reasonable, there can be no assurance that the assumptions we used are accurate and therefore the number of the members per household may not be equal to the number of our active users. As a result, the number of our actual active users could be less than four million.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of subscribers. While our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we plan to obtain property and business interruption insurance for our business operations, we do not currently have such coverage, and any such coverage that we obtain in the future might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our platform is designed to maintain the confidentiality and security of our patients’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

We might incur substantial expense to further develop our Platform which may never become sufficiently successful.

Our growth strategy requires the successful launch and commercialization of our platform, and there can be no assurance that this will occur. The causes for failure of our platform once commercialized include, but are not limited to:

•        market demand for our platform may be smaller than we expect;

•        further platform development may be costlier or take longer than anticipated;

•        our Platform may require significant adjustment post-commercialization, rendering the Platform uneconomic or extending considerably the likely investment return period;

•        additional regulatory requirements may increase the overall costs of the development;

•        patent conflicts or inability to enforce intellectual property rights;

•        physical therapists and clients may be unwilling to adopt and/or use our Platform, and

•        compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We cannot be certain that we will obtain intellectual property rights for our platform and technology and if we fail to protect our intellectual property rights, our brand and business may suffer.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain intellectual property rights for our platform. Although we seek to obtain copyright or trademark protection for our intellectual property when applicable, it is possible that we may not be able to do so successfully or that the copyright or trademark we have obtained may not be sufficient to protect all of our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or duplicate our intellectual property or otherwise use our intellectual properties without obtaining our consent. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will effectively prevent misappropriation of our intellectual properties. If we are not successful in protecting our intellectual property rights, our business and results of operations may be adversely affected.

____________

3        Available at: https://population.un.org/Household/index.html#/countries/356

4        Available at: https://www.barcindia.co.in/whitepaper/barc-india-tv-universe-estimates-2020.pdf

Our revenues are highly dependent on clients primarily located in the United States and India, as well as on clients concentrated in certain industries; therefore, an economic slowdown or factors that affect the economic health of the United States, India or these industries may adversely affect our business.

We derive approximately 100% of our revenue from India. If the economy in the United States or India continues to be volatile or uncertain or conditions in the global financial market deteriorate, pricing for our services may become less attractive and our clients located in these countries may reduce or postpone their technology spending significantly. Reduction in spending on IT services may lower the demand for our services and negatively affect our revenues and profitability.

Our clients are concentrated in certain key industries. Significant decreases in the growth of any one of these industries, or widespread changes in any such industry, may reduce or alter the demand for our services and adversely affect our revenue and profitability. Furthermore, some of the industries in which our clients are concentrated, such as the health care industry and the streaming industry, are, or may become, increasingly subject to governmental regulation and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their businesses and therefore negatively impact our revenues.

Liability issues are inherent to the healthcare industry and insurance are expensive and difficult to obtain.

Our business exposes us to potential liability risks, which are inherent to the healthcare industry. While we will take precautions, we deem to be appropriate to avoid lawsuits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our platform.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its financial statements that could not be prevented or detected on a timely basis. We identified material weaknesses in connection with our (i) information technology general controls and segregation of duties and (ii) accounting for transactions related to subsidiaries and related documentation. This resulted from a lack of necessary business processes, internal controls, record retention policy, and adequate number of qualified personnel within our accounting function.

The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.

Management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. We cannot assure you that the measures we are taking will be sufficient to avoid potential future material weaknesses. Accordingly, there could continue to be a possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

We will need to increase the size of our organization and may experience difficulties in managing growth.

At present, we are a small company. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate new employees. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We depend and will continue to depend on key existing and future personnel.

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of sophisticated information technology and systems, which we have customized in-house, for provision of several online services, customer relationship management, communications and administration. As our operations grow in both size and scope, we will need to continuously improve and upgrade our systems and infrastructure to offer our customers enhanced services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure in a cost-effective manner. Our future success also depends on our ability to upgrade our services and infrastructure ahead of rapidly evolving consumer demands while continuing to improve the performance, features and reliability of our service in response to competitive offerings.

We may not be able to maintain or replace our existing systems or introduce new technologies and systems as quickly as our competitors, in a cost-effective manner or at all. We may also be unable to devote adequate financial resources to develop or acquire new technologies and systems in the future.

We may not be able to use new technologies effectively, or we may fail to adapt our websites, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. If we face material delays in introducing new or enhanced solutions, our customers may forego the use of our services in favor of those of our competitors.

Our customer devices include license software from third party vendors, as we continue to introduce new offering services. We cannot be sure that such technology licenses will be available on commercially reasonable terms, if at all. Any of these events could have a material adverse effect on our operations.

We operate in a highly competitive industry.

Although we are not aware of any other “Distance Monitored Physical Therapy Telemedicine Program” with local assistance precisely like ours that targets our specific population, we expect to encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger physical therapy space. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our services will enable us to serve more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Our product testing and operations up to this point are limited.

We have built out the technology platform and content library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from successfully marketing a product, including, but not limited to, our limited cash resources. Further, our proposed reimbursement plan and the eventual operating results could be susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

Our success depends on our ability to recruit and retain experienced therapists.

Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our therapists are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If we cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease, and our net operating revenues may decline.

We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business.

We currently rely on certain third-party computer systems, service providers, and local cable operators to provide various services that we offer customers. Any interruption or deterioration in performance of these third-party systems and services could have a material adverse effect on our business.

Our success is also dependent on our ability to maintain our relationships with these third-party systems and service providers, including our technology partners. In the event our arrangements with any of these third parties are impaired or terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms, which could result in significant additional costs or disruptions to our business.

We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations.

We believe continued investment in our brand and the brands of our subsidiaries is critical to maintaining and expanding our business. We believe that our brand is respected and recognized in the markets where we have customers. However, we are relatively new to the Indian Ecommerce sector and may not enjoy the same brand recognition in new areas in which we launch new businesses. We have invested in developing and promoting our brand since our inception and expect to continue to invest in maintaining our brand’s value, which we hope will enable us to compete against increased spending by our competitors and against emerging competitors, and allow us to expand into new geographies where our brand is not well known. However, there is no assurance that we will be able to successfully maintain or enhance consumer awareness of our brand. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand and generate demand in a cost-effective manner, it could negatively impact our ability to compete in the ecommerce sector which would have a material adverse effect on our business.

We may not be successful in implementing our growth strategies.

Our growth strategy is to enhance our service platforms by investing in technology, and expanding into new geographic markets. Our success in implementing our growth strategies may be affected by:

•        our ability to increase the number of suppliers, and product offerings on our platform;

•        our ability to continue to expand our distribution channels, and market and cross-sell our services and products to facilitate the expansion of our business;

•        our ability to build or acquire technology;

•        the general condition of the global economy (particularly in India and markets with close proximity to India) and continued growth in demand for online services;

•        our ability to compete effectively with existing and new entrants to the Indian ecommerce industry;

•        the growth of the Internet as a medium for commerce in India;

•        changes in the regulatory environment; and

•        our ability to expand into new geographic markets.

Many of these factors are beyond our control and there can be no assurance that we will succeed in implementing our strategy.

We may not be successful in pursuing strategic partnerships and acquisitions, and future partnerships and acquisitions, including the recent acquisition of Sri Sai, may not bring us anticipated benefits.

Part of our growth strategy is the pursuit of strategic partnerships and acquisitions. There can be no assurance that we will succeed in implementing this strategy as it is subject to many factors which are beyond our control.

This strategy may also subject us to uncertainties and risks, including acquisition and financing costs, potential ongoing and unforeseen or hidden liabilities, diversion of management resources and cost of integrating acquired businesses. We could face difficulties integrating the technology of acquired businesses, including that of the recently acquired Sri Sai business, with our existing technology, and employees of acquired business, including those of the recently acquired Sri Sai business, into various departments and ranks in our company, and it could take substantial time and effort to integrate the business processes being used in acquired businesses, including those of the recently acquired Sri Sai business, with our existing business processes. Moreover, there is no assurance that such partnerships or acquisitions, including the recently acquired Sri Sai business, will achieve our intended objectives or enhance our revenue.

If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

As more participants enter our markets, we may experience a decrease in future revenues in a particular market. We may not be able to attract new customers or successfully enter new markets. If we are unable to continue to identify and exploit new market opportunities on a timely and cost-effective basis, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services, which could have a material adverse effect on our business, financial condition and results of operations.

Difficult market conditions, economic conditions, and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability. Our business is affected by national and international economic and political conditions. Any one of these factors could have a material adverse effect on our results and profitability. These factors include, but are not limited to:

•        economic and political conditions in India, the U.S., Europe and elsewhere in the world,

•        concerns about terrorism, war and other armed hostilities,

•        concerns over inflation and wavering institutional and consumer confidence levels,

•        the level and volatility of interest rates and foreign currency exchange rates, and

•        currency values.

The global financial markets have experienced significant disruptions since 2008, and the United States, Europe, and other economies have experienced periods of recession. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies. Adverse economic conditions could have negative adverse effects on our business and financial conditions. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new, laws, rules and regulations applicable to us and our business, including those relating to the Internet and e-commerce, consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities. For example, there may continue to be an increasing number of laws and regulations pertaining to the Internet and e-commerce, which may relate to liability for information retrieved from or transmitted over the Internet or mobile networks, user privacy, taxation and the quality of services and products sold or provided through the Internet. Furthermore, the growth and development of e-commerce may result in more stringent consumer protection laws that may impose additional burdens on online businesses generally.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities. Many of the statutes and regulations that impose these taxes were established before the growth of the Internet, mobile networks and e-commerce. If such tax laws, rules and regulations are amended, new adverse laws, rules or regulations are adopted or current laws are interpreted adversely to our interests, particularly with respect to occupancy or value-added or other taxes, the results could increase our tax payments (prospectively or retrospectively) and/or subject us to penalties and, if we pass on such costs to our customers, decrease the demand for our services and products. As a result, any such changes or interpretations could have an adverse effect on our business and financial performance.

Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us.

Although projections in the Bharat 2.0 study released by Nielson shows that there is significant room for growth in the markets in which we operate, there can be no assurance that such growth will occur. Further, there can be no assurance that Internet penetration in India will increase in the future, as slowdowns or disruptions in upgrading efforts for infrastructure in India could reduce the rate of increase in the use of the Internet. As such, we may need to make additional investments in alternative distribution channels. Further, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may adversely affect our business and prospects.

Our results of operations are subject to fluctuations in currency exchange rates.

As the functional currency of Lytus India, our key operating subsidiary, is the Indian Rupee, our exposure to foreign currency risk primarily arises in respect of our non-Indian Rupee-denominated trade and other receivables, trade and other payables, and cash and cash equivalents.

We may not be able to obtain additional financing, if needed, on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements.

Our business is dependent upon the availability of adequate funding and sufficient capital. If we need to raise additional funds, we may not be able to obtain additional financing when needed. If we cannot raise additional funds on acceptable terms, we may not be able to develop or enhance our business, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements.

We may experience technology failures while developing and enhancing our software.

In order to maintain our competitive advantage, our software is under continuous development. There is risk that software failures may occur and result in service interruptions and have other unintended consequences, which could have a material adverse effect on our business, financial condition and results of operations.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting transactions on our platform, reduce the attractiveness of our platform and result in a loss of borrowers or investors.

In the event of a platform outage or physical data loss, our ability to perform our servicing obligations, process applications or make products and services available on our platform could be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to retain existing and attract new borrowers and investors. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

We operate in a rapidly evolving business environment. If we are unable to adapt our business effectively to keep pace with these changes, our ability to succeed will be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

The pace of change in our industry is extremely rapid. Operating in such a rapidly changing business environment involves a high degree of risk. Our ability to succeed will depend on our ability to adapt effectively to these changing market conditions. If we are unable to keep up with technological changes, we may not be able to compete effectively. Our business environment is characterized by rapid technological changes, changes in use and customer requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

•        develop, license and defend intellectual property,

•        enhance our existing services,

•        develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers,

•        respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis,

•        respond to the demand for new services, products and technologies on a cost-effective and timely basis, and

•        adapt to technological advancements and changing standards to address the increasingly sophisticated requirements and varied needs of our current and prospective customers.

We cannot assure you that we will be able to respond in a timely manner to changing market conditions or customer requirements. The development of proprietary electronic trading technology entails significant technical, financial and business risks. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify, adapt and defend our technology. We cannot assure you that we will successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to customer requirements or emerging industry standards, or that we will be able to successfully defend any challenges to any technology we develop. Any failure on our part to anticipate or respond adequately to technological advancements, customer requirements or changing industry standards, or any significant delays in the development, introduction or availability of new services, products or enhancements, could have a material adverse effect on our business, financial condition and results of operations.

We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under Rule 5615(c)(1) of the NASDAQ Marketplace Rules because Mr. Dharmesh Pandya, our CEO, holds more than 50% of our voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Stock Market Rules, if we utilize such exemptions. We currently do not intend to utilize the controlled company exemptions.

Our business could be materially adversely affected as a result of the risks associated with acquisitions and investments, including the recent acquisition of Sri Sai.

We may pursue further acquisitions and investments in the future, and any such transactions are accompanied by risks. For instance, an acquisition could have a negative effect on our financial and strategic position and reputation or the acquired business could fail to further our strategic goals. Moreover, we may not be able to successfully integrate acquired businesses, including the recently acquired Sri Sai business, into our own business, and therefore we may not be able to realize the intended benefits from the Sri Sai acquisition or any future acquisitions. We may lack experience in the markets, products or technologies of an acquired company and we may have an initial dependence on unfamiliar supply or distribution partners. An acquisition could create an impairment of relationships with customers or suppliers of the acquired business or our advisors or suppliers. All of these and other potential risks may serve as a diversion of our management’s attention from other business concerns, and any of these factors could have a material adverse effect on our business.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed upon by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in India, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of India’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in India are still evolving and are uncertain, and we cannot assure you that Indian courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our platforms and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platforms and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Errors or other design defects within the software on which we rely may result in a negative experience for customers and funding sources, delay introductions of new features or enhancements, result in errors or compromise our ability to protect customer or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or investors or liability for damages, any of which could adversely affect our business, results of operations and financial condition.

Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and, we are subject to risks associated with our business partners and other third parties.

We currently rely on a number of business partners and other third parties in various aspects of our business. In addition, we cooperate with a number of business partners and other third parties to deliver our services to our customers. If third-party service providers fail to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner, or at all. Pursuing, establishing and maintaining relationships with business partners and other third parties, as well as integrating their data and services with our system, require significant time and resources.

The smooth operation of our business also depends on the compliance by our business partners and other third parties with applicable laws and regulations. Any negative publicity about business partners and other third parties could harm our reputation. If any of the foregoing were to occur, our business and results of operations could be materially and adversely affected. Our reputation is associated with these business partners and other third parties, and if any of the foregoing were to occur, our reputation may suffer.

We face risks related to health pandemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, such as the outbreak of respiratory illness caused by the novel coronavirus (COVID-19). These could include disruptions or restrictions on our ability to travel and to deliver our products to our customers, as well as temporary closures of our facilities or the facilities of our customers and third-party service providers.

Any disruption or delay of our operations and those of our suppliers or customers may adversely impact our sales and operating results. This could also add pressure on our cash flow, although the size and duration of this global pandemic are uncertain as of this Annual Report. In addition, a significant outbreak of contagious diseases in the human population resulting in a widespread health crisis that could adversely affect the economies and financial markets of India and many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of such a crisis is highly uncertain and cannot be predicted and there is no assurance that such a crisis would not have a material adverse impact on our future results. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

We do not plan to pay dividends in the foreseeable future.

Dividend policy is subject to the discretion of the Board and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that the Board will declare dividends even if we are profitable. Under BVI law, we may only pay dividends from our profits, or credits standing in our share premium account, and we must be solvent before and after any such dividend payment, meaning that we will be able to satisfy our liabilities as they become due in the ordinary course of business.

Risks Related to Doing Business in India

A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our common shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government, formed in May 2009, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. However, the present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

As the domestic Indian market constitutes a significant source of our revenue, a slowdown in economic growth in India could cause our business to suffer.

The performance and growth of our business are necessarily dependent on economic conditions prevalent in India, which may be materially and adversely affected by political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise. The Indian economy also remains largely driven by the performance of the agriculture sector, which is difficult to predict. The Indian economy has grown significantly over the past few years. In the past, economic slowdowns in the Indian economy have harmed the ecommerce sector as customers have less disposable income for their shopping online. Any future slowdown in the Indian economy could have a material adverse effect on the demand for the products we sell and, as a result, on our financial condition and results of operations.

Trade deficits could also adversely affect our business and the price of our common shares. India’s trade relationships with other countries and its trade deficit, driven to a major extent by global crude oil prices, may adversely affect Indian economic conditions. If trade deficits increase or are no longer manageable because of the rise in global crude oil prices or otherwise, the Indian economy, and therefore our business, our financial performance and the price of our common shares could be adversely affected.

India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education. If India’s economic growth cannot be sustained or otherwise slows down significantly our business and prospects could be adversely affected.

The ecommerce business in India is susceptible to extraneous events such as terrorist attacks and other acts of violence, which may result in a reduction in online transaction volumes impacting our business profitability.

Terrorist attacks and other acts of violence or war involving India or other neighboring countries may adversely affect the Indian markets and the worldwide financial markets. In addition, any deterioration in international relations between India and other countries may result in concerns regarding regional stability which could adversely affect the price of our common shares. The occurrence of any of these events may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Natural calamities could have a negative impact on the Indian economy and cause our business to suffer.

India has experienced natural calamities such as earthquakes, tsunamis, floods, and drought in the past few years. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and there can be no assurance that we will not be affected by natural disasters in the future. The occurrence of any of these disasters may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed in recent years. These regulations and restrictions may apply to acquisitions by us or our affiliates, including Lytus India and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through Lytus India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

Our business and activities are regulated by The Competition Act, 2002.

The Competition Act, 2002, as amended, or the Competition Act, several provisions of which have recently come into force, seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition, is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

The effect of the Competition Act on the business environment in India is unclear. If we or any member of our group, including Lytus India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any enforcement proceedings initiated by the Competition Commission of India or any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission of India, our business and financial performance may be materially and adversely affected.

Risks Related to Ownership of our Common Shares

Our common shares were only recently listed on The Nasdaq Capital Market and there can be no assurance that we will be able to comply with The Nasdaq Capital Market’s continued listing standards.

Our common shares commenced trading on The Nasdaq Capital Market on June 15, 2022. However, there can be no assurance that any broker will be interested in trading our common shares. Therefore, it may be difficult to sell common shares if you desire to do so. We cannot provide any assurance that an active and liquid trading market in our common shares will develop or, if developed, that such market will continue. In addition, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying The Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our common shares being delisted from The Nasdaq Capital Market.

If we fail to maintain compliance with the continued listing requirements of the Nasdaq Stock Market, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted.

Our common shares currently trade on the NASDAQ Capital Market under the symbol “LYT.” This market has continued listing standards that we must comply with in order to maintain the listing of our common shares, including, among others, a minimum bid price requirement of $1.00 per share. If we do not meet the continued listing requirements of Nasdaq for any reason, including due to the potential depressive effect on our share price of the sale of a substantial number of common shares underlying the Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, our common shares may be delisted and the price of our common shares and our ability to access the capital markets could be negatively impacted. For more information on the risks related to the sale of a substantial number of common shares underlying the Convertible Notes and Warrants at a discount to the market price and the ability of the holder of these instruments to short our common shares, see “Dilution may result from the issuance of common shares underlying the Convertible Notes under the Alternate Conversion Price, which provides for the conversion of the Convertible Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.”

If our common shares are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our common shares. In addition, if our common shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our common shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our common shares are not so listed or are delisted at some later date, our common shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common shares might decline. If our common shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our common shares would decline and that our shareholders would find it difficult to sell their common shares.

On March 24, 2023, Nasdaq Staff (“Staff”) notified the Company that the bid price of its listed securities had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, which was later extended by another 180 calendar days, until March 18, 2024, to regain compliance with the Rule.

Nasdaq staff later determined that as of February 7, 2024, the Company’s common shares had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, the Company was subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii). As a result, Staff determined to delist the Company’s common shares from The Nasdaq Capital Market.

The Company appealed the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Separately, in order gain compliance with Nasdaq’s Listing Rules, on February 5, 2024, the Board of Directors of the Company approved a reverse stock split (the “Reverse Split”) of its authorized, issued and outstanding ordinary shares, par value $0.01 per share, at a ratio of 1-for-60 so that every 60 shares authorized and issued were to be combined into one (1) share. The Reverse Split took effect and began trading on the NASDAQ Capital Market on a split-adjusted basis when the market opened on February 23, 2024. Both before and after the Reverse Split, the Company was and is authorized to issue 230,000,000 ordinary shares and per share par value is $0.01. As a result of the Reverse Split, the Company’s issued and outstanding ordinary shares was reduced from 93,679,260 to approximately 1,561,321.

Upon successful completion of the Reverse Split, the Company received a letter from Staff on March 11, 2024, advising the Company that it has regained compliance with bid price requirement as set forth in the Rule, and that the Company is in compliance with the NASDAQ Capital Market’s Listing Requirements. Consequently, the scheduled hearing before the Panel on April 11, 2024, was cancelled. The Company’s common shares continue to be listed and traded on NASDAQ Capital Market.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Our officers, directors and principal shareholders own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

Our officers, directors, and 5% or greater shareholders, in the aggregate, beneficially own approximately 67.30% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and director, in the aggregate, beneficially owns 66.70% of our outstanding common shares, which allows such shareholders to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. In addition, this concentration of ownership and voting power may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. See “Principal Shareholders” for more information.

We will incur increased costs and become subject to additional regulations and requirements as a result of being a newly public company, and our management will be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a newly public company, we will incur significant legal, accounting, and other expenses that we did not incurred as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We also have incurred and will incur costs associated with compliance with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission, or the SEC, and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. Our management will need to devote a substantial amount of time to ensure that we comply with all of these requirements. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

The market price of our common shares may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our common shares in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry in or individual scandals, and in response the market price of our common shares could decrease significantly. You may be unable to resell your common shares of at or above the initial public offering price. In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, or at all.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline.

The sale of substantial amounts of common shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our common shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. 1,848,952 of our common shares are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act. If any existing shareholders sell a substantial amount of common shares, the prevailing market price for our common shares could be adversely affected.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004, as amended (the “BVI Act”), and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our common shares may have more difficulty in protecting their interests through actions against our management, directors or principal shareholders than they would as shareholders of a U.S. company.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if such shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of a company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of a company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of a company. A shareholder may also bring an action under statute if such shareholder feels that the affairs of a company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to such shareholder. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of a company and inspection of such company’s books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of independent directors on our board of directors (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors; and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company (a “PFIC”) for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income, which include cash.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have calculated the value of our goodwill by taking into account the expected market value of our common shares, a decrease in the price of our common shares may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our common shares, our PFIC status could result in adverse U.S. federal income tax consequences to you if you are a U.S. Holder, as defined under “Tax Matters — United States Federal Income Taxation.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities in respect of our common shares under U.S. federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Tax Matters — United States Federal Income Taxation — Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are not available to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or shareholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company”, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same, new or revised accounting standards as other public companies that are not emerging growth companies.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of our initial public offering, which closed on June 17, 2022, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.07 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three year period. The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or become more volatile.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•        the timing of the development of future services,

•        projections of revenue, earnings, capital structure and other financial items,

•        the development of future company-owned call centers,

•        statements regarding the capabilities of our business operations,

•        statements of expected future economic performance,

•        statements regarding competition in our market, and

•        assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares, although we will receive the exercise price of any warrants not exercised by the Selling Shareholders on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We will bear all fees and expenses incident to our obligation to register the common shares.

SELLING SHAREHOLDERS

The common shares being offered by the Selling Shareholders are the Commitment Shares and the common shares issuable to the Selling Shareholders upon conversion of the Notes and the exercise of the Warrants. For additional information regarding the issuance of the Notes, the Warrants and the Commitment Shares, see “Description of Private Placements” below. We are registering the common shares in order to permit the selling shareholder to offer the common shares for resale from time to time. Except for the ownership of the Notes, the Warrants and the Commitment Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the Selling Shareholders. The second column lists the number of common shares beneficially owned by the Selling Shareholders, based on the Selling Shareholders’ ownership of common shares, Notes and Warrants, as of July 2, 2024, assuming conversion of the Notes and exercise of the Warrants held by such Selling Shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the common shares being offered by this prospectus by the Selling Shareholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the Notes, the Warrants and the Commitment Shares, this prospectus generally covers the resale of the sum of the Commitment Shares and (i) the maximum number of common shares issued or issuable pursuant to the Notes, (ii) the maximum number of common shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes, and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the selling shareholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of our common shares which would exceed 4.99% of our outstanding shares (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Shareholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering(3)			Maximum Number of Common Shares to be Sold Pursuant to this Prospectus(4)	Number of Common Shares of Owned After Offering(5)
	Number		Percent		Number	Percent
Mast Hill Fund, L.P.(1)	30,595	(2)	1.65%	3,061,470	0	0%
FirstFire Global Opportunities Fund, LLC(6)	5,119	(7)	0.28%	512,230	0	0%

____________

(1)      Patrick Hassani (“Mr. Hassani”), who is the manager of Mast, has voting control and investment discretion over the securities reported herein that are held by Mast. As a result, Mr. Hassani may be deemed to have beneficial ownership as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Mast. The business address of Mast is 48 Parker Road, Wellesley, Massachusetts 02482.

(2)      This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of July 8, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of July 8, 2024, this selling shareholder would beneficially own an aggregate of 3,061,470 of our common shares, consisting of (i) up to 2,522,408 common shares underlying the Note held by this selling shareholder, convertible at the floor price of $1.00 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 508,467 shares underlying the Warrants held by this selling shareholder, all of which shares are being registered for resale under this prospectus, (iii) and 30,595 Commitment Shares held by this selling shareholder, all of which are being registered for resale under this prospectus.

(3)      Applicable percentage ownership is based on 1,848,952 shares of our common shares outstanding as of July 2, 2024.

(4)      For the purposes of the calculations of common shares to be sold pursuant to the prospectus we are assuming (i) an event of default under the Notes has not occurred, that the Notes have accrued interest at the stated interest rate through the maturity date and that the Notes are converted in full at the Floor Price of $1.00 per share without regard to any limitations set forth therein, and (ii) that the Warrants, are converted in full without regard to any limitations set forth therein.

(5)      Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all Commitment Shares and common shares underlying Note and Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder is not obligated to sell all or any portion of the shares of our common shares offered pursuant to this prospectus. Applicable percentage ownership is based on 5,422,652 shares of our common shares outstanding after this offering.

(6)      Eli Fireman, Managing Member of Firstfire Global Opportunities Fund LLC, has sole voting and dispositive power over the shares held by or issuable to Firstfire Global Opportunities Fund LLC. Mr. Fireman disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of Firstfire Global Opportunities Fund LLC is 1040 1st Avenue, New York, NY10022.

(7)      This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of July 8, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of July 2, 2024, this selling shareholder would beneficially own an aggregate of 512,230 of our common shares, consisting of (i) up to 422,037 common shares underlying the Note held by this selling shareholder, convertible at the floor price of $1.00 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 85,074 shares underlying the Warrants held by this selling shareholder, all of which shares are being registered for resale under this prospectus, (iii) and 5,119 Commitment Shares held by this selling shareholder, all of which are being registered for resale under this prospectus.

PLAN OF DISTRIBUTION

We are registering the Commitment Shares and common shares issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these common shares by the holders of the Commitment Shares, Notes, and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares, although we will receive the exercise price of any Warrants not exercised by the Selling Shareholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the common shares.

The Selling Shareholders may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales made after the date the Registration Statement is declared effective by the SEC;

•        broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the common shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Notes, Warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the Registration Rights Agreement, estimated to be $200,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreement or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

DIVIDEND POLICY

The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the BVI Act. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our business is conducted in India, and the financial records of our Indian subsidiaries are maintained in Indian rupees, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 80.57 for the year ended March 31, 2023, at an average rate of Rs. 74.40 for the year ended March 31, 2022, at an average rate of Rs. 82.43 for the quarter ended September 30, 2023 and at an average rate of Rs. 78.90 for the quarter ended September 30, 2022. For balance sheet items, we have translated at a closing rate of Rs. 82.18 as of March 31, 2023, at a closing rate of Rs. 75.91 as of March 31, 2022, at a closing rate of Rs. 83.18 as of September 30, 2023, and at a closing rate of Rs. 81.63 as of September 30, 2022.

We make no representation that any Rupee or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Rupee, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

RELATED PARTY TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•        any person who beneficially owns more than 5% of our common share;

•        any immediate family member of any of the foregoing; or

•        any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Except as discussed below, as of the date of this prospectus, we are not aware of any related party transactions.

On July 14, 2023, we obtained a loan from Balanced Management, LLC of $350,000, by pledging 1,500,000 common shares held by Dharmesh Pandya, our Chief Executive Officer, to Balanced Management, LLC. As of the date of this prospectus, we repaid the loan.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our common shares and as adjusted to reflect the sale of the common shares offered by us in our initial public offering, for:

•        each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares,

•        each of our directors,

•        each of our named executive officers, and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to subscribe for within 60 days of July 2, 2024, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 1,848,952 common shares outstanding at July 2, 2024. Unless otherwise indicated, the address of each beneficial owner listed in the table below is C/O Lytus Technologies Holdings PTV. LTD., Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East, Mumbai, India 400 05.

	Beneficial Ownership
Name of Beneficial Owner	Common Shares	%
Dharmesh Pandya(1)	1,233,250	66.70
Shreyas Shah	5,128	*
Robert M. Damante	2,755	*
Rajeev Kheror	2,820	*
All officers and directors as a group	1,243,953	67.30

____________

*        Less than 1%

(1)      Includes shares held by Lytus Trust. Mr. Dharmesh Pandya may be deemed to be the beneficial owner of these shares.

(2)      Dharmesh Pandya, Manager of Lytus Trust, has discretionary authority to vote and dispose of the shares held by Lytus Trust and may be deemed to be the beneficial owner of these shares. The address of Lytus Trust is 5011 Gate Parkway, Building 100, Suite 100, Jacksonville FL 32256.

As of June 25, 2024, there were 46 holders of record entered in our share register.

To our knowledge, no other shareholder beneficially owns more than 5% of our common shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our principal shareholders do not have any special voting rights.

DESCRIPTION OF PRIVATE PLACEMENT

On June 3, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which we will issue the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares at an initial exercise price per share of $3.51, and up to 50,000 shares of common shares.

Pursuant to the Purchase Agreement, we will issue the senior secured promissory notes, common stock purchase warrants and common shares to the Investors in multiple tranches. Under the first tranche, we issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778.00 and $238,888.88, respectively (the “First Tranche Notes”). In connection with the issuance of the First Tranche Notes, we issued each of Mast Hill and FirstFire Common Stock purchase warrants (the “First Tranche Warrants”) to purchase from the Company 305,080 shares of common shares and 51,045 shares of common shares, respectively. We also issued each of Mast Hill and FirstFire 18,357 and 3,071 common shares (the “First Tranche Commitment Shares”), respectively. Under the second tranche, we issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Second Tranche Notes” and together with the First Tranche Notes, the “Notes”). In connection with the issuance of the Second Tranche Notes, we issued each of Mast Hill and FirstFire common share purchase warrants (the “Second Tranche Warrants” and together with the First Tranche Warrants, the “Warrants”) to purchase from the Company 203,387 common shares and 34,029 common shares, respectively. We also issued each of Mast Hill and FirstFire 12,238 and 2,048 common shares (the “Second Tranche Commitment Shares” and together with the First Tranche Commitment Shares, the “Commitment Shares” and collectively with the Notes, the Warrants and all common shares underlying the foregoing, the “Securities”), respectively. Under the third tranche, we will issue each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively, Common Stock purchase warrants to purchase from the Company 203,387 common shares and 34,029 common shares, respectively, and 12,238 and 2,048 common shares, respectively. The third tranche closing is subject to certain closing conditions as set forth in the Purchase Agreement.

The Notes are our senior obligations and were issued with an original issue discount of 10%. The Notes bear six percent interest and if the Notes are not paid when due, the Notes will bear interest at the rate of the lesser of (i) eighteen percent per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Notes mature on June 3, 2025 (the “Maturity Date”).

On the Maturity Date, we shall pay to the holder an amount in cash representing all outstanding principal and accrued and unpaid interest on such principal. At any time prior to the date that an Event of Default, as defined in the Notes, we have the right to prepay the outstanding principal and interest then due under the Notes.

The Notes provide that the holders thereof are entitled to, among other things, effectuate an Alternate Conversion (such that beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holder of the Notes has the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00.

The Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of our outstanding common shares. This 4.99% beneficial ownership cap on the Notes and Warrants does not prevent the holder of such Notes and Warrants from converting or exercising, as applicable, and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time. The Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the repayment of indebtedness, the payment of any dividend or other distribution and the transfer of assets, among other matters.

If we issue, sell or grant (or issued, sold or granted as of the Issue Date) any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, or issue (or sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any common shares or other securities convertible into, exercisable for, or entitle any person or entity the right to acquire, common shares in each or any case at an effective price per share that is lower than the then Conversion Price (the “Base Conversion Price”) then the Conversion Price shall be reduced to a price equal to the Base Conversion Price. If we grant, issue or sell (or enter into any agreement to grant, issue or sell), any common shares (including the issuance or sale of common shares owned or held by or for the account of the Company) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (“Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

In addition, if we in any manner issue or sell or enter into any agreement to issue or sell, any common shares, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance date of the Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for common shares at a price which varies or may vary with the market price of our common shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), then from and after the date we enter into such agreement or issue any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the exercise price upon exercise of the Warrants.

The Notes also contain certain customary events of default, including, among others, (i) if we fail to file and maintain an effective registration statement covering the common shares, and (ii) if our common shares are suspended from trading, halted from trading, and/or fail to be listed on the Nasdaq Capital Market. Upon the occurrence of an Event of Default, the Note shall become immediately due and payable, and we shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 150% (provided, however, that with respect to an Event of Default under Section 3.21 of this Note, the aforementioned reference to 150% shall instead be 175%) (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Holder may, in Holder’s sole discretion, convert all or any portion of this Note (including the Default Amount) into Common Stock pursuant to the terms of this Note (for the avoidance of doubt, this shall apply even if such conversion occurs after the Maturity Date). The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

In addition, we and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to register the Notes, the Warrants and the Commitment Shares. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

In the Purchase Agreement, the Investors represented to us, among other things, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to above have been and will be issued and sold by us to the Investors in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Purchase Agreement, we entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which we granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

The foregoing is only a summary of the material terms of the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, and Security Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on June 13, 2024, which is incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum of Association to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share. The following are summaries of the material provisions of our Memorandum and Articles of Association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus forms a part of.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 5,422,652 common shares issued and outstanding, assuming the conversion and exercise, as applicable, of all securities offered hereby, at the lowest price at which they may be converted or exercised, as applicable.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of common shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on common shares and forfeiture of common shares

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of common shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of common shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

•        amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

•        subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

•        subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of books and records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv)minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Differences in Corporate Law of the BVI and the United States

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LYT”.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is (212) 828-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the years ended March 31, 2023 and 2022 and six months ended September 30, 2023 and September 30, 2022 in conjunction with our audited consolidated financial statements, interim financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. On February 5, 2024, we effected a one-for-sixty (1-for-60) reverse stock split effective February 23, 2024. Unless otherwise noted, all share and per share information in this prospectus has been adjusted to reflect this reverse stock split.

Company Overview

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

The historical results for the year ended March 31, 2022, discussed hereunder no longer reflect our current operations or future results of operations and financial condition. We have modified our earlier arrangement and have reorganized the business by only acquiring the Sri Sai business, whereas our initial arrangement was to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, whereby we control the infrastructure hub that supports services. A more detailed discussion can be found in Note 23 and Note 23B to our financial statements included herein.

We intend to fund the following business plans and operations in a number of ways. We are currently beta testing remote patient monitoring devices (MedTech IOT (internet of things)) for sale and installation in home of customers in Telangana. This will be a subscription-based service that is expected to be launched in the second half of 2024. The acquisition and rollout of devices will be funded through a combination of vendor financing, customer deposits and with the help of our current lines of credit with local banks. Regarding commencing Lytus Health’s business plans to purchase and install patient monitoring devices in the United States, we have an existing relationship with a supplier of remote patient monitoring devices which we expect to deploy in the second half of 2024 once the application development and integration is complete. These devices will be acquired directly from the manufacturer through the use of vendor financing and customer deposits for the devices. The plan to set up local health centers and diagnostic centers through Lytus India is currently being developed through the training of key employees currently employed by the local cable operator offices in our network. We expect the rollout to be commenced in the second half of 2024 and it will likely take 24 months to complete. We plans to fund this rollout directly from our cash reserves and follow-on fund raises. The upgrading of established cable infrastructure is a routine cost of maintaining the cable business, generally implemented through funding from the business’s own cash flow. Sri Sai cables current vendor financing arrangement and lines of credit from local banks have historically facilitated the routine updating of fiber and cable essential to the business. Lytus’s fintech offering would initially be limited to customers of Sri Sai Cable. The additional commitment to commence offering financial products and services would be supported through a combination of our current lines of credit with local banks and a follow-on fund raises from the market. Lytus Studios is currently in discussion with partners to create curated content for distribution on its own platform. We expect that Lytus Studios curated content will be first deployed on the customer base in India before exploring additional collaborations with third party studios and content distributors. We expect to fund this business from our own cash reserves for the time being.

____________

1        Calculation based upon approximately 1 million paid home subscribers which based on industry standards translates to more than 4 million viewers on an average of 4.6 viewers per household in India. Source: United Nations, Department of Economic and Social Affairs, Population Division (2019) — Database on Household Size and Composition 2019. Available at https://population.un.org/Household/index.html#/countries/356.

Key Factors For Our Performance

The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects.

•        Number of Subscribers: our revenue growth and long-term profitability are affected by our ability to increase our subscriber base because we derive a substantial portion of our revenue from streaming services and via client contracts that provide subscribers access to our Lytus platform in exchange for a contractual based monthly fee. Revenue is driven primarily by the number of subscribers, the number of services contracted for by a subscriber and the contractually negotiated prices of our services and online content that is specific to that particular subscriber. We believe that increasing our subscriber base is an integral objective that will provide us with the ability to continually innovate our services and support initiatives that will enhance subscriber experiences and lead to increasing or maintaining our existing annual net dollar retention rate.

•        Cluster of customized online content: the Lytus platform provides an opportunity to customize the online content to meet the needs of that particular subscriber. Revenues arising from this segment will be driven primarily by the customizable content formats aligned with the customer satisfaction. We believe that increasing our current subscriber utilization rate is a key objective in order for our subscribers to realize tangible healthcare savings with our service.

Six Months Ended September 30, 2023 compared to Six Months Ended September 30, 2022 and Year ended March 31, 2023 compared to year ended March 31, 2022

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS).

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of profit or loss and other comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in the consolidated statements of profit or loss and other comprehensive income.

Share Warrant Liability

We account for share warrants as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 — Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement. Share warrants are accounted for as a derivative in accordance with IFRS 9 — Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative. Share Warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash. We will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at fair value on inception date and subsequently re-measured at each reporting period with change recognised in the consolidated statements of profit or loss and other comprehensive income.

Intangible assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years
Commercial rights	5 – 10 years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.”

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: IAS 38.21

a.      it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.      the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. IAS 38.22 The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. IAS 38.33

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programmes by the Group are capitalised as intangible assets when the following criteria are met:

•        it is technically feasible to complete the computer software programme so that it will be available for use;

•        management intends to complete the computer software programme and use or sell it;

•        there is an ability to use or sell the computer software programme;

•        it can be demonstrated how the computer software programme will generate probable future economic benefits;

•        adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•        the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortised.

Deferred offering costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the Company’s Initial Public Offering (IPO) and that were charged to stockholder equity upon completion of the IPO. The Company has no deferred offering costs for the period ended September 30, 2023 and/or for the year ended March 31, 2023. As of July 2, 2024, the Company had no deferred offering costs.

Revenue from Contract with Customers and Other Income

Six Months Ended September 30, 2023 compared to Six Months Ended September 30, 2022

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming/telecasting, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage. Refer to Note 19 and 20 for details on modification and acquisition of Sri Sai.

During the six months ended September 30, 2023, our total income of $9,712,550 comprised of Revenue from Contract with Customers of 9,660,331 and other income of $52,219, whereas during the six months ended September 30, 2022, our total income of $10,132,338 comprised of Revenue from Contract with Customers of $9,771,496 and other income of $360,842.

The overall decrease of $419,788 or 4%, which is primarily comprised of (a) decrease in Revenue from Contract with Customers by $111,165 or 1%; and (b) decrease in Other Income by $308,623 or 86% arising from balances written back.

STATEMENT OF OPERATIONS DATA:	For the year ended September 30, 2023		For the year ended September 30, 2022		Change
	$	%	$	%	$	%
Operating revenue	9,660,331	99%	9,771,496	96%	(111,165)	-1%
Other Income	52,219	1%	360,842	4%	(308,623)	-86%
Total Revenue	9,712,550	100%	10,132,338	100%	(419,788)	-4%

The revenue from contract with customers and other income consist of:

Disaggregated revenue information

Revenue from contract with customers	For the 6 months ended September 30, 2023	For the year ended March 31, 2023	Change Sept 23 vs March 23
	(In USD)	(In USD)	(In USD)%
Types services
Subscription Income	6,760,470	7,100,862	(340,392)	-5%
Carriage/Placement Fees	2,548,959	1,635,824	913,135	56%
Advertisement Income	244,074	827,517	(583,443)	-71%
Activation fees	106,828	207,293	(100,465)	-48%
Total revenue from contract with customers	9,660,331	9,771,496	(111,165)	-1%

Other income
Fair value gains on remeasurement of warrant liability	2,106	—	2,106	100%
Sundry Balances written back	50,113	360,842	(310,729)	-86%
Total Other Income	52,219	360,842	(308,623)	-85%
Total Income	9,712,500	10,132,338	(419,788)	-4%

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company has incurred cost of revenue for the six months period ended September 30, 2023, of $7,757,172, which is relating to Sri Sai business, whereas it has incurred costs of revenue for the six months period ended September 30, 2022 of $7,163,929. The increase of $593,243 or 8% is on account of decrease in subscriber levels and fixed costs remaining the same.

Staffing Expenses

For the six-month ended September 30, 2023, the staffing costs was $471,181, representing an increase of $156,460 from the six months ended September 30, 2022, of $314,721. The increase was primarily due to the acquisition of Sri Sai.

Amortization and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses were $259,837 for the six months ended September 30, 2023, representing a decrease of $1,432,554 or 85% from $1,692,391 in the six months ended September 30, 2022.

Amortization and depreciation costs were $453,791, for the six months ended September 30, 2023, representing a decrease of $152,415 or 51% from $301,376 in the six months ended September 30, 2022.

Other operating expenses was $1,464,296 for the six months ended September 30, 2023, representing an increase of $388,754 or 36% from $1,075,542 in the six months ended September 30, 2022.

Finance and other cost

For the six months ended September 30, 2023, the most significant components of finance expenses were share warrant expenses, which was $619,593, representing an increase of $386,158 or 165% from $233,435 in the six months ended September 30, 2022.

Year ended March 31, 2023 compared to year ended March 31, 2022

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming/telecasting, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage. Refer to Note 23 and 23B for details on modification and acquisition of Sri Sai.

During the fiscal year ended March 31, 2023, we had a total income of $19,393,329, which was comprised of Revenue from Contract with Customers of $19,008,184 and other income of $385,145, whereas during the fiscal year ended March 31, 2022, we had a total income of $16,356,163, which was comprised of Revenue from Contract with Customers of $50,630 and other income of $16,305,5331.

The overall increase of $3,037,166 or 19%, which is primarily comprised of (a) incremental Revenue from Contract with Customers by $19,008,184 or 100% arising from our acquisition of Sri Sai and corresponding decrease in telemedicine income by $50,630 or 100% on account of deconsolidation of GHSI; and (b) decrease in Other Income by $14,392,091 or 100% arising from modification of earlier arrangement with erstwhile partner during the year (refer Note 23 for detailed discussion) and decrease in fair value gains on remeasurement of warrant liability by $1,464,823 or 98% and a decrease in sundry balances written back by $64,975 or 15%.

STATEMENT OF OPERATIONS DATA:	For the year ended 31 March 2023		For the year ended 31 March 2022		% of change
	$	%	$	%	$	%
Operating revenue	19,008,184	98%	50,630	0%	18,957,554	37443%
Other Income	385,145	2%	16,305,533	100%	(15,920,388)	-98%
Total Revenue	19,393,329	100%	16,356,163	100%	3,037,166	19%

Fair value gain on remeasurement of share warrant liability

Other Income of $0.02 million in respect of 0% Senior Convertible Notes is presented for the year ended March 31, 2023, compared to $1.49 million in respect of 7% Senior Promissory Notes is presented for the year ended March 31, 2022.

The outstanding warrants referred in Note 13A are recognized as a warrant liability on our balance sheet and measured at fair value on inception date and subsequently re-measured at each reporting period with change being recorded as a component of other income in the statement of operations.

____________

1        Management believes that the income is correctly recognized as per the provisions of IFRS 15.9. Please refer to ASC 606-10-55-37A and IFRS 15.B35A, wherein Lytus India has the control for allocating “a right to a service to be performed by the other party (The erstwhile partner), which gives the entity (Lytus India) the ability to direct that party to provide the service to the customer on the entity’s behalf.” Further, for the fiscal year ended March 31, 2022, the earlier arrangement was still valid and applicable to the company. We believe that the announcement for the modification occurred after the date when the financial statements were authorized for issue, and we also believe that the said modification of earlier arrangement is a non-adjusting event and in continuation of the earlier contract.

The revenue from contract with customers and other income consist of:

Disaggregated revenue information

Revenue from contract with customers	For the year March 31, 2023	For the year March 31, 2022	Change March 23 vs March 22
	(In USD)	(In USD)	(In USD)%
Types services
Subscription Income	13,930,887	—	13,930,887	100%
Carriage/Placement Fees	3,406,204	—	3,406,204	100%
Advertisement Income	1,413,553	—	1,413,553	100%
Telemedicine service charges	—	50,630	(50,630)	100%
Activation fees	257,540	—	257,540	100%
Total revenue from contract with customers	19,008,184	50,630	18,957,554	37443%

Other income
Other income assignment fees	—	14,392,091	(14,392,091)	-100%
Fair value gains on remeasurement of warrant liability	22,766	1,487,589	(1,464,823)	-98%
Miscellaneous Income	1,501	—	1,501	100%
Sundry Balances written back	360,878	425,853	(64,975)	-15%
Total Other Income	385,145	16,305,533	(15,920,388)	-98%
Total Income	19,383,329	16,356,163	3,027,166	19%

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company has incurred cost of revenue for the year ended March 31, 2023, of $13,884,291, which is relating to Sri Sai business and is primarily comprised of Broadcaster/Subscription Fees of $12,715,217, and Leaseline/Bandwidth charges of $1,091,700, whereas it has incurred costs of revenue for the year ended march 31, 2022 of $17,722 which is relating to modification of earlier arrangement.

The Costs of Revenue for the period ended March 31, 2023 has increased by 13,866,569 or 78245%, which is primarily comprised of an increase in Broadcaster/Subscription Fee by $12,715,217 or 100% and an increase in leaseline/bandwidth costs by $1,091,700 or 100%, both on account of acquisition of Sri Sai business, whereas, the costs of material consumed has decreased by $17,722 or 100% on account of modification of earlier arrangement.

Costs of revenue are recognized when incurred and have been classified according to their primary function.

Cost of revenue	For the year March 31, 2023	For the year March 31, 2022	Change (USD)	Change (%)
	(In USD)	(In USD)
Cost of materials consumed	—	17,722	(17,722)	-100%
Broadcaster/Subscription Fees	12,715,217	—	12,715,217	100%
Lease Line/Bandwith charges	1,091,700	—	1,091,700	0%
Cable Hardware & Networking Exp.	28,129	—	28,129	100%
Ham Charges	3,156	—	3,156	100%
Activation fees	37,217	—	37,217	100%
Programming expenses	8,872	—	8,872	100%
	13,884,291	17,722	13,866,569	78245%

Staffing Expenses

For the fiscal year ended March 31, 2023, the most significant components of operating expenses were staffing expense, which was $555,591, consisting of salaries, benefits and bonuses, representing an increase by $244,697 or 79% from $310,894 in the fiscal year ended March 31, 2022. The increase was primarily due to acquisition of Sri Sai.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses were $833,079 for the fiscal year ended March 31, 2023, representing an increase of $760 or 0% from $832,319 in the fiscal year ended March 31, 2022. The marginal increase was primarily driven by expenses in connection with listing fees.

Amortization and depreciation costs were $696,224, for the fiscal year ended March 31, 2023, representing a decrease of $ 11,198,294 or 94% from $11,894,518 in the fiscal year ended March 31, 2022. The decrease was primarily due to modification of earlier arrangement.

Other operating expenses was $2,267,265 for the fiscal year ended March 31, 2023, representing an increase of $1,793,863 or 379% from $473,403 in the fiscal year ended March 31, 2022. The increase was primarily due to expenses relating to Sri Sai business and loss on disposal of subsidiary.

Finance and other income

Interest on tax refund were $19,123 for the fiscal year ended March 31, 2023, representing an increase of $19,123 or 100% from $0 in the fiscal year ended March 31, 2022. The marginal increase was primarily driven by acquisition of Sri Sai.

Finance and other cost

For the fiscal year ended March 31, 2023, the most significant components of finance expenses were share warrant expenses, which was $1,607,791, representing an increase of $44,880 or 3% from $1,562,911 in the fiscal year ended March 31, 2022. Other costs are as under:

Finance and other cost	For the period ending March 31, 2023	For the period ending March 31, 2022	Change (USD)	Change (%)
Interest on bank overdrafts, loans and other financial liabilities	328,449.00	427,745	(99,296)	-23%
Interest on lease liabilities	21,845.00	—	21,845	100%
Commission and other borrowings	122,000.00	66,000	56,000	85%
Collection charges	125,930.00	—	125,930	100%
Foreign exchange losses on borrowings	—	—	—	0%
Share warrant expenses	1,607,791.00	1,562,911	44,880	3%
Other costs – interest on tax payables	4,389.00	593,740	(589,351)	-99%
	2,210,404	2,650,396	(439,992)	-17%

Liquidity and Capital Resources

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditures. As we continue to grow our subscriber base, we expect an initial funding period to grow new products as well as working capital impacts from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment installment plans. Further, the Company has acquired 51% of Sri Sai, as part of the earlier arrangement and has correspondingly modified its earlier arrangement with the erstwhile partner, in terms of the residuary transaction (refer Note 23 for detailed discussion) as a plan to expand its subscriber base.

Off-balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•        Any obligation under certain guarantee contracts,

•        Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

•        Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position,

•        Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

•        We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

•        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, the useful life of property and equipment and intangible assets, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets, fair value estimation of warrants and critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We did not have any undisclosed off-balance sheet arrangements as of September 30, 2023 and September 30, 2022 and March 31, 2023 and March 31, 2022.

Trade Receivable

Assessment as to whether the trade receivables from Sri Sai business are impaired: When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Sri Sai business the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

The payment protocols with respect to the Telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

Please refer Note 23 and Note 23B relating to modification of earlier arrangement and acquisition of Sri Sai.

Impairment of property and equipment and intangible assets excluding goodwill:

At each reporting date, the Group reviews the carrying amounts of its property and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.”

Assessment as to whether the trade receivables and other receivables from The erstwhile partner are impaired

When measuring Expected Credit Loss (ECL) of receivables related to Sri Sai business the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on our future results. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

____________

2        Management believes that the income is correctly recognized as per the provisions of IFRS 15.9. Please refer to ASC 606-10-55-37A and IFRS 15.B35A, wherein Lytus India has the control for allocating “a right to a service to be performed by the other party (The erstwhile partner), which gives the entity (Lytus India) the ability to direct that party to provide the service to the customer on the entity’s behalf.” Further, for the fiscal year ended March 31, 2022, the earlier arrangement was still valid and applicable to the company. We believe that the announcement for the modification occurred after the date when the financial statements were authorized for issue, and we also believe that the said modification of earlier arrangement is a non-adjusting event and in continuation of the earlier contract.

Results of Operations

Six Months Ended September 30, 2023 compared to Six Months Ended September 30, 2022

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenues.

STATEMENT OF OPERATIONS DATA:	For the 6 months ended 30 September 2023		For the 6 months ended 30 September 2022 (Restated)		Change
	$	%	$	%	$	%
Operating revenue	9,660,331	99%	9,771,496	96%	(111,165)	-1%
Other Income	52,219	1%	360,842	4%	(308,623)	-86%
Total Revenue	9,712,550	100%	10,132,338	100%	(419,788)	-4%
Cost of revenue	7,757,172	80%	7,163,929	74%	593,243	8%
Other operating expenses	1,464,296	15%	1,075,542	11%	388,754	36%
Legal and professional expenses	259,837	3%	1,692,391	17%	(1,432,554)	-85%
Staffing expenses	471,181	5%	314,721	3%	156,460	50%
Depreciation and amortization	453,791	5%	301,376	3%	152,415	51%
Net income	(693,727)	-7%	(415,621)	-4%	(278,106)	67%
Interest expenses	619,593	6%	233,435	2%	386,158	165%
Interest income	—	0%	—	0%	—	0%
Income (loss) from continuing operations before income taxes	(1,313,320)	-14%	(649,056)	-7%	(664,264)	102%
Income tax	(31,380)	0%	256,950	3%	(288,330)	-112%
Net income after tax	(1,281,940)	-13%	(906,006)	-9%	(375,934)	41%
Other comprehensive income
Items that may be reclassified subsequently to income	—		—
Foreign currency translation reserves of subsidiaries, net of tax	104,316		266,091		(161,775)	-61%
Total comprehensive income for the period	(1,177,624)		(639,915)		(537,709)	84%
Attributable to:	—		—		—
Controlling interest	(1,391,842)		(931,509)		(460,333)	49%
Non-controlling interest	213,737		291,233		(77,496)	-27%
Basic income per common share	(1.98)		(1.55)
Diluted income per common share	(1.98)		(1.55)

Revenue

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

Lytus Technologies Private Limited (“Lytus India”), our wholly-owned subsidiary incorporated in India, did not have significant operations during the six months ended September 30, 2023 and during the fiscal year ended March 31, 2023. Lytus India has acquired Sri Sai that has active business operations and that meets the criteria (5 steps) for recognizing revenue from contracts with customers in pursuant to IFRS 15.

During the six months ended September 30, 2023, our total income of $9,712,550 comprised of Revenue from Contract with Customers of $9,660,331 and other income of $52,219, whereas during the six months ended September 30, 2022, our total income of $10,132,338 comprised of Revenue from Contract with Customers of $9,771,496 and other income of $360,842.

The overall decrease of $419,788 or 4%, which is primarily comprised of (a) decrease in Revenue from Contract with Customers by $111,165 or 1%; and (b) decrease in Other Income by $308,623 or 86% arising from balances written back.

The number of subscribers pertaining to Sri Sai business were 801,763 for six months period ending September 30, 2023 and 877,318 for the year ended March 31, 2023. The decrease in subscribers was primarily driven by competition in the OTT streaming market. However, management believes that the decrease is marginal and will be retained when platform services are launched.

Other Income/Application of IFRS 15

The following table presents other income (including fair value gains on warrant liability) for the six months period ended September 30, 2023 and for the year ended March 31, 2023.

Revenue from contract with customers	For the 6 months ended September 30, 2023	For the year ended March 31, 2023	Change Sept 23 vs March 23
Other income
Fair value gains on remeasurement of warrant liability	2,106	—	2,106	100%
Sundry Balances written back	50,113	360,842	(310,729)	-86%
Total Other Income	52,219	360,842	(308,623)	-85%

The Group acquired approximately 1 million subscriber connections from a licensed streaming company (Sri Sai), effective from April 1, 2022.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company has incurred cost of revenue for the six months period ended September 30, 2023, of $7,757,172, which is relating to Sri Sai business, whereas it has incurred costs of revenue for the six months period ended September 30, 2022 of $7,163,929. The increase of $593,243 or 8% is on account of decrease in subscriber levels and fixed costs remaining the same.

Staffing Expenses

For the six-month ended September 30, 2023, the staffing costs was $471,181, representing an increase of $156,460 from the six months ended September 30, 2022, of $314,721. The increase was primarily due to the acquisition of Sri Sai.

Amortization and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses were $259,837 for the six months ended September 30, 2023, representing a decrease of $1,432,554 or 85% from $1,692,391 in the six months period ended September 30, 2022.

Amortization and depreciation costs were $453,791, for the six months ended September 30, 2023, representing a decrease of $ 152,415 or 51% from $301,376 in the six months period ended September 30, 2022.

Other operating expenses was $1,464,296 for the six months ended September 30, 2023, representing an increase of $388,754 or 36% from $1,075,542 in the six months ended September 30, 2022.

Finance and other cost

For the six months period ended September 30, 2023, the most significant components of finance expenses were share warrant expenses, which was $619,593, representing an increase of $386,158 or 165% from $233,435 in the six months ended September 30, 2022.

Year ended March 31, 2023 compared to year ended March 31, 2022

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenues.

STATEMENT OF OPERATIONS DATA:	For the year ended 31 March 2023		For the year ended 31 March 2022		$	%
	$	%	$	%
Operating revenue	19,008,184	98%	50,630	0%	18,957,554	37443%
Other Income	385,145	2%	16,305,533	100%	(15,920,388)	-98%
Total Revenue	19,393,329	100%	16,356,163	100%	3,037,166	19%
Cost of revenue	13,884,291	1	17,722	0	13,866,569	78245%
Other operating expenses	2,267,265	12%	473,403	2%	1,793,863	379%
Legal and professional expenses	833,079	4%	832,319	4%	760	0%
Staffing expenses	633,979	3%	310,894	2%	323,085	104%
Depreciation and amortization	696,224	4%	11,894,518	61%	(11,198,294)	-94%
Operating Profit	1,078,491	6%	2,827,308	15%	(1,748,817)	-62%
Finance expenses	2,210,404	11%	2,650,396	14%	(439,992)	-17%
Finance income	19,123	0%	0	0%	19,123	100%
Income (loss) from continuing operations before income taxes	(1,112,790)	-6%	176,911	1%	(1,289,702)	-729%
Income tax	523,047	3%	579,946	3%	(56,899)	-10%
Net income after tax	(1,635,837)	-8%	(403,035)	-2%	(1,232,803)	306%
Other comprehensive income
Items that may not be reclassified subsequently to income
Reclassification of defined benefit obligation	1,400		—		1,400	100%
Items that may be reclassified subsequently to income	—
Foreign currency translation reserves of subsidiaries, net of tax	16,022		753,427		(537,405)	-71%
Total comprehensive income for the period	1,421,215		350,392		1,070,822	306%
Attributable to:	—		0		—
Controlling interest	(2,190,732)		363,360		(2,554,093)	-703%
Non-controlling interest	769,517		(12,968)		782,485	-6034%
Basic income per common share	(2.67)		(0.71)
Diluted income per common share	(2.67)		(0.71)

Revenue

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

Lytus Technologies Private Limited (“Lytus India”), our wholly-owned subsidiary incorporated in India, did not have significant operations during the fiscal year ended March 31, 2023 and during the fiscal year ended March 31, 2022. Lytus India has acquired Sri Sai that has active business operations and that meets the criteria (5 steps) for recognizing revenue from contracts with customers in pursuant to IFRS 15.

During the fiscal year ended March 31, 2023, we had a total income of $19,393,329, which was comprised of Revenue from Contract with Customers of $19,008,184 and other income of $385,145, whereas during the fiscal year ended March 31, 2022, we had a total income of $16,356,163, which was comprised of Revenue from Contract with Customers of $50,630 and other income of $16,305,5332.

The overall increase of $3,037,166 or 19%, which is primarily comprised of (a) incremental Revenue from Contract with Customers by $19,008,184 or 100% arising from our acquisition of Sri Sai and corresponding decrease in telemedicine income by $50,630 or 100% on account of deconsolidation of GHSI; and (b) decrease in Other Income by $14,392,091 or 100% arising from modification of earlier arrangement and decrease in fair value gains on remeasurement of warrant liability by $1,464,823 or 98% and a decrease in sundry balances written back by $64,975 or 15%.

The following table provides revenues separated by services for the years ended March 31, 2023 and 2022:

Disaggregated revenue information

Revenue from contract with customers	For the year March 31, 2023	For the year March 31, 2022	Change March 23 vs March 22
	(In USD)	(In USD)	(In USD)%
Types services
Subscription Income	13,930,887	—	13,930,887	100%
Carriage/Placement Fees	3,406,204	—	3,406,204	100%
Advertisement Income	1,413,553	—	1,413,553	100%
Telemedicine service charges	—	50,630	(50,630)	100%
Activation fees	257,540	—	257,540	100%
Total revenue from contract with customers	19,008,184	50,630	18,957,554	37443%

Other Income/Application of IFRS 15

The following table presents other income (including fair value gains on warrant liability) for the years ended March 31, 2023 and 2022:

Other income
Other income assignment fees	—	14,392,091	(14,392,091)	-100%
Fair value gain on warrant liability	22,766	1,487,589	(1,464,823)	-98%
Miscellaneous Income	1,501	—	1,501	100%
Sundry Balances written back	360,878	425,853	(64,975)	-15%
	385,145	16,305,533	(15,920,388)	-98%

Other Income of $0.04 million for the year ended March 31, 2023 and $16.30 million for the year ended March 31, 2022 is pertaining to the modification agreement with Reachnet. Please refer to Note 23 for additional information.

The group has acquired approximately 1 million subscriber connections from a licensed streaming company (Sri Sai), effective from April 1, 2022

Fair value gain on remeasurement of share warrant liability

Other Income of $0.02 million in respect of 0% Senior Convertible Notes is presented for the year ended March 31, 2023, compared to $1.49 million in respect of 7% Senior Promissory Notes is presented for the year ended March 31, 2022.

The outstanding warrants as referred in Note 13 of our financial statements are recognized as a warrant liability on the balance sheet and measured at their inceptions date fair value and subsequently re-measured at each reporting period with change being recorded as a component of other income in the statement of operations.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company has incurred cost of revenue for the year ended March 31, 2023, of $13,884,291, which relates to Sri Sai business and is primarily comprised of Broadcaster/Subscription Fees of $12,715,217, and Leaseline/Bandwidth charges of $1,091,700, whereas it has incurred costs of revenue for the year ended march 31, 2022 of $17,722 which relates to the modification of the earlier arrangement.

The Costs of Revenue for the period ended March 31, 2023 has increased by 13,866,569 or 78245%, which is primarily comprised of an increase in Broadcaster/Subscription Fee by $12,715,217 or 100% and an increase in leaseline/bandwidth costs by $1,091,700 or 100%, both on account of acquisition of Sri Sai business, whereas, the costs of material consumed has decreased by $17,722 or 100% on account of modification of earlier arrangement.

Costs of revenue are recognized when incurred and have been classified according to their primary function.

Cost of revenue	For the year March 31, 2023	For the year March 31, 2022
	(In USD)	(In USD)
Cost of materials consumed	—	17,722	(17,722)	-100%
Broadcaster/Subscription Fees	12,715,217	—	12,715,217	100%
Lease Line/Bandwith charges	1,091,700	—	1,091,700	100%
Cable Hardware & Networking Exp.	28,129	—	28,129	100%
Ham Charges	3,156	—	3,156	100%
Activation fees	37,217	—	37,217	100%
Programming expenses	8,872	—	8,872	100%
	13,884,291	17,722	13,866,569	78245%

Staffing Expenses

For the fiscal year ended March 31, 2023, the most significant components of operating expenses were staffing expense, which was $555,591, consisting of salaries, benefits and bonuses, representing an increase by $244,697 or 79% from $310,894 in the fiscal year ended March 31, 2022. The increase was primarily due to acquisition of Sri Sai.

Amortization and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses were $833,079 for the fiscal year ended March 31, 2023, representing an increase of $760 or 0% from $832,319 in the fiscal year ended March 31, 2022. The marginal increase was primarily driven by expenses in connection with listing fees.

Amortization and depreciation costs were $696,224, for the fiscal year ended March 31, 2023, representing a decrease of $ 11,198,294 or 94% from $11,894,518 in the fiscal year ended March 31, 2022. The decrease was primarily due to modification of earlier arrangement.

Other operating expenses was $2,267,265 for the fiscal year ended March 31, 2023, representing an increase of $1,793,863 or 379% from $473,403 in the fiscal year ended March 31, 2022. The increase was primarily due to expenses relating to Sri Sai business and loss on disposal of subsidiary.

As a newly public company, we expect to incur additional expenses, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, and increased expenses for insurance, investor relations, and professional services. We expect our general and administrative expenses to continue to increase in absolute dollars for the foreseeable future. Although these expenses may fluctuate as a percentage of our total revenue from period to period, over the long term, we expect general and administrative expense to gradually decline as a percentage of revenue as we scale our business.

The following table presents details of other operating expenses:

	Year ended March 31, 2023	Year ended March 31, 2022	Change
	($)	($)	($)	(%)
Electricity charges	59,036	—	59,036	(100)%
Repair & Maintenance expenses	129,987	—	129,987	100%
Business promotion expenses	3,508	—	3,508	100%
Operating lease rentals	15,327	339	14,988	4421%
Regulatory expenses	69,929	—	69,929	100%
Conveyance & Traveling expenses	112,111	13,819	98,292	711%
Security charges	5,150	—	5,150	100%
Commission charges	1,465,012	16,340	1,448,672	8866%
Credit Loss allowances	(120,544)		(120,544)	100%
CSR expenses	—	112,287	(112,287)	-100%
Loss on disposal of a subsidiary	192,776	225,098	(32,322)	-14%
Other operating expenses	334,973	105,520	229,454	217%
	2,267,265	473,403	1,793,863	379%

Income Taxes

During the fiscal year ended March 31, 2023, our income tax expense was $523,047, which includes current tax of $387,407 and deferred tax of 135,640, representing decrease of $56,899 or 10% from income tax expenses of $579,946 for the fiscal year ended March 31, 2022, which includes current tax of $1,117,861 and deferred tax of ($537,915). The decrease is primarily on account of modification of earlier arrangement, foreign exchange fluctuation and disposal of subsidiary.

Deferred tax related to the translations of foreign operations of Lytus India and Sri Saifrom INR to USD has been calculated at the rate of the jurisdiction in which subsidiaries are situated, i.e. in India (at the rate of 25.17%).

Intangible Assets and Goodwill

During the year ended March 31, 2023, we acquired a subscriber base of more than four million (i.e. nearly 1 million household connections) for consideration of $10,000,000. The effective date of such acquisition is April 1, 2022 based on the our obtaining control of the board of directors of Sri Sai on that date, thereby obtaining control of the business affairs of Sri Sai. We also modified the earlier arrangement and the effective date for modification on April 1, 2022.

During the year ended March 31, 2020, we acquired a subscriber base of more than eight million (i.e. 1.84 million household connections) for consideration of $59,216,654, consisting of the consideration of acquiring each customer at a price of approximately $27 per customer and indirect tax (GST) additionally charged at a rate of 18%. Having regard with the timing of the consummation (also discussed in the Revenue note above), the legally enforceable right for subscriber acquisition was effective from March 26, 2020. Accordingly, the amortization expense on the customer acquisition costs is $11,894,518 for the year ended March 31, 2022.

Contractual Obligations and Off-Balance Sheet Arrangements

On April 1, 2022, we modified our earlier arrangement and the corresponding obligation to make payment to our erstwhile partner. We have offset the balances and the residuary balance is adjusted against the opening retained earnings. On April 1, 2022, which is the same date as the Reachnet modification date, by virtue of obtaining control of the board of directors of Sri Sai, and thereby obtaining control of the business affairs of Sri Sai, the Company’s board of directors has determined that we acquired Sri Sai’s business and the commitment towards Sri Sai business of $7,500,000, which would be payable for expansion of Sri Sai business, on such date. Refer to Note 23 and 23B of our financial statements for details on modification and acquisition of Sri Sai.

On March 31, 2022, under the terms of our Customer Acquisition Agreement with erstwhile partner, we were obligated to make payments to erstwhile partner. We intend to settle 50% of the payment obligation of erstwhile partner under the contract on or before March 31, 2023 and the remaining 50% on or before March 31, 2024. Under the terms of the agreement with erstwhile partner, we were also scheduled to receive ‘Other Receivables’ due of approximately $50.9 million as of March 31, 2022 ($35.6 million as of March 31, 2021) from erstwhile partner, as reflected in its books of accounts. Upon such settlement, we expect to have sufficient available cash to be able to meet our current liabilities associated with the business. Refer to Note 3 on Other Income. As of March 31, 2022, we have not decided to offset the balances payable”.

Quantitative and Qualitative Disclosures about Market Risk

Substantially all of our operations are within India and the United States, and we are exposed to market risks in the ordinary course of our business, including the effects of foreign currency fluctuations, interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.

Foreign Currency Exchange Rate Risk

As a result of our operations, primarily in India and the United States, we are exposed to currency translation impacts. Our reporting currency is the U.S. dollar. Our functional currency is the U.S. dollar and the functional currency of Lytus India, Sri Sai and DDC (deconsolidated on April 1, 2021), which generate the majority of our revenue, is the Indian Rupees (“INR”). The financial statements of our subsidiaries whose functional currency is the INR are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. As a result, as the Rupee depreciates or appreciates against the U.S. dollar, our revenue presented in U.S. dollars, as well as our Dollar-Based Net Expansion Rate, will be negatively or positively affected. Constant Currency Dollar-Based Net Expansion Rate is calculated using fixed exchange rates to remove the impact of foreign currency translations.

As a result of foreign currency translations, which are a non-cash adjustment, we reported exchange difference on foreign currency translation of subsidiaries, net of tax of $104,316 for the six months ended September 30, 2023 and $266,091 for the six months ended September 30, 2022, and $216,022 for the year ended March 31, 2023 and $753,427 for the year ended March 31, 2022.

Interest Rate Sensitivity

Cash and short-term investments were held primarily in bank and time deposits. The fair value of our cash and short-term investments would not be significantly affected by either an increase or decrease in interest rates due mainly to the short-term nature of these instruments.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

B. Liquidity and Capital Resources

Six Months Ended September 30, 2023 compared to Six Months Ended September 30, 2022

Liquidity and Capital Resources:

The components of cash flow for the six months ended September 30, 2023 and September 30, 2022:

	For the year September 30, 2023	For the year September 30, 2022
Net cash provided by/(used in) operating activities	$372,260	$(1,858,087)
Net cash used in investing activities	(2,477,923)	(6,081,553)
Net cash provided by financing activities	1,880,059	11,608,358
Cash acquired in business combination (refer note 23)	—	432,138
Exchange rate effect on cash	(1,098)	(5,792)
Net cash inflow (outflow)	$85,108	$4,103,822

Cash provided by/used in Operating Activities

Net cash provided by operating activities was $372,260 for the six months ended September 30, 2023 and net cash used in operating activities was $1,858,087 for the six months ended September 30, 2022.

Cash used in Investing Activities

Net cash used in investing activities was $2,477,923 for the six months ended September 30, 2023 and net cash used in investing activities was $6,081,553 for the six months ended September 30, 2022.

Cash provided by Financing Activities

Net cash provided by financing activities was $1,880,059 for the six months ended September 30, 2023 and net cash provided by financing activities was $11,608,358 for the six months ended September 30, 2022.

Year ended March 31, 2023 compared to year ended March 31, 2022

Liquidity and Capital Resources:

Year ended March 31, 2023 and year ended March 31, 2022

The components of cash flows are discussed below:

	Year ended March 31, 2023	Year ended March 31, 2022
Net cash provided by/(used in) operating activities	$1,153,335	$(577,367)
Net cash used in investing activities	(12,920,014)	(166,721)
Net cash provided by financing activities	11,655,402	746,240
Cash acquired in business combination (refer note 23)	432,138	—
Adjustment for deconsolidation of subsidiary (refer note 24)	(7,601)	(19,538)
Exchange rate effect on cash	(10,201)	2
Net cash inflow (outflow)	$303,059	$(17,384)

Cash provided by/used in Operating Activities

Net cash provided by operating activities was 1,153,335 for the year ended March 31, 2023 and Net cash used in operating activities was $577,367 for the year ended March 31, 2022. Cash provided by operating activities for the year ended March 31, 2023 consisted primarily of non-cash adjustments for finance costs of 2,210,404, deferred tax expense of $135,640, income tax expense of $387,407, amortization of $696,224, loss on deconsolidation of subsidiary of $192,776, and liabilities no longer required written back during the year of $360,878. Further, it consists of ‘changes in other receivable’ of 381,946, other assets of $730,555 and changes in ‘other financial liabilities’ of $566,378.

Net cash used in operating activities was $577,367 for the year ended March 31, 2022. Cash used in operating activities for the year ended March 31, 2022 consisted primarily of non-cash adjustments for deferred tax expense of 537,915, income tax expense of $1,117,861, amortization of $11,894,518, loss on deconsolidation of subsidiary of $225,098, fair value gain on remeasurement of warrant liability of $1,487,589, share warrant expenses $1,562,911, finance cost of $1,087,485, sundry balances written off during the year of $5,571 and liabilities no longer required written back during the year of ($425,853). Further, it consists of ‘changes in other receivable’ of ($16,970,571) and changes in ‘other liabilities’ of $2,705,196.

Cash used in Investing Activities

Net cash used in investing activities was $12,920,014 for the year ended March 31, 2023. The investment activity was primarily comprised of purchase of property, plant and equipment and intangible assets and Intangible Assets (including capital advances) of $10,820,099 and advances for acquisition of network of $2,119,038.

Net cash used in investing activities was $166,721 for the year ended March 31, 2022. The investment activity was primarily comprised of purchase of property, and equipment and intangible assets (including intangible assets under development) of $166,721.

Cash provided by Financing Activities

Net cash provided by financing activities was $11,655,402 for the year ended March 31, 2023. During the period, cash used in financing activities consisted of proceeds from IPO of $12,509,169 and proceeds from short term borrowings of $1,000,000.

Net cash provided by financing activities was $746,240 for the year ended March 31, 2022. During the period, cash used in financing activities consisted of proceeds from short term borrowings of $1,172,904, repayment of short and term borrowings of $304,500, interest, commission and other charge paid of $88,000 and payment of deferred initial public offering costs of $34,164.

Note on Liquidity and Capital Resources

On June 17, 2022, we consummated our initial public offering and listing on NASDAQ. We have listed our common shares on the NASDAQ Capital Market under the trading symbol “LYT”. We raised gross proceeds of $12.40 million from the initial public offering of 2,609,474 shares at $4.75 per common share and raised gross proceeds of $1.86 million from the of 391,421 shares pursuant to the underwriter’s overallotment option at $4.75 per common share (for aggregate gross proceeds of $14.25 million).

Going Concern

Negative working capital and Cash Flow

We have a negative working capital of $10,192,682 as of September 30, 2023 and $8,932,501 as of March 31, 2023 and cash flow from operating activities to the extent of $372,260 for the six months ended September 30, 2023 and $1,153,335 for the year ended March 31, 2023 and cash used in operating activities to the extent of $577,367 for the year ended March 31, 2022. Further, the current liabilities of the company as of September 30, 2023, was $19,014,035 and as of September 30, 2022 was $40,896,816 and as of March 31, 2023 was $15,258,547 and as of March 31, 2022 was $43,939,834 and non-current liabilities as of September 30, 2023 was $752,316 and March 31, 2023, was $882,749 and as of March 31, 2022 was $30,680,308.

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditure. As we continue to grow our subscriber base, we expect an initial funding period to grow new products that may have an impact from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment installment plans.

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions for future business operations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from securities offerings or other borrowings to retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Critical Accounting Estimates

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the year ended March 31, 2023 and March 31, 2022.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”). See Note 1 on Financial Instruments on page F-13 – F-15 for additional discussion on FVTPL and FVOCI.

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

Fair value estimation of share warrants.

Critical judgement over capitalization of internally developed intangible assets and development cost in progress.

Assessment as to whether the trade receivables are impaired

When measuring Expected Credit Loss (ECL) of receivables the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

DESCRIPTION OF BUSINESS

Overview

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Our objective is to expand our business by offering additional online services to our users so that we can become a one-stop shop for all of our customers’ online requirements. We believe that the current low internet penetration in the Indian market presents an opportunity for us to provide online services to the many underserved geographic areas in India.

Strategic Objectives

Technology continues to be a driver of change for our industry. We have invested in technologies to develop greater scale and speed in our approaches to content production and distribution, centralization, automation, and portfolio rationalization.

Our objective is to grow profitably by building on our current strategic position.

The key elements of our strategy include:

•        expanding our service and product portfolio to enhance cross-selling opportunities;

•        enhancing our service platform by investing in technology;

•        expanding into new geographic markets; and

•        pursuing selective strategic partnerships and acquisitions.

We have six principles for our growth:

1.      Operating model:    simplify and align with our customers’ needs and end markets.

2.      Enhance customer experience:    introduce customer-centric programs and services leveraging technologies such as artificial intelligence (AI) and machine learning (ML) to improve our customers’ experiences.

3.      Service portfolio management:    adopt a more proactive approach, be agile in introducing new offerings while continuously scrutinizing the potential for returns.

4.      Build scale:    grow and build scale in a broad range of international markets and industry verticals within the online service platform and e-healthcare segment.

5.      Strategic relationships:    focus on building and maintaining long-term strategic business relationships with other established participants in the market to better utilize the network capabilities, reduce cost burden and generate supplementary revenue streams.

6.      Acquisition strategy:    develop a more targeted and disciplined approach; focus on acquisitions that augment our existing online streaming portfolio.

Our Streaming Services

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).Upgrading the existing cable networks presents an opportunity for our company to convert traditional cable homes into broadband/ internet protocol TV (IPTV) homes for the company. While installation of new devices in homes at the time of upgrading often allows the conversion of homes from cable homes to broadband homes/IPTV homes, in certain cases additional investment could be required to be able to enhance the service offering to customers. The additional investment required is part of the company’s budgeted forecast from revenue from the existing cable business. This could be supplemented by the company accessing its credit lines from local banks it has relationships with.

We offer our customers subscription-based video services and Internet services to residential customers, with prices and related charges based on the types of service selected, whether the services are sold as a “bundle” or on an individual basis, and based on the equipment necessary to receive our services. Our video customers receive a package of programming which generally includes a device that provides an interactive electronic programming guide with parental controls, access to pay-per-view services, including video on demand (“VOD”). Customers have the option to purchase additional tiers of services including premium channels which provide original programming, commercial-free movies, sports, and other special event entertainment programming. Substantially all of our video programming is available in high definition.

Our revenues are principally derived from the monthly fees customers pay for our services. We typically charge a one-time installation fee. We believe that offering a wide variety of video programming choices influences a customer’s decision to subscribe and retain our streaming services. We obtain basic and premium programming, usually pursuant to written contracts from a number of suppliers. Media corporation consolidation has, however, resulted in fewer suppliers and additional selling power on the part of programming suppliers.

Programming is usually made available to us for a license fee, which is generally paid based on the number of customers to whom we make that programming available. Programming license fees may include “volume” discounts and financial incentives to support the launch of a channel and/or ongoing marketing support, as well as discounts for channel placement or service penetration. We also offer VOD and pay-per-view channels of movies and events that are subject to a revenue split with the content provider.

Our programming contracts are generally for a fixed period of time, usually for multiple years, and are subject to negotiated renewal. We will seek to renew these agreements on terms that we believe are favorable. There can be no assurance, however, that these agreements will be renewed on favorable or comparable terms. To the extent that we are unable to reach agreements with certain programmers on terms that we believe are reasonable, we have been, and may in the future be, forced to remove such programming channels from our line-up, which may result in a loss of customers.

Our advertising sales division offers local, regional and national businesses the opportunity to advertise in individual and multiple service areas on streaming networks and digital outlets. We receive revenues from the sale of local advertising across various platforms and networks. Our large national footprint provides opportunities for advertising customers to address broader regional audiences from a single provider and thus reach more customers with a single transaction. Our size also provides scale to invest in new technology to create more targeted and addressable advertising capabilities.

We, through our partners have access to the content of more than 450 linear channels, allowing us to provide these channels to all our subscribers’ predominantly through the RF medium using DVB-C technology as well as through IPTV/Online Streaming.

Through our constituents, we deliver over 450 linear channels from various content providers such as Star TV (Disney), Zee TV, Sony, IndiaCast, Times Broadcasting, Discovery, Sun, Jaya TV, Eenadu Television, Turner International, Travel XP and BBC. We have also executed agreements with various content providers having national and regional movie and music libraries viz., such as ADB Shemaroo, Super Cassettes (T-Series), Surya Media Vision (Eros & Sonata) and Cine Prime.

Lytus has also started telecasting educational channels customized for local educational boards catering to schools and has plans to focus on this segment going forward.

Our streaming solution is from a United States-based vendor called “Secure TV”. Our mobile application (JPR Channel) is available on the Playstore and can be currently used by our home subscribers only. We are currently streaming all Free to Air (including home channels) and some select Pay Channels from various broadcasters through our OTT platform.

Lytus is working closely with various vendors to further the reach of our streaming network / platform and also building state of the art FTTH (Fiber to the home)/ G-PON network for connecting its existing and future subscribers. For this purpose, we source devices and other equipment such as RF/Hybrid/ IPTV/OTT Set Top Boxes, ONUs, OLTs, Headend and NoC equipment and finally passive components from vendors including Cisco, Harmonics, CommScope — USA, Gospell, ZTE and Antik.

The Company set up a separate vertical/offering to its customers through the formation of Lytus Studios to offer cutting edge creative services along with specialized technology infrastructure for film, video, series, commercials, events, corporate and digital industries. We intend LYTUS STUDIOS to combine next age technology that will bring together VR (Virtual Reality), AR (Augmented Reality), MR (Mixed Reality) into a composite XR (Extended Reality) for film & video entertainment.

The setting up of Lytus Studios is a natural progression for Lytus Technologies to serve its own content needs and to take forward its vision of transforming customer experiences with technology. With Lytus Technologies’ existing customer network in India and associations in Asia, Middle East & Europe, the company plans to provide content services in the USA and in other major entertainment markets.

Lytus Studios is also building a unique video streaming service, Lytus Play. This service will initially be offered to Lytus Technologies’ current users in India while launching the service concurrently in the USA. Lytus Play will feature advanced personalization technology where users can feed their health goals with preferences and get curated programs and content to manage their lifestyle. Lytus Studios will be producing all the original content for the Lytus Play streaming platform in its Hollywood studios. The Company expects to fund the growth of Lytus Studios from its current operational cashflow as well as additional funds from follow-on offerings.

In June 2024, we launched Radio Room, an audio streaming platform. Radio Room will offer an array of audio dramas that encompass a variety of genres such as classic literature, crime thrillers, romance, and children’s stories, all tailored for the Indian consumer. Launching Radio Room underscores the Company’s mission to leverage cutting-edge technology to enhance user experiences while leveraging our existing customer base.

Lytus Cloud a suite of cloud infrastructure services with robust management capabilities designed to meet the escalating demands of enterprise computing. Lytus will offer enterprise clients a variety of cloud services, including public cloud, private deployments, managed private clouds, Build-Operate-Transfer (BOT) Data Centers (DC), co-location, cloud consulting, and VPS and hosting services.

Telemedicine

The telehealth segment of our business plan focuses on providing telemedicine solutions for the unmet medical needs of a large part of population in India. Our vision is to provide cost-efficient telemedicine services, as well as serve as an extension of the traditional healthcare system. Building on our existing fiber-optic network and customer base, we plan to use technology-based innovation to address the most significant unmet needs of patients and societies across rural India.

We intend to develop and deliver telehealth services in the nature of preventive healthcare using technologies such as Internet of Medical Things (IoMT) and Artificial Intelligence (AI). Our initial focus is aimed at offering basic health monitoring and digital stethoscope services with the help of our own smart devices and software systems and also last mile medicine delivery services. Further, we intend to utilize clinical informatics for the collation of information for effective data analysis and for sharing the information with doctors/relatives/other stakeholders to help in better decision making.

With the rising internet penetration in India, increasing proliferation of fiber-optic cables, expanding bandwidths and advancements in technology, we believe that doctors from urban India will have the ability to treat patients in rural areas remotely through video-call consultations. In an industry where the cost of error is high, operational consistency and network dependability are critical. We believe that our operations will benefit from centralized decision-making and a uniform technology platform, coupled with a coordinated local presence. Our unified, scalable technology platform is being further developed and enhanced by our technology team, which is located in India. This technology platform is being developed to cover all relevant aspects of our operations, from data management, business intelligence, traffic optimization and consumer engagement to infrastructure, logistics and payments.

Self-monitoring for diagnosis requires infrastructure for an effective and efficient communication equipment and distribution network. We believe that our streaming and telecast services customer base and access to a significant fiber infrastructure, positions us well to deliver telemedicine services.

Lytus Health intends to focus on remote patient monitoring devices. We expect that these devices installed at the homes of the patients of participating physicians practices will be sourced from various HIPAA and FDA compliant vendors and will have the monitoring and reporting software pre-installed in them. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing Local Cable Operator Network infrastructure to set up local health centers and diagnostic centers (“LHCs”) that will be staffed by trained healthcare professionals. LHCs will support customers with additional patient services that cannot be remotely provided through devices. Typical services provided at LHCs will include ECGs, blood and urine testing, ultrasound scans, among others. While the Company has its own network of support offices and staff in the Telangana region, it intends to recruit, train and deploy staff strategically across its network. The Company plans to recruit and deploy a team of trained professionals to service a typical area of 5,000 existing cable customers homes over the next several years. The cost of training and recruiting these professionals will be borne partly by infusion of funds by the company from its available credit lines with banks in India.

Our telemedicine service in India operates under a different model than our telemedicine model in the United States. The technology platform used to book doctor appointments and video conference with doctors collects data and then connects the patient to a team of physicians which provide the medical consulting service. The technology platform used by our India telemedicine business is proprietary and developed by Lytus India, whereas the technology platform used by our United States telemedicine business is licensed from third parties.

Our telemedicine service in the United States aims to provide management and technology solutions to hospital networks, university medical schools, physician networks and individual practices in the United States Its proprietary delivery platform uses digital communication technologies using medical monitoring devices, video capabilities and data capture methodologies. The platform also uses AI Ecosystem Assets including Conversational Computing, Intelligent Robotic Process Automation (iRPA), and Machine Learning (ML). This platform is currently rolled out in New Jersey, Illinois, Florida and Texas with approximately 125 medical physicians using our system for approximately 3,000 users via hospital and clinic networks. However, this business’ revenue has substantially decreased as a result of technological hurdles from an OEM. In response to this decrease, we plan to develop a proprietary software for our telemedicine business in India and the United States. If such development is unsuccessful, we plan to look into acquiring a telemedicine software company based in India.

Fintech

We announced the launch of our Fintech /business in 2023. The plan is to offer Fintech offering to our customers in Telangana. Starting with converting cash collections from the cable business into electronic /e-wallet payments from existing customers. Over a period, the Company plans to offer additional fintech services such as credit cards and microloans to its subscribers.

The Company has been testing its payment gateway platforms to ensure that they operate seamlessly with existing payments systems of partner banks. The Company has also taken necessary steps to ensure that it is following Indian banking laws and Central Bank regulations for Fintech Companies in India. Eventually the Company expects to offer the entire spectrum of Fintech services to all its business verticals including HealthCare its OTT platform etc.

Data analytics and processing with respect to these financial transactions is part of the Company’s effort to ensure that it remains compliant from a regulatory standpoint whilst continuing to offer relevant services to its subscribers.

The Company intends to fund this business by raising additional capital from the markets along with infusion of funds generated from its current cable operations and funding from credit lines established with banking partners.

Competition

As a unified platform services company, individual segments of our business faces competition from other services providers that operate in India.

Our streaming business typically faces competition from the following service providers:

Hotstar

Hotstar, (now Disney+ Hotstar), is the most subscribed — to OTT platform in India, owned by Star India as of 2018, with around 150 million active users and over 350 million downloads. According to Hotstar’s India Watch Report 2018, 96% of watch time on Hotstar comes from videos longer than 20 minutes, while one — third of Hotstar subscribers watch television shows.13

Netflix in India

American streaming service Netflix entered India in January 2016. In April 2017, it was registered as a limited liability partnership (LLP) and started commissioning content. It earned a net profit of Rs.2.02 million for fiscal year 2017. In fiscal year 2018, Netflix earned revenues of Rs.580 million. According to Morgan Stanley Research, Netflix had the highest average watch time of more than 120 minutes but viewer counts of around 20 million in July 2018. As of 2018, Netflix has six million subscribers, of which 5 – 6% are paid members.14

Olly Plus

Olly Plus was launched in 2020 by Sk Line Production. Olly Plus is Odisha’s new online Odia OTT platform where you can enjoy unlimited Odia Videos, Albums, Movies, Comedy Videos, Short Films, Audio Stories and other videos on the go.

Telemedicine

Practo:    Practo is one of the leading healthcare platforms in India, offering services like online doctor consultations, appointment bookings, medicine delivery, and diagnostic test bookings. Practo’s telemedicine service allows patients to consult doctors via video calls, chat, and phone calls.

1mg:    1mg is a comprehensive health platform providing online consultations with doctors, pharmacy services, and diagnostic services. Through its telemedicine feature, 1mg connects patients with certified doctors for consultations via phone or video calls, making healthcare more accessible and convenient.

Apollo 24/7:    Apollo 24/7 is part of the Apollo Hospitals Group, one of India’s largest healthcare chains. The platform offers online consultations with Apollo doctors, medicine delivery, and diagnostic services. Apollo 24/7 leverages the extensive network and expertise of Apollo Hospitals to provide quality telemedicine services.

Fintech

Amazon Pay:    Amazon Pay is a digital wallet service provided by Amazon India. It allows users to store money and make seamless transactions on Amazon’s e-commerce platform as well as with select partners. Amazon Pay simplifies the checkout process and offers various rewards and cashback for users.

Ola Money:    Ola Money is the digital wallet offered by Ola, a leading ride-hailing service in India. Users can load money into their Ola Money wallet and use it to pay for Ola cab rides, as well as for transactions with various partnered merchants, including online shopping and food delivery services.

JioMoney:    JioMoney is a digital wallet service from Reliance Jio, part of the Reliance Industries conglomerate. It allows users to make payments for Jio services, recharge their Jio mobile numbers, pay utility bills, and transact with various partner merchants both online and offline.

Employees

As of June 8, 2024, we had three full-time employees and five part-time employees.

____________

13      “Video OTT revenue in India expected to reach Rs 13,800 crore by FY 2023 — Exchange4media”. Indian Advertising Media & Marketing News — exchange4media. Available: https://www.exchange4media.com/digital-news/video-ott-revenue-in-india-expected-to-reach-rs-13-800-crore-by-fy-2023-92262.html

14      “Video OTT revenue in India expected to reach Rs 13,800 crore by FY 2023 — Exchange4media”. Indian Advertising Media & Marketing News — exchange4media. Available: https://www.exchange4media.com/digital-news/video-ott-revenue-in-india-expected-to-reach-rs-13-800-crore-by-fy-2023-92262.html

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each as of July 2, 2024. Our board of directors elects our executive officers annually by vote of a majority of directors present at the meeting who voted. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed.

Name	Age	Positions and Offices
Dharmesh Pandya	55	Chief Executive Officer and Director
Shreyas Shah	41	Chief Financial Officer and Director
Rajeev Kheror	60	Independent Director
Robert M. Damante	71	Independent Director

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this Annual Report. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Dharmesh Pandya is the founder and CEO of Lytus. He is a Technology, Tax and Corporate lawyer with over 25 years’ experience. Mr. Pandya served as our director since our inception and was appointed as our Chief Executive Officer on April 1, 2020. He started his career with Big Four accounting firms in New York and helped build their International and Emerging Market Practices. From December 2012 to April 2015, he served as a partner at DLA Piper in Silicon Valley where he set up and advised several technology companies globally. From April 2015 to March 2020, Mr. Pandya served as CEO of Lituus Technologies Limited. He is a graduate of Harvard Law School.

Shreyas Shah became our Chief Financial Officer on April 1, 2020. He has more than 15 years of hands-on experience in Legal, Financial, Management, and Tax Consultancy, including Business Restructuring, Transaction Structuring, Business Valuation, Private Equity investment structuring, International Taxation and Transfer Pricing, etc. In the past, he has worked as Assistant Manager at KPMG India from October 2007 to March 2012, a research associate at IBFD Netherlands from April 2012 to January 2013, a partner at Ambalal Thakkar and Associates from May 2006 to December 31, 2018, and a proprietor at Shreyas N. Shah & Associates from April 1, 2013 to April 1, 2020. His expertise includes, inter-alia, to develop and implement an innovative, growth focused commercial strategy, focusing primarily on new product areas and emerging markets, while analyzing, managing and mitigating potential legal, tax and financial risks. Mr. Shah received his Advance LLM in International Tax Law from Leiden University in 2012.

Rajeev Kheror has served on our board of directors since July 27, 2022. Mr Kheror is a digital, broadcasting and film business expert with thirty years of international media industry experience. He has built 17 digital and broadcasting platforms worldwide and led the custodianship for approximately 1.3, billion viewers. From 2019 to the present, Mr. Kheror has been self-employed. From 2017 to 2019, Mr. Kheror served as President-USA and Latin America at TV Asia USA Ltd. From 2012 to 2017, Mr. Kheror served as President-International Business at Zee Entertainment Enterprises Ltd. He is a presiding judge for global awards, advisor to international film festivals, a world cinema columnist and a media business strategy consultant. He is a member of the Television Academy of Arts & Sciences and a gold medalist from Asian Academy of Film & Television.

Robert M. Damante has served on our board of directors since June 14, 2022. Mr. Damante is an experienced financial professional. He has been the Chief Financial Officer of two different Life Insurance Companies, and a senior executive in four others over the past 30 years. Recently retired, his most recent position was as EVP and CFO of Prosperity Life Group in New York. In that position he managed all financial activities of this multi-billion life insurance company. Prosperity was the acquirer of SBLI USA (previously Savings Bank Life Insurance Company of New York) where he had been the EVP and CFO for five years. Prior to that he was Senior Vice President of Finance for SBLI USA, where he oversaw the Planning, Financial, Treasury, Tax and Employee Benefit functions of this growing insurance company. Before joining SBLI USA he was SVP of Finance at GE Financial Assurance Company (Genworth) where he managed financial planning and reporting for the New York Life Insurance operations of GE’s New York companies. He had previously held positions of increasing responsibility at American Mayflower Life and Home Life Insurance Companies. He spent his early professional years as a staff accountant with Grant Thornton and its predecessors, where he received his CPA Certification in 1977. Mr. Damante received his Bachelor of Science in Accounting from Saint Francis College and MBA from Long Island University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or chief financial officer at any time during our fiscal years ended March 31, 2022 and March 31, 2023, and the next most highly compensated officer in our fiscal years ended March 31, 2022 and March 31, 2023. These individuals are referred to in this Annual Report as the “named executive officers.” For the years ended March 31, 2022 and March 31, 2023, we only had three executive officers.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dharmesh Pandya	2022	—	—	—	—	—	—
Chief Executive Officer and Director	2023	—	—	—	—	—	—
Shreyas Shah	2022	—	—	—	—	—	—
Chief Financial Officer and Director	2023	—	—	—	—	—	—
Jagjit Singh Kohli*	2022	—	—	—	—	—	—
Chief Executive Officer of Lytus India and Director	2023	—	—	—	—	—	—

____________

*        Jagjit Singh Kohli resigned from all positions of the Company on January 19, 2023.

Employment Contracts and Potential Payments Upon Termination or Change in Control

On April 1, 2020, we entered into employment agreements with Dharmesh Pandya, our Chief Executive Officer, pursuant to which he agreed to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $450,000 payable in accordance with our ordinary payroll practices. Compensation for Mr. Pandya is payable upon confirmation by our independent compensation committee and it is expected that the independent compensation committee shall conduct its meeting for review on or prior to August 10, 2024. Under the terms of this “at-will” employment agreement, the executive is entitled to receive a semi-annual discretionary bonus.

On April 1, 2020, we entered into an employment agreement with Shreyas Shah pursuant to which he agreed to serve as our Chief Financial Officer. The agreement provides for an annual base salary of $280,000 payable in accordance with our Company’s ordinary payroll practices. Compensation for Mr. Shah is payable upon confirmation by our independent compensation committee and it is expected that the independent compensation committee shall conduct its meeting for review on or prior to August 10, 2024. Under the terms of this “at-will” employment agreement, the executive is entitled to receive a semi-annual discretionary bonus.

Change of Control

The employment agreements between us and each of Dharmesh Pandya and Shreyas Shah do not contain change of control provisions.

Equity Incentive Plans

None.

Outstanding Equity Awards at Fiscal Year-End

None.

Equity Compensation Plan Information

None.

DIRECTOR COMPENSATION

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of tour board of directors. Independent directors shall receive $75,000 worth of stock from the Company. Accordingly, the Company shall issue $75,000 worth of stock subject to Board approval. Employee directors do not receive any compensation for their services.

Board Practices

Composition of Board; Risk Oversight

Our board of directors presently consists of six directors and we are in the process of seeking one additional independent director. Pursuant to our Memorandum and Articles of Association, our officers will be elected by and serve at the discretion of the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election.

Our board of directors plays a significant role in our risk oversight. The board of directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the board of directors as he plays key roles in the risk oversight of our company. We believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Director Independence

Our board of directors has reviewed the independence of our directors, applying the NASDAQ independence standards. Based on this review, the board of directors determined that each of Mr. Damante and Mr. Kheror are “independent” within the meaning of the NASDAQ rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfil their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Duties of Directors

Under BVI law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers,

•        authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable,

•        exercising the borrowing powers of the company and mortgaging the property of the company,

•        executing checks, promissory notes and other negotiable instruments on behalf of the company, and

•        maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Board Committees

We have established three committees of our board of directors: the Audit Committee, the Compensation Committee and the Nominating Committee.

Our Audit Committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The Compensation Committee of the board of directors reviews and makes recommendations to the board of directors regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board of directors retains the authority to interpret those plans). The Nominating Committee of the board of directors is responsible for the assessment of the performance of the board of directors, considering and making recommendations to the board of directors with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

Audit Committee

Our Audit Committee is responsible for, among other matters:

•        appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm,

•        discussing with our independent registered public accounting firm the independence of its members from its management,

•        reviewing with our independent registered public accounting firm the scope and results of their audit,

•        approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm,

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC,

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements,

•        coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures,

•        establishing procedures for the confidential and or anonymous submission of concerns regarding accounting, internal controls or auditing matters, and

•        reviewing and approving related-party transactions.

Our Audit Committee consists of Mr. Damante and Mr. Kheror. Our board of directors has affirmatively determined that each of the members of the Audit Committee meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. In addition, our board of directors has determined that Mr. Damante qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NASDAQ rules.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•        reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors,

•        reviewing key employee compensation goals, policies, plans and programs,

•        administering incentive and equity-based compensation,

•        reviewing and approving employment agreements and other similar arrangements between us and our executive officers, and

•        appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee consists of Mr. Damante and Mr. Kheror. Our board of directors has affirmatively determined that each of the members of the Compensation Committee meets the definition of “independent director” for purposes of serving on Compensation Committee under NASDAQ rules.

Nominating Committee

Our Nominating Committee is responsible for, among other matters:

•        selecting or recommending for selection candidates for directorships,

•        evaluating the independence of directors and director nominees,

•        reviewing and making recommendations regarding the structure and composition of our board of directors and the committees thereof,

•        developing and recommending to the board of directors corporate governance principles and practices;

•        reviewing and monitoring our company’s Code of Business Conduct and Ethics, and

•        overseeing the evaluation of our company’s management.

Our Nominating Committee consists of consists of Mr. Damante and Mr. Kheror. Our board of directors has affirmatively determined that each of the members of the Nominating Committee meets the definition of “independent director” for purposes of serving on a Nominating Committee under NASDAQ rules.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Interested Transactions

A director may vote, attend a board meeting, or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board of directors or otherwise contained in the minutes of a meeting or a written resolution of the board of directors or any committee thereof that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees thereof or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

Our directors are not required to hold shares as a qualification to serve on our board of directors.

Limitation on Liability and Other Indemnification Matters

BVI law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Controlled Company

Our Chief Executive Officer, Dharmesh Pandya, beneficially owns approximately 66.70% of the aggregate voting power of our outstanding common shares (includes 184,895 shares held by Lytus Trust, Mr. Dharmesh Pandya may be deemed to be the beneficial owner of these shares.). As a result, we may be deemed a “controlled company” within the meaning of the NASDAQ listing standards. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the NASDAQ listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Capital Market.”

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

•        have a majority of the board of directors to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions for non-management directors; and

•        have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance and we intend to fully comply with the NASDAQ Stock Market corporate governance listing standards. For example, we intend to have mandatory annual meetings and director elections.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Employees

The following table summarizes our staff by main category of activity as of July 8, 2024:

Main Activity	Number of Employees
Sales, marketing, and business development	2
Accounts and operations	3
Engineering, product, and design	2
General and administrative	1
Total	8

All of our employees are located in the United States, UAE and in India and are predominantly full-time employees. We have never had a work stoppage, and none of our employees is represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. All employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

Disclosure of a Registrant’s Action to Recover Erroneously Awarded Compensation.

None.

TAX MATTERS

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our common shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income

Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

Corporate Tax Information

The corporate tax rate is determined under the Tax Act as below:

Tax rate

30% general corporate tax rate
25% if turnover is less than INR 4 billion in FY2018/19
22% for domestic company, without special deductions and 0% MAT
15% for domestic manufacture/research company, without special deductions
10% if patent is developed and registered in India
15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes

0% surcharge (SC) where total income does not exceed INR 10 million
7% SC where total income exceeds INR 10 million but is less than INR 100 million
12% SC where total income exceeds INR 100 million
4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

•        income from house property;

•        income from a business or profession;

•        capital gains; and

•        income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

•        it must be of a revenue nature rather than of a capital nature;

•        it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

•        it must be laid out and spent during the relevant previous year;

•        it must not be incurred in respect of private expenses of the taxpayer;

•        it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

•        it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

•        banks,

•        financial institutions,

•        insurance companies,

•        regulated investment companies,

•        real estate investment trusts,

•        broker-dealers,

•        traders that elect to mark to market,

•        U.S. expatriates,

•        tax-exempt entities,

•        persons liable for alternative minimum tax,

•        persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

•        persons that actually or constructively own 10% or more of our stock by vote or value,

•        persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

•        persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

•        persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we will apply to list on the NASDAQ Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “— Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

•        at least 75% of our gross income is passive income, or

•        at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the common shares,

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the NASDAQ Capital Market. If the common shares are regularly traded on the NASDAQ Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

Item 13.     Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$1,095
Legal fees and expenses	125,000
Accounting fees and expenses	30,000
Printing expenses	10,000
Miscellaneous	33,905
Total	$200,000

LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Manatt, Phelps & Phillips, LLP. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2023, and for the fiscal year ended March 31, 2023, from our Annual Report on Form 20-F for the year ended March 31, 2023, have been so included in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Pipara & Co LLP to perform any procedures on any unaudited condensed consolidated financial statement as given in this document.

Our consolidated financial statements as of March 31, 2022, and for the fiscal year ended March 31, 2022, from our Annual Report on Form 20-F for the year ended March 31, 2022, have been so included in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Kreit & Chiu CPA LLP to perform any procedures on any unaudited condensed consolidated financial statement as given in this document.

Kreit & Chiu CPA LLP’s (formerly Paris, Kreit & Chiu CPA LLP) appointment as independent registered public accountant ended effective July 24, 2023. The Audit Committee recommended to the Board of Directors that a change in auditors be approved. On July 24, 2023, by action of Board of Directors upon the recommendation of the Audit Committee, engaged Pipara & Co LLP as the independent registered public accounting firm to audit the financial statements for the fiscal year ending March 31, 2023.

The audited financial statements of Sri Sai Cable and Broadband Pvt Ltd. as of March 31, 2023 and 2022 and have been included in this registration statement in reliance on the report of Pipara & Co LLP, an independent public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•        our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 26, 2023, August 3, 2023, August 23, 2023, September 6, 2023, February 15, 2024, and June 14, 2024, including the exhibits thereto; and

Copies of the documents incorporated herein by reference will be provided to each person, including any beneficial owner, to whom this prospectus is delivered. These documents may be obtained upon written or oral request, without charge, from our Chief Financial Officer by contacting him by mail at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East, Mumbai, India 400 051, by email at shreyas@lytuscorp.com, or by phone at (284) 494-2810. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of and for the Years Ended March 31, 2023 and March 31, 2022

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Lytus Technologies Holdings PTV. Ltd. (LYT)

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Lytus Technologies Holdings PTV. Ltd. (LYT) (the “Company”) which comprise the statement of financial position as of March 31, 2023, and the related statement of comprehensive income, statement of changes in equity, and statement of cash flows for period ended March 31, 2023, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion, the 2023 consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

For, Pipara & Co LLP (6841)

We have served as the Company’s auditor since 2023

Place: Ahmedabad, India
Date: August 18, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Lytus Technologies Holdings PTV. Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Lytus Technologies Holdings PTV. Ltd. and its subsidiaries (the “Company”) as of March 31, 2022, and 2021, the related consolidated statement of profit or loss and other comprehensive income, changes in equity and cash flows, for the years ended March 31, 2022 and March 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2022, and 2021, and the consolidated results of its operations and its cash flows for the years ended March 31, 2022 and March 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has negative working capital, significant balances due within 12 months, and has been impacted by the COVID-19 crisis during the year. As such there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Paris, Kreit & Chiu CPA LLP

New York, NY
September 27, 2022

We have served as the Company’s auditor since 2021.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note No.	As of March 31, 2023	As of March 31, 2022
		(US$)	(US$)
ASSETS
Current assets
Cash and cash equivalents		$311,810	$8,758
Other financial assets		2,529,576	330
Trade receivables	6	1,831,724	—
Other receivables	7	—	50,939,090
Other current assets	8	1,652,936	328,024
Total current assets		6,326,046	51,276,202
Non-current assets
Property and equipment, net	9	9,600,526	—
Capital work-in-process		794,271	—
Intangible assets and goodwill, net	10A	1,060,228	35,259,504
Intangible assets under development		11,051	166,587
Other non-current financial assets	10B	275,049	—
Other non-current assets	10C	8,714,907	—
Deferred tax assets	5	103,746	126,624
Total non-current assets		20,559,778	35,552,715
Total assets		$26,885,824	$86,828,917
LIABILITIES AND EQUITY
Current Liabilities
Borrowings	11A	$3,889,131	$1,038,155
Trade payables	12	6,802,780	941,162
Other financial liabilities	13A	1,715,060	1,510,240
Employee benefits obligation	13B	212	—
Other current liabilities	14	2,452,190	7,998,305
Customers acquisition payable	15	—	29,146,665
Current tax liability	5	399,174	3,305,308
Total current liabilities		15,258,547	43,939,835
Non-current liabilities
Financial Liabilities
Borrowings	11B	10,185	—
Other financial liabilities		321,749	—
Employee benefits obligations		72,456	—
Customer acquisition payable, net of current portion	15	—	29,146,665
Deferred tax liability	5	478,359	1,533,643
Total non-current liabilities		882,749	30,680,308
Total liabilities		16,141,296	74,620,143
Commitments and contingencies	16	8,911,022	730,000
EQUITY
Equity share capital	17	375,766	341,541
Other equity	17	7,830,284	11,865,325
Equity attributable to equity holders of the Company		8,206,050	12,206,866
Non-controlling interest	17 & 24	2,538,478	1,908
Total equity		10,744,528	12,208,774
Total liabilities and equity		$26,885,824	$86,828,917

The accompanying notes are an integral part of the consolidated financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME

	Note No.	For the year ended March 31, 2023	For the year ended March 31, 2022
		(US$)	(US$)
Revenues:
Revenue from contracts with customer	3	$19,008,184	$50,630
Other income	3A	385,145	16,305,533
Total income		19,393,329	16,356,163

Expenses:
Costs of revenue	4	13,884,291	17,722
Amortization of intangible assets	10	16,211	11,894,518
Depreciation	9	680,013	—
Legal and professional expenses	4	833,079	832,319
Staffing expenses	4	633,979	310,894
Other operating expenses	4	2,267,265	473,403
Total expenses		18,314,838	13,528,856

Finance Income	4	19,123	—
Finance Cost	4	2,210,404	2,650,396
Profit before income tax		(1,112,790)	176,911
Income tax expense	5	523,047	579,946
(Loss)/profit for the year		$(1,635,837)	$(403,035)
(Loss)/profit attributable to:
Controlling interest		$(2,348,103)	$(390,067)
Non-controlling interest		712,266	(12,968)

Other comprehensive income
Items that will not be reclassified to profit or loss
Reclassification of defined benefit obligation, net of tax		(1,400)
Items that may be reclassified subsequently to profit or loss
Exchange difference on foreign currency translation of subsidiaries, net of tax		216,022	753,427
Total comprehensive income/(Loss) for the year		$(1,421,215)	$350,392
Total comprehensive income/(Loss) attributable to:
Controlling interest		$(2,190,732)	$363,360
Non-controlling interest		$769,517	$(12,968)

Basic and diluted earnings per share
Basic (loss)/earning per common share	18	$(0.04)	$(0.01)
Basic weighted average number of shares outstanding		36,808,689	34,154,062
Diluted (loss)/earning per common share	18	$(0.04)	$(0.01)
Diluted weighted average number of common shares outstanding		36,808,689	34,154,062

The accompanying notes are an integral part of the consolidated financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Shares (Nos.)	Share capital	Translation of foreign subsidiaries	Retained earnings	Securities Premium reserve	Employee benefits reclassification	Total	Non- controlling interest	Total equity
Balance at March 31, 2021	34,154,062	$341,541	$(1,049,440)	$12,538,469			$11,830,570	$(77,975)	$11,752,595
Adjustment for deconsolidation of subsidiary (refer note 24)			12,936	—			12,936	92,851	105,787
Loss for the year	—	—	—	(390,067)			(390,067)	(12,968)	(403,035)
Foreign currency translation of subsidiaries, net of tax	—	—	753,427	—			753,427	—	753,427
Balance at March 31, 2022	34,154,062	$341,541	$(283,077)	$12,148,402			$12,206,866	$1,908	$12,208,774
Adjustments for Modification of Reachnet Agreement (refer note 23)				(14,319,254)			(14,319,254)		(14,319,254)
Restated Balance	34,154,062	341,541	(283,077)	(2,170,851)			(2,112,387)	1,908	(2,110,480)
Derecognition on disposal of a subsidiary – GHSI			—	—			—	(1,908)	(1,908)
Issue of shares	3,000,895	30,010			14,224,240		14,254,250		14,254,250
Share warrants exercised	421,492	4,215			71,108		75,323		75,323
Cost of IPO					(1,820,404)		(1,820,404)		(1,820,404)
Profit/(Loss) for the year			—	(2,348,103)			(2,348,103)	712,266	(1,635,837)
Acquired in the business combination (Refer Note 35)			—	—			—	1,768,961	1,768,961
Other comprehensive income for the year			158,085	—		(714)	(157,371)	57,251	214,622
Closing balance as at 31 March, 2023	37,576,449	375,766	(124,992)	(4,518,954)	12,474,944	(714)	8,206,050	2,538,478	10,744,528

The accompanying notes are an integral part of the consolidated financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss)/profit for the year	$(1,635,837)	$(403,035)
Adjustment to reconcile (loss)/profit to net cash used in operating activities:
Deferred tax (benefit)/expense	135,640	(537,915)
Income tax expense	387,407	1,117,861
Amortization of intangible assets	696,224	11,894,518

Loss on deconsolidation of subsidiary (refer note 24)	192,776	225,098
Fair value gain on remeasurement of warrant liability	(22,766)	(1,487,589)
Remeasurements of the net defined benefit plans	30,606	—
Expected credit loss on trade receivables	(120,544)	—
Finance Cost	2,210,404	2,650,396
Sundry balances written off during the year	—	5,571
Liabilities no longer required written back	(360,878)	(425,853)
Finance income	(19,123)	—
Change in operating assets and liabilities:
Inventories	—	—
Trade receivable	381,946	85,358
Other receivable	—	(16,970,571)
Other financial assets	102,242	—
Other assets	(730,555)	(120,600)
Trade payable	132,056	456,528
Other financial liabilities	(566,378)	227,670
Other current liabilities	255,511	2,705,196
Security Deposits	—	—
Cash flow used in operating activities after working capital changes	1,068,731	(577,367)
Income tax (paid)/refund, net	84,604	—
Net cash used in operating activities	1,153,335	(577,367)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment and intangible assets (including intangible assets under development)	(10,820,099)	(166,721)
Sale of property, plant and equipment and intangible assets	—	—
Interest received	19,123	—
Advances for acquisition of network	(2,119,038)	—
Purchase of shares of GHSI	—	—
Net cash used in investing activities	(12,920,014)	(166,721)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term borrowings from directors	(1,000,000)	292,904
Proceeds from 7% secured promissory notes, net		880,000
Repayment of short term borrowings – Directors Loans	518,125	(304,500)
Proceeds on issuance of shares	12,509,169	—
Proceeds from financial institutions (net)	10,449	—
Interest, commission and other charges paid	(382,341)	(88,000)
Deferred IPO costs paid	—	(34,164)
Net cash provided by financing activities	11,655,402	746,240
Net increase (decrease) in cash and cash equivalents	(111,277)	2,152
CASH AND CASH EQUIVALENTS – beginning of period	8,758	26,142
Acquired in Business Combination (refer note 23)	432,138	—
Adjustment for deconsolidation of subsidiary (refer note 24)	(7,608)	(19,538)
Effects of exchange rate changes on cash and cash equivalents	(10,201)	2
CASH AND CASH EQUIVALENTS – end of period	$311,810	$8,758

The accompanying notes are an integral part of the consolidated financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Lytus Technologies Holdings PTV. Ltd. (Reg. No. 2033207) (“Lytus Tech” or the “Company”) was incorporated on March 16, 2020 (date of inception) under the laws of the British Virgin Islands (BVI). On March 19, 2020, Lytus Tech acquired a wholly owned subsidiary in India, Lytus Technologies Private Limited (CIN U22100MH2008PTC182085) (“Lytus India”), on April 1, 2022, it acquired a majority shareholding (51%) in an Indian company, Sri Sai cable and Broadband Private Limited (CIN U74999TG2018PTC124509) (“Sri Sai” or “SSC”) and on January 1, 2023, it acquired a wholly owned subsidiary in United States, Lytus Technologies Inc3. On March 31, 2020, it acquired a majority shareholding (51%) in DDC CATV Network Private Limited (CIN: U64100DL2013PTC260426) (“DDC India” or “DDC CATV”), however, it has been deconsolidated effective from April 1, 2021 (refer note 24) and on October 30, 2020, it acquired 75% of voting equity interests of Global Health Sciences, Inc. (“GHSI”), however, it has been deconsolidated effective from March 1, 2023.

The Company’s registered office is at 116 Main Street, P.O. Box 3342, Road Town, Tortola British Virgin Islands. The consolidated financial statements comprise financial statements of the Company and its subsidiaries (together referred to as “the Group”).

On June 17, 2022, the Company consummated its initial public offering (“IPO”) on NASDAQ Capital Markets. The Company has listed common shares on the NASDAQ Capital Market under the trading symbol “LYT”. The Company has raised gross proceeds of $12.40 million from initial public offering of 2,609,474 shares at $4.75 per common shares and has raised gross proceeds of $1.86 million from overallotment of 391,421 shares at $4.75 per common shares.

Basis of preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

The accounting policies used for the preparation of these consolidated financial statements are based upon the application of IFRS 1.D17, which results in assets and liabilities being measured at the same carrying amount as in the standalone financial statements of subsidiaries for the year ended March 31, 2023 and for the year ended March 31, 2022 after adjusting for consolidation and equity accounting adjustments and for the effects of the business combination in which the entity acquired the subsidiary.

The functional and reporting currency of the Company and Group is “INR” and “USD”, respectively and all amounts, are rounded with two decimals, unless otherwise stated. The consolidated financial statements have been prepared under the historical cost convention.

____________

3        “The Company has deconsolidated two companies — DDC CATV during the period ending March 31, 2022 and GHSI during the period ending March 31, 2023. Refer to note 24.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Basis of Consolidation

The subsidiaries considered in the preparation of these consolidated financial statements are:
Name of Subsidiary		% Shareholding and Voting Power
	Country of Incorporation	As of March 31, 2023	As of March 31, 2022
Lytus Technologies Private Limited	India	100%	100%
Sri Sai Cable and Broadband Private Limited	India	51%	—
Lytus Technologies Inc.	United States	100%	—
DDC CATV Network Private Limited (Deconsolidated on April 1, 2021) (refer note 24)	India	—	—
Global Health Sciences, Inc. (Deconsolidated on March 1, 2023) (Refer to Note 24)	United States	—	75%

These consolidated financial statements are prepared in accordance with IFRS 10 “Consolidated Financial Statements”.

Subsidiaries are entities controlled by the Company. Control is achieved where the Company has existing rights that give it the current ability to direct the relevant activities that affect the Company’s returns and exposure or rights to variable returns from the entity. Subsidiaries are consolidated from the date of their acquisition, being the date on which the group obtains control, and continue to be consolidated until the date that such control ceases.

The consolidated financial statements of the Company and its subsidiaries are combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses. Intra-group balances and transactions and any unrealized profits or losses arising from intra group transaction, are eliminated. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

Non-controlling interests (NCI) in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Non-controlling interests consist of the amount of those interests at the date of the acquisition and the non-controlling shareholders’ share of changes in equity since the date of the acquisition.

Going Concern:

Negative working capital and Cash Flow

We have a negative working capital of $8,932,501 as of March 31, 2023 and cash flow from operating activities to the extent of $1,153,335 for the year ended March 31, 2023 and cash used in operating activities to the extent of $577,367 for the year ended March 31, 2022. Further, the current liabilities of the company as of March 31, 2023, was $15,258,547 and as of March 31, 2022 was $43,939,834 and non-current liabilities as of March 31, 2023, was $882,749 and as of March 31, 2022 was $30,680,308.

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditure. As we continue to grow our subscriber base, we expect an initial funding period to grow new products that may have an impact from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment instalment plans.

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions for future business operations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from securities offerings or other borrowings to

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Critical accounting estimates

The preparation of the consolidated financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 2.

New, revised or amended Accounting Standards and Interpretations adopted for the year ended March 31, 2023.

New, revised or amended Accounting Standards and Interpretations not yet Adopted

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective.

•        Amendments to IAS 1 Classification of Liabilities

•        Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

•        Amendments to IAS 8 Definition of Accounting Estimates

•        Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction

IAS 1 — Classification of Liabilities

The IASB has issued ‘Classification of Liabilities as Current or Non-current (Amendments to IAS 1)’ providing a more general approach to the classification of liabilities under IAS 1 based on the contractual agreements in place at the reporting date. The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and are to be applied retrospectively with application permitted. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

IAS 1 — Disclosure of Accounting Policies

In February 2021, IASB issued ‘Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)’ which is intended to help entities in deciding which accounting policies to disclose in their financial statements. The amendments to IAS 1 require entities to disclose their material accounting policies rather than their significant accounting policies. The amendments to IFRS Practice Statement 2 provide guidance on how to apply the concept of materiality to accounting policy disclosures. The Group does not expect this amendment to have any significant impact in its financial statements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

IAS 8 — Definition of Accounting Estimates

In February 2021, IASB issued ‘Definition of Accounting Estimates (Amendments to IAS 8)’ to help entities to distinguish between accounting policies and accounting estimates. The definition of a change in accounting estimates has been replaced with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”. Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The Group does not expect this amendment to have any significant impact in its financial statements.

IAS 12 — Income Taxes

In May 2021, IASB issued ‘Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12), which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments narrowed the scope of the recognition exemption in paragraphs 15 and 24 of IAS 12 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The Group does not expect this amendment to have any significant impact in its financial statements.

The IASB has issued the amendments to IFRS 10 and IAS 28 deal with situations where there is a sale or contribution of assets between an investor and its associate or joint venture. The effective date of the amendments has yet to be set by the Board. The Group does not expect the amendment to have any impact on its consolidated financial statements.

Amendments to IAS 16 for the proceeds before intended use. The amendments prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced before that asset is available for use. The amendments are effective for annual periods beginning on or after 1 January 2022. The Group does not expect the amendment to have any impact on its consolidated financial statements.

Amendments to IAS 37 for cost of fulfilling a contract. The amendments specify that the cost of fulfilling a contract comprises the costs that relate directly to the contract. The amendments are effective for annual periods beginning on or after 1 January 2022. The Group does not expect the amendment to have any impact on its consolidated financial statements.

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realization in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in the consolidated statements of comprehensive income.

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of India (INR) which is the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in United States dollars.

Transactions and balances

Foreign currency transactions are translated into the presentation currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognized in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as of fair value through other comprehensive income are recognized in other comprehensive income.

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)     assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)    income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)   all resulting currency translation differences are recognised in the consolidated statements of profit or loss and other comprehensive income within “other comprehensive income” and accumulated in translation reserve. These currency translation differences are reclassified to the consolidated statements of profit or loss and other comprehensive income on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign subsidiaries and translated at the closing rates at the reporting date.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Instruments

Financial Assets

Classification

The Group classifies its financial assets in the following measurement categories:

•        those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•        those to be measured at amortized cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Debt instruments

Subsequent measurement of debt instruments depends on the Group business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost:    Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

FVPL:    Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Group subsequently measures all equity investments at fair value. Where the Group management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Group right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Group assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognized initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Group financial liabilities include trade and other payables, loans, and borrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost:

After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Group prior to the end of the period which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as of the date of transition are accounted for as contributions and recognized as part of the cost of the equity investment.

Share Warrant Liability

The share warrants can be accounted as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 — Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement. Share warrants are accounted for as a derivative in accordance with IFRS 9 — Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative. Share Warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash. The Company will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at their inceptions date fair value and subsequently re-measured at each reporting period with change being recognised in the consolidated statements of profit or loss and other comprehensive income.

Derecognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial Liability

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Income tax

The income tax expense or benefit for the period is the tax payable on that period’s taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognized for prior periods, where applicable.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Deferred tax assets and liabilities are recognized for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for:

•        When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or

•        When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled, and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

The carrying amount of recognized and unrecognized deferred tax assets are reviewed at each reporting date. Deferred tax assets recognized are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognized deferred tax assets are recognized to the extent that it is probable that there are future taxable profits available to recover the asset.

Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously.

As of March 31, 2023 and March 31, 2022, the Group had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Group recognizes interest and penalties related to significant uncertain income tax positions in other expense. There were no such interest and penalties incurred for the period ended March 31, 2023 and for the year ended March 31, 2022.

Under section 115-O of the Indian Income Tax Act, 1961, distribution of dividends, paid by Indian company until March 31, 2020 is subject to dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Property and Equipment

Property and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit or Loss during the reporting period in which they are incurred.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Capital work in progress (CWIP) includes cost of property and equipment under installation/under development, as of balance sheet date. All project related expenditures related to civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental/attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property and Equipment are derecognized from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit or Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property and equipment less their estimated residual values using the written down method over their estimated useful lives and is generally recognized in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property and equipment for current and comparative periods are as follows:
Buildings	40 years
Property and equipment	3 – 15 years
Fixtures and fittings	5 – 10 years
Office equipments	5 – 10 years
Plant and Machinery	5 – 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in the consolidated statements of profit or loss and other comprehensive income when incurred.

Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognised in the consolidated statements of profit or loss and other comprehensive income.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:
Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years
Commercial Rights	5 – 10 years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: [IAS 38.21]

a.it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.      the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. [IAS 38.22] The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. [IAS 38.33]

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programmes by the Group are capitalised as intangible assets when the following criteria are met:

•        it is technically feasible to complete the computer software programme so that it will be available for use;

•        management intends to complete the computer software programme and use or sell it;

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

•        there is an ability to use or sell the computer software programme;

•        it can be demonstrated how the computer software programme will generate probable future economic benefits;

•        adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•        the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortised.

Revenue

Revenue is recognized based on the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

To determine whether to recognize revenue, the Group follows a 5-step process:

1.      Identifying the contract with a customer

2.      Identifying the performance obligations

3.      Determining the transaction price

4.      Allocating the transaction price to the performance obligations

5.      Recognizing revenue when/as performance obligation(s) are satisfied

Further information about each source of revenue from contracts with customers and the criteria for recognition follows.

Subscription revenues

Subscription income includes subscription from subscribers. Revenue is recognized upon completion of services based on underlying subscription plan or agreements with the subscribers. Invoice for subscription revenue is raised on a monthly basis. These services are consumed by the client and their members in accordance with the service programs selected by the client included in the client services agreements.

Client service agreements are renewed on an annual bass and can be terminated based upon terms specified in the agreements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Carriage/Placement/Marketing Incentive revenues

Carriage/Placement/Marketing Incentive fees are recognized upon completion of services based on agreements with the broadcasters.

Advertising revenues

Advertisement income is recognized when relevant advertisements are telecasted.

Telemedicine revenues

Telemedicine revenue is derived from monthly invoiced services fees that are recognized as services that are rendered and earned under agreements with clients. Clients are business entities, such as physicians offices, medical care groups, hospitals and other healthcare institutions that have contracted with us to offer telemedicine services to their covered lives. Clients are our customers and the patients of these clients who are enrolled in the telemedicine services programs are referred to as members. We provide services to assist care providers to improve member health results and reduce healthcare costs by providing an overall health management solution through the integration of our devices, supplies, access to our web-based platform, electronic data records, and clinical services.

For the most part services costs to the client are primarily fees for services rendered to each member on a per month basis for each eligible and active member based upon accessibility and usage of services by each client and member. These services are consumed by the client and their members in accordance with the service programs selected by the client included in the client services agreements. Client service agreements are renewable on an annual basis and can be terminated based upon terms specified in the agreements.

Goods and Service Tax on all income

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue consists primarily of cost of materials consumed, broadcaster/subscription fees and leaseline charges. Costs of revenue are recognized when incurred and have been classified according to their primary function.

Other operating expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as finance cost.

Deferred Offering Costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the proposed Initial Public Offering (IPO) and that would be charged to stockholder equity upon completion of the proposed IPO. Should the proposed IPO prove unsuccessful, deferred costs and additional expenses to be incurred would be charged to operations. As of March 31, 2023 and March 31, 2022, the Company had deferred offering costs of $0 and $34,164, respectively.

Issued Capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Dividends

Dividend distributions to the Group’s shareholders are recognized as a liability in the financial statements in the period in which the dividends are approved.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the controlling interest, excluding any costs of servicing equity other than common shares, by the weighted average number of common shares outstanding during the financial year, adjusted for bonus elements in common shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential common shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential common shares.

Trade and other receivable

Assessment as to whether the trade receivables: When measuring Expected Credit Loss (ECL) of receivables the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The payment protocols with respect to the Telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segments.

Reclassification:

Previous year figures have been regrouped and reclassified to conform with the current year classification.

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the year ended March 31, 2023 and March 31, 2022.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”). See Note 1 on Financial Instruments on page F-13 – F-15 for additional discussion on FVTPL and FVOCI.

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

Fair value estimation of share warrants.

Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

Assessment as to whether the trade receivables are impaired

When measuring Expected Credit Loss (ECL) of receivables the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our services. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS (cont.)

impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS

Revenue from contract with customers consist of the following for the year ended March 31, 2023 and for the year ended March 31, 2022:

Disaggregated revenue information	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Types of services:
Subscription Income	$13,930,887	$—
Carriage/Placement fees	3,406,204	—
Advertisement Income	1,413,553	—
Telemedicine service charges	—	50,630
Activation Installation Fees	257,540	—
Total Revenue from customers	$19,008,184	$50,630

Timing of revenue recognition
Product transferred at point in time	—	—
Services transferred over time	$19,008,184	$50,630
Total	$19,008,184	$50,630

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS (cont.)

Contract balances:

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Receivables, which are included in ‘trade receivables	$1,831,724	$—

Performance obligations:

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

The Company has modified its earlier arrangement with its erstwhile partner and has simultaneously acquired controlling stake in Sri Sai, vide the modification agreement and the share purchase agreement. The modification effective date is April 1, 2022 and the acquisition effective date is also April 1, 2022. Refer to Note 23 and Note 23B for details on the modification and acquisition. In pursuant with the modification agreement, the Company has acquire Sri Sai, an active MSO licensed company performing obligations as provided in the customer contracts and providing distinct telecast/streaming services to its subscribers.

For the year ended March 31, 2023, the revenue from Sri Sai operational activity is recorded as Revenue from Contract with Customers, as per the IFRS 15. The five steps mentioned in the IFRS 15 is met and satisfied by Sri Sai in respect of its business operation of providing streaming cable services to its subscriber base (five steps in IFRS are as under: (i)identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognise revenue when the entity satisfies a performance obligation).

NOTE 3A — OTHER INCOME

Other income	For the year ended March 31, 2023	For the year ended March 31, 2022
Income from revenue entitlement rights*	—	14,392,091
Fair value gain on warrant liability	22,766	1,487,589
Miscellaneous Income	1,501	—
Sundry Balances written back	360,878	425,853
	385,145	16,305,533

Income from revenue entitlement rights:

The Company has modified its earlier arrangement with its erstwhile partner and has simultaneously acquired controlling stake in Sri Sai, vide the modification agreement and the share purchase agreement. The modification effective date is April 1, 2022 and the acquisition effective date is also April 1, 2022. During the year, the Company has no “other income” in pursuant with the modification agreement. Accordingly, the Group has reversed the accounting for the other income in respect of contract with the erstwhile partner for the period April 1, 2022 to September 30, 2022. Refer to Note 23 and Note 23B for details on the modification and acquisition.

Other income for the year ended March 31, 2022 includes Income from revenue entitlement rights of $14,392,091, and relates to the arrangement as valid and applicable for the year ended March 31, 2022. The income is regarded as “Other Income” in compliance with the AP21B and AP21C of the IFRS 15. Since there was no change in the status

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3A — OTHER INCOME (cont.)

of the agreement, during the period ended March 31, 2022, the Group continued to apply IFRS 15 and continued to consistently report the income as “Other Income”. However, for the year ended March 31, 2023, the revenue from operations is recorded as Revenue from Contract with Customers, as per the IFRS 15.

Fair value gain on remeasurement of share warrant liability

Other Income of $22,766 is presented for the year ended March 31, 2023 and $1,487,589 million is presented for the year ended March 31, 2022.

The outstanding warrants as referred in Note 13A are recognized as a warrant liability on the balance sheet and measured at their inceptions date fair value and subsequently re-measured at each reporting period with change being recorded as a component of other income in the statement of operations.

Liabilities no longer required written back

Other income of $360,878 includes provision for staff costs of Lytus India no longer required for the year ended March 31, 2023.

Other income of $425,853 includes amount no longer payable to owners of DDC on deconsolidation (refer note 24) for the year ended March 31, 2022.

NOTE 4 — EXPENSES

Expenses consist of the following for the year ended March 31, 2023 and March 31, 2022:

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Cost of revenue	$13,884,291	$17,722
Amortization of intangible assets	16,211	11,894,518
Depreciation	680,013	—
Legal and professional expenses	833,079	832,319
Staffing expense	633,979	310,894
Other operating expenses	2,267,265	473,402
Total expenses	$18,314,838	$13,528,855
	For the year ended March 31, 2023	For the year ended March 31, 2022
	(In USD)	(In USD)
Cost of revenue consists of :
Cost of materials consumed	—	17,722
Broadcaster/Subscription Fees	12,715,217
Lease Line/Bandwidth charges	1,091,700
Cable Hardware & Networking Exp.	28,129
Ham Charges	3,156
Activation installation costs	37,217	—
Programming expenses	8,872	—
	13,884,291	17,722

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — EXPENSES (cont.)

During the year ending March 31, 2023, the Company has recorded costs of revenue of $13,884,291 relating to the business of Sri Sai, a licensed Multi System Operator in the business of telecasting/streaming of broadcast channels to subscribers for a subscription charge.

During the year ending March 31, 2022, the Company has recorded costs of material consumed of $17,722 relating to earlier arrangement with the erstwhile partner.

	For the year ended March 31, 2023	For the period ended March 31, 2022
	(US$)	(US$)
Legal and professional expenses consist of:
Audit fees	$144,747	$331,633
Legal and professional fees	688,332	493,219
Others	—	7,467
Total expenses	$833,079	$832,319

Staffing expenses consists of:

Salaries, wages and bonus	$555,591	$310,894
Director remuneration	—	—
Contribution to a gratuity fund	30,606
EPF, ESIC and Labour welfare fund	34,738	—
Staff welfare expenses	13,044
Total expenses	$633,979	$310,894

Staff costs includes salary paid to the various operations and administrative persons and director of the subsidiaries.

The Group provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

Details of other operating expenses:

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Electricity charges	59,036	—
Repair & Maintainence expenses	129,987	—
Business promotion expenses	3,508	—
Operating lease rentals	15,327	339
Regulatory expenses	69,929	—
Conveyance & Traveling expenses	112,111	13,819
Security charges	5,150	—
Commission charges	1,465,012	16,340
Credit Loss allowances	(120,544)	—
CSR expenses	—	112,287
Loss on disposal of a subsidary	192,776	225,098
Other operating expenses (refer note below)	334,973	105,520
Total other expenses	$2,267,265	$473,403

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — EXPENSES (cont.)

We had retained Skyline Corporate Communications Group, LLC for our capital markets, financial and public relations advisory services. The Company could not make payments under the contract, as the client did not comply with the mandatory regulatory requirements. The client has approach for arbitration. On April 11, 2023, the arbitrator has awarded final damages in favor of Skyline of $130,000.

Details of Finance and other income

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Interest on income tax refund	$19,123.00	$
Total	$19,123.00	$—

Details of Finance and other costs

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Interest on bank overdrafts, loans and other financial liabilities	$328,449	$427,745
Interest on lease liabilities	$21,845	$
Commission and other borrowings	122,000	66,000
Collection charges	125,930
Foreign exchange losses on borrowings	—	—
Share warrant expenses	1,607,791	1,562,911
Other costs – interest on tax payables	4,389	593,740
	2,210,404	2,650,396
	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Total borrowing costs	$2,210,404	$2,650,396
Less: amounts included in the cost of qualifying assets	$—	$—
	2,210,404	2,650,396

The Company has reclassified the share warrant expenses as finance costs in respect of bridge financing obtained during the year ending March 31, 2023 and March 31, 2022.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX

Income tax consist of the following for the year ended March 31, 2023:

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Current tax expenses	$387,407.00	$1,117,861
Deferred tax (benefit)/expense	135,640.00	(537,915)
Income tax expense	$523,047.00	$579,946

Consolidated statement of comprehensive income

	For the year ended March 31, 2023	For the year ended March 31, 2022
	(US$)	(US$)
Deferred tax related to item charged directly to equity:
Net loss/(gain) on translations of foreign subsidiaries	$(72,663)	$(253,425)
Total	$(72,663)	$(253,425)

Deferred tax related to the translations of foreign operations consists of Lytus Technologies Private Limited and Sri Sai from INR to USD have been calculated at the rate of the jurisdiction in which a subsidiary situated i.e. in India (at the rate of 25.17% for the years ended March 31, 2023 and 2022, respectively).

Accounting for Income Taxes

British Virgin Islands

Under the current laws of BVI, Lytus Technology Holdings Ptv. Ltd. is not subject to tax on income or capital gains. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

GHSI

Prior to enactment of P.L. 115-97, a non-US corporation engaged in a US trade or business was taxed at a 35% US CIT rate on income from US sources effectively connected with that business (i.e. effectively connected income or ECI). However, as noted above, P.L. 115-97 significantly revised the federal tax regime. P.L. 115-97 permanently reduced the 35% CIT rate on ECI to a 21% flat rate for tax years beginning after 31 December 2017. Certain US-source income (e.g. interest, dividends, and royalties) not effectively connected with a non-US corporation’s business continues to be taxed on a gross basis at 30%.

Alternate Minimum Tax

AMT previously was imposed on corporations other than S corporations (see below) and small C corporations (generally those with three-year average annual gross receipts not exceeding 7.5 million US dollars [USD]). The tax was 20% of alternative minimum taxable income (AMTI) in excess of a USD 40,000 exemption amount (subject to a phase-out). AMTI was computed by adjusting the corporation’s regular taxable income by specified adjustments and ‘tax preference’ items. Tax preference or adjustment items could arise, for example, if a corporation had substantial accelerated depreciation, percentage depletion, intangible drilling costs, or non-taxable income.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

P.L. 115-97 repealed the corporate AMT effective for tax years beginning after 31 December 2017 and provided a mechanism for prior-year corporate AMT credits to be refunded by the end of 2021.

P.L. 116-136, enacted as part of COVID-19 relief legislation, amended this provision and provided for all corporate AMT credits to be refunded by the end of 2019. More specifically, P.L. 116-136 accelerated the ability of companies to receive refunds of AMT credits in tax years beginning in 2019. Alternatively, companies could elect to claim the entire refundable AMT credit in tax years beginning in 2018.

State Taxes:

Corporate Income Tax rates vary from state to state and generally range from 1% to 12% (although some states impose no income tax). The most common taxable base is federal taxable income, which is modified by state provisions and generally is apportioned to a state on the basis of an apportionment formula consisting of one or more of the following: tangible assets and rental expense, sales and other receipts, and payroll. Many states are moving away from a three-factor formula in favour of a one-factor receipts apportionment methodology.

There are effectively no taxes in GHSI, as GHSI is running into tax losses in United States during the year ended March 31, 2022.

India (subsidiary in India)

Income tax expense represents the sum of the current tax and deferred tax.

The charge for current tax is based on the result for the period adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Current and deferred tax is recognized in the income statement unless the item to which the tax relates was recognized outside the income statement being other comprehensive income or equity. The tax associated with such an item is also recognized in other comprehensive income or equity respectively.

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Accounting profit before tax	$(1,112,790)	$176,911
Less: Net loss of the Lytus BVI and non-taxable loss/(profit) of GHSI	(3,134,953)	(1,421,362)
Net Accounting profit	2,022,163	1,598,273
At Indian statutory income tax rate of 25.17%	508,979	402,286
Accelerated tax depreciation	(139,328)	537,958
Others mainly timing differences	8,038	—
Non-deductible expenses net	—	177,708
Exchange differences	9,718	(91)
Current income tax expense reported on consolidated statements of profit or loss and other comprehensive income	$387,407	1,117,861

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

Reflected in the financial statement of financial position as follows:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Opening balance	$3,305,308	2,313,098
Acquired in business combination (Refer Note 23)	121,319	—
Current income tax accrual	387,407	$1,117,861
Adjustment on account of modification	(3,399,850)
Exchange rate difference	(15,010)	(103,837)
Taxes paid/adjustments	—	—
Reversed on deconsolidation of a subsidiary	—	(21,814)
Closing balance of current income taxes payables	$399,174	$3,305,308

Deferred tax

Deferred tax relates to the following temporary differences:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Deferred tax assets
Acquired in business combination	$—	$—
Accelerated depreciation on tangible and intangible assets	—	—
Temporary timing differences	(22,878)	22,878
Foreign currency translations of foreign subsidiary	126,624	103,746
Exchange rate difference	—	—
On change of rates from 22.88% to 25.17%	—	—
Total deferred tax assets	$103,746	$126,624

Deferred tax liabilities
Accelerated depreciation on tangible and intangible assets	$1,625,271	$1,599,108
Acquired in business combination	295,177	—
Temporary differences	9,929	—
On translations of foreign subsidiary operations	72,663	—
Reversed in deconsolidation/Modification of contracts	(1,533,644)	—
Exchange rate difference	8,963	(65,465)
Total deferred tax liabilities	$478,359	$1,533,643

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

Reconciliation of deferred tax (liabilities)/asset net:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Opening balance	$(1,407,020)	$(1,689,279)
Tax expense during the period recognised in profit & loss	(135,640)	537,958
Exchange rate difference	(37,613)	73,149
Tax expenses during the period recognised in other comprehensive income	72,663	(253,425)
Temporary timing differences	(9,929)	—
Reversed on deconsolidation of a subsidiary	1,510,767	(75,423)
Acquired in business combination	(295,177)	—
Total deferred tax (liabilities)/assets net	$(374,613)	$(1,407,020)

NOTE 6 — TRADE RECEIVABLES

Trade receivables consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Receivable from related parties	352,424
Receivable from others	1,537,132	—
Less: allowance for doubtful debts (expected credit loss)	(57,832)
Total receivables	$1,831,724	$—

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Group has recognised a loss allowance of 100% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — TRADE RECEIVABLES (cont.)

The following table details the risk profile of trade receivables based on The Group’s provision matrix. As The Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between The Group’s different customer base.

As at March 31, 2023

Ageing	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Gross carrying amount	—	—	—	—	—	—
Expected loss rate	0.00%	0.00%	0.03%	5.82%	50.00%
Estimated total gross carrying amount at default	1,259,489	239,522	220,966	59,573	110,006	1,889,556
Lifetime ECL	0.01	0.10	73.16	3,641.53	54,116.20	57,831

As at March 31, 2022

Ageing	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Gross carrying amount	50,939,090	—	—	—	—	50,939,090
Expected loss rate	0.00%	0.00%	0.00%	0.00%	0.00%
Estimated total gross carrying amount at default						50,939,090
Lifetime ECL						—

The following table shows the movement in lifetime ECL that has been recognised for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectively assessed	Individually assesse
Balance as at 31 March 2023	1,889,554	57,831
Balance as at 31 March 2022	—	—

NOTE 7 — OTHER RECEIVABLES

Other receivables consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Net Receivable from Reachnet Cable Service Pvt. Ltd.	$—	$43,168,720
GST and other taxes	—	7,770,370
	$—	$50,939,090

Refer to Note 23 and 23B for explanations on modification and acquisition of Sri Sai and its impact on the other receivable balance of erstwhile partner as on March 31, 2022.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Balances with government authorities	$507,696	$27,400
Advance to suppliers	295,601	—
Advance to staff	2,972	—
TDS Receivables	297,764	—
Advance payment of interest on loans	194,445	30,000
Advance payment of commission on loans	140,000	22,002
Deferred IPO costs	—	34,164
Other receivables – Balance with Director	214,458	214,458
Prepaid expenses	—	—
	$1,652,936	$328,024

NOTE 9 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Description	ROU- office premises	Building	Plant and equipment	Furniture and fittings	Vehicles	Office equipment	Computer equipment	Total
Gross carrying value
As at March 31, 2021	—	—	1,160,772	337	754	17,419	1,113	1,180,395
Derecognised on deconsolidation of subsidiary			(1,160,772)	(337)	(754)	(17,419)	(1,113)	(1,180,395)
As at 31 March , 2022	—	—	—	—	—	—	—	—
Additions	461,420		2,326,888	11,802	24,396	796	26,856	2,852,158
Acquisition through business combination	25,111	32,006	7,349,465		17,600		4,199	7,428,381
As at 31 March , 2023	486,531	32,006	9,676,353	11,802	41,996	796	31,055	10,280,539

Accumulated depreciation and impairment loss
As at March 31, 2021	—	—	232,822	89	139	6,887	227	240,164
Derecognised on deconsolidation of subsidiary			(232,822)	(89)	(139)	(6,887)	(227)	(240,164)
As at 31 March , 2022	—	—	—	—	—	—	—	—
Charge for the year	50,845	462	616,304	421	7,307	61	4,613	680,013
As at 31 March , 2023	50,845	462	616,304	421	7,307	61	4,613	680,013

Net block as at 31 March, 2022	—	—	—	—	—	—	—	—
Net block as at 31 March, 2023	435,686	31,544	9,060,049	11,381	34,689	735	26,442	9,600,526

Vehicle of $41,996 as at March 31, 2023 is pledged as security for borrowings

*       Refer to Note 23 for acquisition of subsidiary and Note 24_______ for deconsolidation of a subsidiary.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10A — INTANGIBLE ASSETS AND GOODWILL

Intangible assets and Goodwill consist of the following:

Description	Customer	Goodwill	Commercial rights	Softwares	Total	Intangible asset under development
Gross carrying value
As at March 31, 2021	59,216,654	390,927		377	59,607,958	—
Additions					—	166,587
Derecognised on ‘Disposals of a subsidary		(317,752)		(377)	(318,129)
Exchange differences		167			167
As at 31 March, 2022	59,216,654	73,008		—	59,289,662	166,587
Additions					—	4,464
Derecognised on ‘Disposals of a subsidary		(68,500)		—	(68,500)
Write off	(59,216,654)				(59,216,654)	160,000
Exchange differences		60,886			60,886
Acquisation through business combination		793,324	339,277	216	1,132,817
As at 31 March, 2023	—	736,946	339,277	216	1,076,439	11,051

Accumulated amortisation
As at March 31, 2021	12,135,640	—		114	12,135,754	—
Charge for the year	11,894,518	—		—	11,894,518
Derecognised on ‘Disposals of a subsidary				(114)	(114)

As at 31 March, 2022	24,030,158	—		—	24,030,158	—
Charge for the year	—	—	16,157	54	16,211
Write off	(24,030,158)				(24,030,158)
As at 31 March, 2023	—	—	16,157	54	16,211	—

Net block as at 31 March, 2022	35,186,496	73,008		—	35,259,504	166,587
Net block as at 31 March, 2023	—	736,946	323,120	162	1,060,228	11,051

Refer to Note 23 for acquisition of subsidiary and Note 24_______ for deconsolidation of a subsidiary.

NOTE 10B — Other non-current financial asset

Other non-current financial asset consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Deposit for award (Skyline)	$205,000
Deposit for rent and devices	$70,409	$—
	$275,409	$—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10C — Other non-current assets

Other non-current assets consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Capital advances for property, plant and equipment	$8,714,907	—

NOTE 11A — BORROWINGS (CURRENT)

Borrowings consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Secured Borrowings
7% Senior secured promissory note	$—	1,000,000
Vehicle loan from financial institution	10,946

Unsecured Borrowings
0% Senior Convertible Notes	3,333,333
Loan from directors	$532,960	$36,851
Loan from a related party	$1,304	$1,304
Loan from others	10,587
	3,889,131	1,038,155

0% Senior unsecured convertible notes

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). Refer to note 13A.

7% Senior secured promissory note

The Secured Promissory Notes amount is $1,000,000 at a 7% original issue discount. The securities of the note are senior guaranteed by Global Health Sciences, Inc., a Delaware corporation, and secured by a security interest in the assets of Global Health Sciences, Inc. In addition, the Company’s performance of its obligations hereunder is secured by a pledge of the Company’s shares of the common stock of Global Health Sciences, Inc. but are not convertible into the Company’s stock. The senior secured note also contains certain default provisions and is subject to standard covenants such as restrictions on issuing new debt. In conjunction with the note, the Company issued a warrant exercisable into 0.5 million shares with a term of three years and strike price of $10. The Warrants also contain certain antidilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions as well as a potential adjustment to the exercise price based on certain events. The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at their inceptions date at fair value and subsequently re-measured at each reporting period with change being recorded as a component of other income in the statement of profit or loss and other comprehensive income (refer note 13A)

Loan from directors is interest free and is repayable on demand.

Loans from financial institutions is towards purchased of vehicles which has been kept as security with them. The borrowings is repayable in 36 equal installments and rate of borrowigs is 8.5 % p.a.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11B — BORROWINGS (NON-CURRENT)

Borrowings consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Secured Borrowings
Vehicles Loans from Financial Institutions	$10,185	—

NOTE 12 — TRADE PAYABLES

Trade payables consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Trade payables due to related parties	2,716,238
Trade payables – Others	$4,038,790	$571,773
Employee related payables	47,752	369,389
	$6,802,780	$941,162

NOTE 13A — OTHER FINANCIAL LIABILITIES

Other financial liabilities consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Lease liabilities	$120,981	$—
Interest on tax payable	—	845,792
Interest accrued on 7% senior secured promissory note	—	337,745
Share warrants liability	1,585,025	75,322
Professional fees payable	9,054	251,381
	$1,715,060	$1,510,240

Share Warrants Liability

For the year ending March 31, 2023

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). It is clarified that the Company has classified this transaction as proceeds from the issuance of equities under cashflows from financing activities.

The Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the Warrants.

In accordance with IFRS, a contract that will or may be settled other than by the exchange of a fixed amount of cash for a fixed number of the entity’s own equity fails to meet the definition of equity and must instead be classified as a liability and measured at fair value with changes in fair value recognized in the consolidated statements of profit or loss and other comprehensive income loss at each reporting date. The liabilities will ultimately be converted into the Company’s equity (common shares) when the warrants are exercised, or will be extinguished on the expiry of the outstanding warrants.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13A — OTHER FINANCIAL LIABILITIES (cont.)

The fair value of warrant liability was measured using a Black Scholes Model. The Warrants outstanding and fair value at each of the respective valuation dates are summarized below:

Share Warrant Liability	Warrants Outstanding	Fair Value per shares	Fair Value
		($)	($)
Fair value at initial measurement date Nov 9, 2022	1,754,386	0.62	1,607,791
(Gain) on remeasurement of warrant liability at fair value			(22,766)
Fair value as of March 31, 2023	1,754,386	0.53	1,585,025

During the year ended March 31, 2023 the Company recorded a gain on change in fair value of warrant liability of 22,766.

The Warrant Liabilities are considered Level 3 liabilities on the fair value hierarchy as the determination of fair value includes various assumptions about of future activities and the Company’s stock price and historical volatility as inputs.

The fair value of warrant liability was measured using a Black Schole Model. Significant inputs in to the model at the inceptions and reporting period measurement date are follows:

BSM Assumptions	As of Nov 9, 2022	As of March 31, 2023
Current Stock Price(1)	0.95	0.94
Strike Price(1)	0.95	0.94
Time to Maturity(1)	5 years	4.66 years
Dividend Yield(2)	—	—
Historical Volatility(3)	1.85	1.87
Risk Free interest Rate(4)	4.00%	4.42%

____________

(1)      Based on the agreement dated July 1, 2021

(2)      No dividend is declared or paid since inception of the Company

(3)      Based on the Volatility research carried out

(4)      Based on Interest rate for US treasury bonds

For the year ending March 31, 2022

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “Note”), and (ii) one half of a three-year warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”).

In accordance with IFRS, a contract that will or may be settled other than by the exchange of a fixed amount of cash for a fixed number of the entity’s own equity fails to meet the definition of equity and must instead be classified as a liability and measured at fair value with changes in fair value recognized in the consolidated statements of profit or loss and other comprehensive income loss at each reporting date. The liabilities will ultimately be converted into the Company’s equity (common shares) when the warrants are exercised, or will be extinguished on the expiry of the outstanding warrants.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13A — OTHER FINANCIAL LIABILITIES (cont.)

The fair value of warrant liability was measured using a Black Scholes Model. The Warrants outstanding and fair value at each of the respective valuation dates are summarized below:

Share Warrant Liability	Warrants Outstanding	Fair Value per shares	Fair Value
		($)	($)
Fair value at initial measurement date July 1, 2021	500,000	3.13	1,562,911
(Gain) on remeasurement of warrant liability at fair value			(1,487,589)
Fair value as of March 31, 2022	500,000	0.15	75,322

During the year ended March 31, 2022 the Company recorded a gain on change in fair value of warrant liability of 1,487,589. During the year ended March 31, 2021 there were no warrant liabilities or corresponding changes in valuation.

The Warrant Liabilities are considered Level 3 liabilities on the fair value hierarchy as the determination of fair value includes various assumptions about of future activities and the Company’s stock price and historical volatility as inputs.

The fair value of warrant liability was measured using a Black Schole Model. Significant inputs in to the model at the inceptions and reporting period measurement date are follows:

BSM Assumptions	As of July 1, 2021	As of March 31, 2022
Current Stock Price(1)	11	4.75
Strike Price(1)	10	10
Time to Maturity(1)	3 years	2.25 years
Dividend Yield(2)	—	—
Historical Volatility(3)	35.49%	34.90%
Risk Free interest Rate(4)	0.47%	2.45%

____________

(1)      Based on the agreement dated July 1, 2021

(2)      No dividend is declared or paid since inception of the Company

(3)      Based on the Volatility research carried out

(4)      Based on Interest rate for US treasury bonds

Lease

In case of assets taken on lease

The Group has elected not to recognise right to use assets and lease liabilities for short term leases that have lease term of 12 months or less and lease of low value asssets. The Group recognise the lease payments associated with these leases as an expenses on straight line basis over the lease term.

The groupy has taken various residential, office and godown premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

Lease payments for the year recognised in the Statement of Profit and Loss : 2023 $15,327 and in 2022 $339.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13A — OTHER FINANCIAL LIABILITIES (cont.)

Rights of use of assets — Office premises

The Group recognised a right to use asset and a lease liability at the lease commencement date. The right of use asset is initially measured at cost which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismentale and remove the undelying asset or to restore the underlying asset or the site on which it is located, less any lease incentive received.

The right to use asset is subsequently depreciated using the straight line method. The estimated useful lives of right of use assets are determined on the same basis as those of property plant and equipment. In addition, the right of use asset is perodically reduced by the impairment losses, if any, adjusted for certain remesurements of the lease liability.

The lease liability is initially measured at the present value of the lease paymentsthat are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if the rate cannot be readily determined, the Group’s incremental borrowing rate. Generally Group uses incremental borrowing rate as the discount rate.

The lease liability is measured at amortisd cost using the effective interest method.

The Group present right of use asset that do not meet the definaition of investment property in ‘property, plan and equipment and lease liabilities in ‘loans and borrowings’ in the statement of financial position.

For Rights of Use of Office premises movements and amortization refer note 9

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognised funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The amounts recognised in the Statement of Financial Position and the movements in the net defined benefit obligation over the year are as follows:

(a)    The liabilities recognised in the standalone statement of financial position are:

	As at March 31, 2023	As at March 31, 2022
	( In USD)	( In USD)
Funded Plans
Net value of defined benefit obligations
Current	212	—
Non current	72,456	—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS (cont.)

(b)    The movement in defined benefit obligations for funded and unfunded plans is as follows:

Particluars	Defined benefit obligation	Fair value of plant assets
As at April 1, 2022 (on acquisition of Sri Sai)	44,776	—
Included in profit and loss
Service cost	27,549
Past service credit
Interest cost (income)	3,056
	75,382	—

Included in OCI
Actuarial gain/(loss)	—
Remeasurements
Benefits paid
Gain and loss on settlement
Exchange difference	(2,715)

Employer’s contribution
Benefits payment
As at March 31, 2023	72,666	—

(c)     Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

Particulars	As at March 31, 2023	As at March 31, 2022
Debt instruments – unquoted
Cash and cash equivalents	—	—
Investment property	—	—
Fixed assets	—	—
Other assets	—	—
	—	—

(d)    Actuarial assumptions

(i)     The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages).

Particulars	As at March 31, 2023	As at March 31, 2022
Discount rate	7.50%	—
Attrition rate	5.00%	—
Future salary growth rate	10.00%	—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS (cont.)

(ii)    Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

Particulars	As at March 31, 2023		As at March 31, 2022
Longetivity at age of 65 for current members aged above 45
Males	0.258	% – 2.406%	—
Females	0.258	% – 2.406%	—

Longetivity at age of 65 for current members aged above 45 or below
Males	0.092	% – 0.168%	—
Females	0.092	% – 0.168%	—

(e)     Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

Particulars	As at March 31, 2023	As at March 31, 2022
Discount rate (1% movement)	18,925	—
Attrition rate (1% movement)	12,324	—
Future salary growth rate (1% movement)	(15,884)	—

NOTE 14 — OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
GST and other tax liabilities	$73,248	$7,790,790
CSR expenses liabilities	—	206,619
Cheques receivables/payables (net)	1,437,245	—
Capital creditors	799,501	896
Advances from customers	142,196	—
	$2,452,190	$7,998,305

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — CUSTOMER ACQUISITION PAYABLE

Customer Acquisition Payable consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Customer acquisition payable to Reachnet*	$—	$58,293,330
Customer acquisition payable to Reachnet, current portion	—	(29,146,665)
Customer acquisition payable to Reachnet, non-current portion	$—	$29,146,665

____________

*        The Company has modified its arrangement with Reachnet and accordingly, the customer acquisition amount would no longer be payable for the year ended March 31, 2023. The effective modification date is at the closing hours of April 1, 2022. Refer to 23A for further details.

Under the earlier arrangement, the Company intended to settle 50% of the payment obligation of Reachnet under the contract on or before March 31, 2023 and the remaining 50% on or before March 31, 2024. Refer to Note 23 on Acquisition of Customers.

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Commitments and contingencies consist of the following:

	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Commitment for capital investment in Sri Sai	$7,500,000	—
Other capital commitment	1,411,022	—
Financially support the investment in research organizations – GHSI	$—	730,000
	8,911,022	730,000

Upon modification (refer Note 23 and Note 23B for detailed discussion), the Company has acquired 51% Sri Sai for a consideration of $10 million, out of which, $7.5 million would be payable in phases as capital investment in Sri Sai.

The Board has deconsolidated GHSI from March 1, 2023. Accordingly, for the year ending March 31, 2023, the commitment to invest in GHSI is no longer payable for the Company. For the year ending March 31, 2022, in pursuant to the earlier share purchase agreement of GHSI dated October 30, 2021, the company had committed to invest an aggregate of USD 800,000; out of which, USD 70,000 was paid against 75% shareholding and the balance is payable as required by the research organization. This as of March 31, 2023 is no longer payable and under our commitment.

NOTE 17 — EQUITY

Common shares:

The total number of shares of common shares issued:	As of March 31, 2023	As of March 31, 2022
	(US$)	(US$)
Common shares – par value $ 0.01/0.10 each	37,576,449	34,154,062

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — EQUITY (cont.)

Movements in Common Shares:

	Shares	Amount
		(US$)
Balance as of April 1, 2020	30,000	$3,000
Shares split from $ 0.10 to $ 0.01	300,000	300,000
Shares issued	33,854,062	338,541
Balance as of March 31, 2021	34,154,062	$341,541
Shares issued	—	—
Balance as of March 31, 2022	34,154,062	$341,541
Issued during the year	3,000,895	30,008
Share warrants exercised	421,492	4,215
Balance as of March 31, 2023	37,576,449	375,764

On June 17, 2022, the Company consummated its initial public offering (“IPO”) on NASDAQ Capital Markets. The Company has listed common shares on the NASDAQ Capital Market under the trading symbol “LYT”. The Company has raised gross proceeds of $12.40 million from initial public offering of 2,609,474 shares at $4.75 per common shares and has raised gross proceeds of $1.86 million from overallotment of 391,421 shares at $4.75 per common shares.

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). The Company has reserved 20,911,474 for issuance of no less than the sum of 1) maximum number of common shares issuable upon conversion of all the notes then outstanding (number of 19,157,088 common shares, referred to “Common Share Conversion”), and 2) the maximum number of warrants shares issuable upon exercise of all the warrants then outstanding (number of 1,754,386 common shares, referred to as “Warrant Conversion”). It is clarified that the Company has classified this transaction as proceeds from the issuance of equities under cashflows from financing activities.

For the year ended March 31, 2022, Mr. Dharmesh Pandya, the then sole shareholder of the Company, has subscribed to these shares and held 33,854,062 common shares of the Company. Mr. Pandya has later transferred unconditionally an aggregate of 7,932,855 common shares to various persons (including 2,621,371 shares to Lytus Trust, resulting in his current holding of 28,483,678 common shares of the Company (i.e. 26,221,207 held in his individual capacity and 2,262,471 shares held by Lytus Trust).

Common Stock

Common stock entitles the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. As of 31 March 2020, the Company had an authorized share capital of 50,000 shares of $0.10 par value per share and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. On 15 May 2020, the Company passed a resolution to increase the authorized share capital to 230,000,000 shares of $0.01 par value per share.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — EQUITY (cont.)

Equity consists of the following as of 31 March 2023:

As of March 31, 2023
($US)
Common stock – par value $0.01, 34,154,062 shares issued and outstanding	$375,766
Net income available to common shareholders	(4,518,954)
Securities Premium	12,474,944
Translation of foreign subsidiaries, net of tax	(124,992)
Employee benefits reclassification	(714)
Non-controlling interest	2,538,478
$10,368,762

Equity consists of the following as of 31 March 2022:

As of March 31, 2022
($US)
Common stock – par value $0.01, 34,154,062 shares issued and outstanding	$341,541
Net income available to common shareholders	12,148,403
Translation of foreign subsidiaries, net of tax	(283,078)
Non-controlling interest	1,908
$12,208,774

Capital risk management

The Group’s capital management objectives are to ensure the Group’s ability to continue as a going concern as well as to provide an adequate return to shareholders by pricing products and services commensurately with the level of risk.

The Group monitors capital based on the carrying amount of equity plus its subordinated loan, less cash and cash equivalents as presented on the face of the statement of financial position recognized in other comprehensive income.

The Group manages its capital structure and adjusts it in the light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Group are summarized as follows:

	As of March 31, 2023	As of March 31, 2022
	($US)	($US)
Current borrowings	$(3,889,131)	$(1,038,155)
Cash and cash equivalents	311,810	8,758
Net debt	$3,577,321	$(1,029,397)
Total equity	$10,744,528	$12,208,774
Net debt to equity ratio	33.29%	8.43%

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — EARNINGS PER SHARE

Earnings per share consist of the following for the year ended March 31, 2023 and March 31, 2022:

	March 31, 2023	March 31, 2022
	($US)	($US)
(Loss)/Profit for the year available to common shareholders	$(1,635,837)	$(403,035)
Weighted average number of common shares	36,808,689	34,154,062
Par value	$0.01	$0.01

Earnings/(loss) per common share:
Basic earnings/(loss) per common share	$(0.04)	$(0.01)
Diluted earnings/(loss) per common share	$(0.04)	$(0.01)

Basic earnings per share (EPS) are computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of share warrants, convertible debt instruments or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). The Company has reserved 20,911,474 for issuance of no less than the sum of 1) maximum number of common shares issuable upon conversion of all the notes then outstanding (number of 19,157,088 common shares, referred to “Common Share Conversion”), and 2) the maximum number of warrants shares issuable upon exercise of all the warrants then outstanding (number of 1,754,386 common shares, referred to as “Warrant Conversion”).

At March 31, 2022, outstanding warrants to purchase an aggregate of 500,000 shares of common stock were excluded from the computation of dilutive earnings per share because the inclusion would have been anti-dilutive.

NOTE 19 — FINANCIAL RISK MANAGEMENT

Risk management framework

The Group’s activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Group’s risk management framework. This note explains the sources of risk which the Group is exposed to and how the Group manages the risk and the related impact in the consolidated financial statements.

Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Group. The Group’s exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FINANCIAL RISK MANAGEMENT (cont.)

Credit risk management

The Group assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. The Group assigns the following credit ratings to each class of financial assets based on the assumptions, inputs, and factors specific to the class of financial assets.

The Group provides for expected credit loss based on the following:

Credit rating	Basis of categorization	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade receivables, and other financial assets	12 month expected credit loss
Moderate credit risk	Trade receivables and other financial assets	Lifetime expected credit loss, or 12 month expected credit loss
High credit risk	Trade receivables and other financial assets	Lifetime expected credit loss, or fully provided for

With respect of trade receivables, the Company recognizes a provision for lifetime expected credit losses.

Based on business environment in which the Group operates, a default on a financial asset is considered when the counterparty fails to make payments within the agreed time period as per the contract. Loss rates reflecting defaults are based on actual credit loss experience and consideration of differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy, or a litigation decision against the Group. The Group continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognized in the consolidated statement of profit and loss and other comprehensive income.

Credit rating	Basis of categorization	As of 31 March 2023	As of 31 March 2022
Low credit risk	Cash and cash equivalents	$311,810.00	$8,758
Low credit risk	Other financial assets	$2,529,576.00	$330
Moderate credit risk	Trade receivables	$1,831,724	$—
Moderate credit risk	Other receivables	$—	$50,939,090

Cash & cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees or letters of credit, from customers where credit risk is high. The Group closely monitors the creditworthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. The Group assesses increases in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become two year past due. The trade receivable relates to our acquired subsidiary — Sri Sai.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FINANCIAL RISK MANAGEMENT (cont.)

Other receivables

This is aggregate receivable for the year ended March 31, 2022, pursuant to the Acquisition of Customers from the erstwhile partner. The Group closely monitors the creditworthiness of the debtors. Refer to Note 23 for further discussion on Acquisition of Customers. However, for the year ending March 31, 2023, there are no pending other receivable from the erstwhile partner, in pursuant to our modification agreement. Refer to note 23 for further details.

Other financial assets measured at amortized cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously. The other financial assets (current asset) relates to advances for network acquisition.

Expected credit losses for financial assets other than trade receivables

The Group provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Group deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. With respect to loans, comprising of security deposits, credit risk is considered low because the Group is in possession of the underlying asset. However, with respect to related parties, credit risk is evaluated based on credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. With respect to other financial assets, credit risk is evaluated based on the Group’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. The Group does not have any expected loss-based impairment recognized on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

Asset class	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	As of March 31, 2023
Cash and cash equivalents	$311,810	0.00%	—	$311,810
Other financial assets	$2,529,576	0.00%	—	$2,529,576
Asset class	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	As of March 31, 2022
Cash and cash equivalents	$8,758	0.00%	—	$8,758
Other financial assets	$330	0.00%	—	$330

The Company did not have any written off amounts and did not have an allowance for loss during the period ended 31 March 2022.

Expected credit loss for trade receivables under simplified approach

The Group recognizes lifetime expected credit losses on trade and other receivables using a simplified approach, wherein the Group has defined percentage of provision by analyzing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognize lifetime expected credit losses on trade receivables (other than those where default criteria are met).

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FINANCIAL RISK MANAGEMENT (cont.)

As at March 31, 2023

Ageing	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Gross carrying amount	—	—	—	—	—	—
Expected loss rate	0.00%	0.00%	0.03%	5.82%	50.00%
Estimated total gross carrying amount at default	1,259,489	239,522	220,966	59,573	110,006	1,889,556
Lifetime ECL	0.01	0.10	73.16	3,641.53	54,116.20	57,831

As at March 31, 2022

Ageing	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Gross carrying amount	50,939,090	—	—	—	—	50,939,090
Expected loss rate	0.00%	0.00%	0.00%	0.00%	0.00%
Estimated total gross carrying amount at default						—
Lifetime ECL						—

Movement of allowance for trade receivables

(USD) As at March 31, 2022
Acquired in business combination	190,549.00
Gain recognised/(reversed) during the year	(120,544.00)
Exchange gain	12,174.00
Amounts written off
As at March 31, 2023	57,831.00

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. The Group manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents based on expected cash flows. The Group considers the liquidity of the market in which the entity operates.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FINANCIAL RISK MANAGEMENT (cont.)

Contractual Maturities of financial liabilities

The tables below analyze the Group’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at March 31, 2023

Liability class	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total as of March 31, 2023
Borrowings	$3,889,131	—	—	—	$3,889,131
Trade payables	6,802,780	—	—	—	6,802,780
Other financial liabilities	1,715,060	—	—	—	1,715,060
Other current liabilities	2,452,190				2,452,190
Customer Acquisition Payable	—	—	—	—	—
Total	$14,859,161	$—	$—	$—	$14,859,161

As at March 31, 2022

Liability class	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total as of March 31, 2022
Borrowings	$1,038,155	—	—	—	$1,038,155
Trade payables	941,162	—	—	—	941,162
Other financial liabilities	1,510,240	—	—	—	1,510,240
Other current liabilities	7,998,305				7,998,305
Customer Acquisition Payable	29,146,665	29,146,665	—	—	58,293,330
Total	$40,634,527	$29,146,665	$—	$—	$69,781,192

Interest rate risk

The Group’s policy is to minimize interest rate cash flow risk exposures on long-term financing. As at March 31, 2023, the Group is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Group does not has any borrowings from outsiders except 0% Senior Convertible Notes which is short term in the nature. The other borrowings are from Directors who are also shareholders. The borrowings from them are short term in the nature interest free and repayable on demand.

The Group’s policy is to minimize interest rate cash flow risk exposures on long-term financing. At 31 March 2022, the Group is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. As such Group does not have any borrowings from outsiders except overdraft facility and 7 % Secured Promissory Notes which is short term in the nature the interest rates on borrowings are around 7% – 8.5%. The other borrowings are from Directors who are also shareholders. The borrowings from them are short term in the nature interest free and repayable on demand.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — FAIR VALUE MEASUREMENTS

Financial assets and liabilities as at March 31, 2023 is as follows:

The carrying amounts and fair values of financial instruments by class are as follows:

As at March 31, 2023	Fair value through profit & loss	Fair value through other comprehensive income	(In USD) Amortised cost
Financial Assets
(i) Investments	—
(ii) Trade receivables	1,831,724
(iii) Others financial assets	2,529,576
Total	4,361,300	—	—

Financial Liabilities
(i) Borrowings			3,899,316
(ii) Trade payables	6,802,780
(iii) Other financial liabilities	1,715,060
Total	8,517,840	—	3,899,316

Financial assets and liabilities as at March 31, 2022 is as follows:

As at March 31, 2022	Fair value through profit & loss	Fair value through other comprehensive income	Amortised cost
Financial Assets
Trade receivable	—
Other receivables	50,939,090
Other financial assets	330
Total	50,939,420	—	—

Financial Liabilities
(i) Borrowings			1,038,155
(ii) Trade payables	941,162
(iii) Other financial liabilities	1,510,240
Total	2,451,402	—	—

Fair value hierarchy

Financial assets and financial liabilities measured at fair value on the balance sheet are categorized into the three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1: Quoted prices for identical instruments in an active market;

Level 2: Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and

Level 3: Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — FAIR VALUE MEASUREMENTS (cont.)

The share warrants liabilities which are included in other financial liabilities and disclosed at Note No. 13A are carried at fair value and are classified as Level 3 fair value measurements due to the use of significant inputs. There are no financial instruments for which Level 1 or Level 2 fair value measurements were applied.

Fair value of instruments measured at amortized cost

Financial liabilities	Carrying value as of 31 March 2023	Fair value as of 31 March 2022
Borrowings	$3,899,316.00	$3,899,316.00

Fair value of instruments measured at amortized cost

Financial liabilities	Carrying value as of 31 March 2022	Fair value as of 31 March 2022
Borrowings	$1,038,155	$1,038,155

Management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

Long-term fixed-rate receivables are evaluated by the Group based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are considered for the expected credit losses of these receivables.

The fair values of the Group’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

All the other long-term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Group’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Group. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — RELATED PARTY TRANSACTIONS

Names of related parties and related party relationships:

30           Related party disclosures

A.           Names of related parties and related party relationships

i)	Parties where control exists
Subsidiaries
Lytus Technologies Pvt. Ltd — Wholly owned
DDC CATV Network Pvt. Ltd (deconsolidated on April 1, 2021)
Global Health Sciences, Inc (deconsolidated on March 1, 2023)
Lytus Inc (acquired on January 1, 2023)
Sri Sai Cable and Boradand Private Limited (acquired on April 1, 2022)

B            Key Management Personnel (KMP):

Dharmesh Pandya	Chief Executive Officer & Director
Shreyas Shah	Chief Financial Officer & Director
Jagjit Singh Kohli	Director (resigned on January 19. 2023)
Robert M. Damante	Independent Director
Gurdial Singh Khandpur	Independent Director (Resigned on June 14, 2022)
Rajeev Kheror	Independent Director (appointed on July 27, 2022)
Dr. Sanjeiiv Geeta Chaudhary	Independent Director (Removed on July 19, 2023)
Palle Srinivas	Director (related to Sri Sai)
Palle Sunitha	Director (related to Sri Sai)
Pawan Singhal	CFO — Lytus India

C            Enterprise over which KMP has significant influences

Digicable Network (India) Limited	Till June 19, 2019
Achalaa Comunication Networks	Partner in the firm (related to Sri Sai)
Ayyappa Digital Communications	Partner in the firm (related to Sri Sai)
Bhuvanagiri Digital Communications	Partner in the firm (related to Sri Sai)
Godavarikhani Digital Communications	Partner in the firm (related to Sri Sai)
Husnabad Digital Communications	Partner in the firm (related to Sri Sai)
Jammikunta Digital Communications	Partner in the firm (related to Sri Sai)
Marriguda Digital Communications	Partner in the firm (related to Sri Sai)
Sangareddy Digital Communications	Partner in the firm (related to Sri Sai)
Sircilla Digital Communications	Partner in the firm (related to Sri Sai)
Sri Sai Communications (KNR)	Partner in the firm (related to Sri Sai)
Sri Sai Digital Communications	Partner in the firm (related to Sri Sai)
SSC Kamareddy Communications	Partner in the firm (related to Sri Sai)
Thandpur Digital Communications	Partner in the firm (related to Sri Sai)
TS Communications	Partner in the firm (related to Sri Sai)
Vemulawada Digital Comunications	Partner in the firm (related to Sri Sai)
Gayathri Digital Communications	Partner in the firm (related to Sri Sai)
Sri Sai Communication & Internet Pvt Ltd	Partner in the firm (related to Sri Sai)
SSC Fiber Home Networks Pvt. Ltd	Partner in the firm (related to Sri Sai)
Achala Media Television Pvt Ltd	Director (related to Sri Sai)
Sri Sai Cable and Digital Networks Pvt Ltd	Partner in the firm (related to Sri Sai)
Kings Broadband Pvt Ltd	Director (related to Sri Sai)
Inygo Digital Networks Private Limited	Director (related to Sri Sai)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — RELATED PARTY TRANSACTIONS (cont.)

D            Relatives of KMP:

Palle Vikas	Relative of KMP (related to Sri Sai)
Palle Vivek	Relative of KMP (related to Sri Sai)
Nimish Pandya	Relative of KMP (brother of Mr. Dharmesh Pandya)

B. Transactions with Subsidiaries and Key Management Personnel:

S. No.		Subsidiaries			KMP		Significant influence Entity		Relatives of KMP
	Particulars	March 31, 2023		March 31, 2022	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
1	Transactions made during the year
2	Subscription income						107,322.00	—
3	Installation charges						125,071.00	—
4	Loan taken	3,853,017	*	—	311.00	292,904.00
5	Loan write bck				10.00
6	Loan Repayment				(19,000.00)	(304,500.00)
7	Commisiio expenses						696,746.00
8	Bawith charges						25,245.00
9	Purchase of materails						5,111.00
12	Remuneration**				95,644.00	186,352			20,507.00	—
13	Rent paid/provided					—			6,703.00
16	Interest on loans						218.00
	Issue of Shares	2,501,000	*
	Investment in CCD of Subsidary	3,853,017	*
17	Investments in shares of subsidaries	2,501,000	*	—
18	Reimursement of expenss				31,155.00	—
19	Loans and Advances given	3,853,017	*	—					97,355.00	—
1	Trade receivable						352,424.00
2	Trade payable				3,555.00	115,072	2,712,683.00
3	Borrowings	3,853,017	*		544,851.00	38,155.00	—
4	Outstanding loan receivable	3,853,017	*				35,598.00	—	95,443.00
7	Other current assets				214,458.00	214,458.00	1,083,034.00	—
9	IPO amount with Lytus Inc Receivable	118,728
	IPO amount of Lytus BVI Payable	118,728

Transactions in consolidated financials eliminated as inter company transactions

Compensation and benefits to Key Management Personnel would commence upon confirmation by independent compensation committee. The compensation committee is expected to be held in November 30, 2023.

____________

**      As of March 31, 2022, the remuneration of CEO of GHSI was no longer payable.

NOTE 22 — SEGMENT INFORMATION

The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Group. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on two segments i.e. Cable Services and Telemedicine Services.

The Group has only two reportable segments:

a.      Cable Business

b.      Telemedicine Services

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — SEGMENT INFORMATION (cont.)

A. Information about Primary Segments

(In USD)
Particulars	Cable business		Telemedicine Services		Total
	For the year ended 31 March 2023	For the year ended 31 March 2022	For the year ended 31 March 2023	For the year ended 31 March 2022	For the year ended 31 March 2023	For the year ended 31 March 2022
Revenue
Extrenal revenue	19,008,184	—	—	50,630	19,008,184	50,630
Other income	385,145	14,392,091	—	159,712	385,145	14,552,533
Intersegment revenue
Total	19,393,329	14,392,091	—	210,342	19,393,329	14,603,163

Segment result	3,615,219	3,754,916	—	(51,868)	3,615,219	3,703,048
Unallocated corporate expenses	—	—	—	—	(2,964,942)	(3,122,485)
Less: Interest and finance charges	(1,612,180)	(2,156,651)	—	—	(1,612,180)	(2,156,651)
Less: Loss on deconsolidation of subsidary	—	—	—	—	(192,776)	—
Add : Interest income	19,123	—	—	—	19,123	—
Add: Unallocated exceptional items gain/(loss)	—	—	—	—	—	—
Add: Unallocated other income	—	—	—	—	22,766	1,753,589
Profit from continuing operations	2,022,162	1,598,265	—	(51,868)	(1,112,790)	176,911
Profit from discontinuing operations	—	—	—	—	—	—
Profit for the year	2,022,162	1,598,265	—	(51,868)	(1,112,790)	176,911
	Cable business		Telemedicine services		Total
Other Information	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022
Segment assets	13,283,246	86,291,186	236,109	236,109	13,519,355	86,527,295
Unallocated corporate assets	—	—	—	—	13,427,986	301,622
Total assets	13,283,246	86,291,186	236,109	236,109	26,947,341	86,828,917
Segment liabilities	10,643,047	72,523,353	—	—	10,643,047	72,523,353
Unallocated corporate liabilities		—	—	—	5,465,357	2,096,790
Total liabilities	10,643,047	72,523,353	—	—	16,108,404	74,620,143
	Cable business		Telemedicine Services		Total
	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022
Capital expenditure on:
Tangible assets	11,074,810	—	—	—	11,074,810	—
Intangible assets	1,087,490	59,227,749	—	228,500	1,087,490	59,456,249
Depreciation expense*	680,013	—	—	—	680,013	—
Amortisation expense*	16,211	11,894,518	—	—	16,211	11,894,518

____________

*        Note: Excluding unallocated depreciation and amortisation.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — SEGMENT INFORMATION (cont.)

B. Additional information by geographies

a) Revenue as per Geographical Markets:

	Domestic		Overseas
Segment	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022
Cable business	19,393,329	14,392,091	—	—
Telemedicine Services	—	210,342	—	—
Total	19,393,329	14,602,433	—	—

b) Long Lived Assets (non-current assets) as per geographical markets:

	Domestic		Overseas
Segment	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022
Cable business	20,456,032	35,197,591	—	—
Telemedicine Services	—	228,500	—	—
Unallocated	—	—	—	—
Total	20,456,032	35,426,091	—	—

c) Revenue as per Customers (more than 10% of revenue):

	Domestic		Overseas
Segment	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2022
Cable business	—	14,392,091	—	—
Telemedicine Services	—	—	—	—
Total	—	14,392,091	—	—

NOTE 23 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI

The Company has acquired 51% of Sri Sai, as part of the earlier arrangement and has correspondingly modified its earlier arrangement with the erstwhile partner, in terms of the residuary transaction. Based on the consultation with the accounting expert and the legal counsel, the Board has concluded that the effective date for acquisition of Sri Sai and the modification effects of the earlier arrangement would take place on April 1, 2022 and did not impact the consolidated financial statements as of March 31, 2022 and for the year then ended.

A modification in contract is regarded as a revision to the existing contract:

•        The management discussed the terms and conditions of the new arrangement, (a) that is in continuation of the earlier arrangement, and (b) that has arisen on account of new circumstances, new conditions or new events that differ in substance from those previously occurring.

•        The modification in contract (a) is with the same erstwhile partner, (b) is part of the same arrangement (future subscriber base), (c) adjusts the consideration already paid in the earlier arrangement and (d) the erstwhile partner was instrumental in the acquisition of Sri Sai.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

The relevant facts and the agreements are provided as under:

•        On December 6, 2019, the Company purchased the right to subscriber’s connection (present and future) along with the revenue entitlement rights, for a consideration of $59 million from Reachnet (the erstwhile partner). The implementation of the operational system and operational activity were still pending.

•        On July 27, 2022, the Board discussed the independent reviewer report. The independent reviewer observed that the current network requires significant additional investment to maintain and grow the cable subscribers, to match Lytus’s business plan, approximately $18 million to upgrade the infrastructure assets and $4 million to maintain at optimum levels, as per the engineer’s opinion on technology readiness report. The additional investment of $22 million in addition to the initial commitment of $59 million, would make the project unviable and there it was decided by the Board to modify the arrangement.

•        The Board reviewed the modification plan as submitted by the management. On January 17, 2023, our Board approved the Modification Agreement that was signed and executed on December 11, 2022, with the erstwhile partner. The initial term was to acquire subscribers’ connection (present as well as future subscribers’ connections) from the erstwhile partner, whereas under the modified term, the Company would now acquire only the future subscriber’s connection from the erstwhile partner for a consideration of $10 million.

•        Accordingly, the Board approved the Deed of Assignment, executed on December 12, 2022, in respect of investment in Sri Sai, that originally was with the erstwhile partner, based on the earlier Memorandum of Understanding dated April 1, 2022 and the Agreement to Invest in Sri Sai dated August 11, 2022. Both these agreements were linked to the Company’s Agreement to Acquire Customers and it was agreed between the then parties (Sellers of Sri Sai and the erstwhile partner) that the subscriber base of Sri Sai when acquired would be for the benefit of Lytus as required under the original Agreement to Acquire Customers dated December 6, 2019.

•        On March 7, 2023, the Board of Sri Sai approved the Deed of Assignment and executed the Share Purchase Agreement dated March 27, 2023 for the acquisition of 51% equity share of Sri Sai for a consideration of $10 million. Due to regulatory requirements3, the Company has directly acquired 49% and has, in a fiduciary capacity, reserved 2% equity shares of Sri Sai with Mr. Nimish Pandya, an Indian resident from regulatory perspective and brother of Dharmesh Pandya. The control that the company has obtained and gained remains unaffected.

•        Our Board has observed the significant advantage from the above modification with the erstwhile partner, assignment of rights from the erstwhile partner and the last step of acquisition of Sri Sai business.

•        We have extended the original Agreement to Acquire Customers, to acquire nearly 1 million subscribers, with greater control on operational matters. This acquisition of nearly 1 million subscribers would be acquired through the acquisition of the controlling stake in Sri Sai, upon executing in our favor the Deed of Assignment with the erstwhile partner and the Share Purchase Agreement with the sellers of Sri Sai.

____________

3        The foreign exchange regulatory policy on foreign direct investment provides that an overseas entity can purchase 100% of the equity of a cable company under automatic route, however, “Government approval will be required if infusion of fresh foreign investment beyond 49% in a company not seeking license or permission from sectoral ministry, resulting in change in the ownership pattern or transfer of stake by existing investor to new foreign investor”. The restriction is also applicable to downstream investments (investment by Indian company utilising Foreign Direct Investments received from an overseas entity). The shares are reserved with the Indian resident lawyer in a fiduciary capacity until the regulatory approvals are obtained or the matter is clarified.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

•        The Company’s earlier commitment and liability to pay $58.3 million to the erstwhile partner is now modified and suspended. Presently, the Company’s commitment and liability to pay Sri Sai is $7.5 million.

•        The Company’s accounting policy under earlier arrangement had “other income” for the period ended March 31, 2022. Presently, the Company’s accounting policy under modified arrangement has “Revenue from Contract with Customers” for the year ended March 31, 2023.

•        The Company has greater control of the business affairs of the Sri Sai business. Earlier, the Company had control over the subscribers and its revenue entitlement rights only.

•        The acquisition of the Sri Sai business includes IPTV business. It has higher technology readiness in integration with the Lytus platform services. It is to be noted that Lytus India would directly bill subscribers for any services through Lytus platform.

•        As per IFRS 10.20, a parent shall consolidate financial statements of an investee from the date the investor obtains or gains control of the investee. Upon advice received from the accounting and legal consultant, our Board has determined the effective modification date and the effective acquisition date would be April 1, 2022.

On date April 1, 2022, the Company is stated to have obtained control of the business affairs of Sri Sai, by controlling the Board and the management activities of Sri Sai, with the non-binding purpose and object to acquire Sri Sai at a subsequent date. On 27 March 2023, through multiple agreements between the Company, the erstwhile partner and the sellers of Sri Sai, the Company acquired 51% equity shares of Sri Sai.

The Company obtained control of the business affairs of Sri Sai on April 1, 2022. Hence, the effective date of acquisition shall be determined to be April 1, 2022. The erstwhile partner has mandated the modification of the terms should be on April 1, 2022. Hence, the effective date of modification shall be determined to be April 1, 2022

The adoption of new accounting policy does not constitute a change in accounting policy but an application of the accounting policy to changing facts, circumstances and conditions that differ in substance from those previously occurring. The summarized financial statements as of March 31, 2023 and April 1, 2022, applying the new accounting policy to the contract modification prospectively.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

Extract from Financial Statements	As at April 1, 2022 (Pre- adjustment)	Adjustments	As at April 1, 2022 (Post- adjustment)	As at March 31, 2023
Assets items
Non-current assets
Intangible (Customer Acquisition, net of amortisation)	35,186,496	(35,186,496)	—	—

Deferred tax assets*	537,915	(537,915)	—	—

Current assets
Other receivables	50,939,090	(50,939,090)	—	—
Total of assets	86,663,501	(86,663,501)	—	—

Liabilities Items
Non-current liabilities
Customer Acquisition List Payable, net of current portion	(29,146,665)		—	—
Less: Part Payment made towards Customer Acquisition during the year ended March 31, 2023	(395,209)		—	—
Net of payments during the year ended March 31, 2023	(28,751,456)	28,751,456	—	—

Deferred tax liability*	(2,297,717)	2,297,717

Current liabilities
Other financial liabilities
Interest on tax payable	(845,792)	845,792

Other current liabilities:
CSR expenses payable	(206,619)		—	—
Statutory liabilities*	(7,790,691)	7,997,310	—	—

Customer acquisition payable	(29,146,665)	29,146,665

Current tax liability	(3,305,308)	3,305,308

Total of liabilities	(72,344,247)	72,344,247	—	—

Net balances adjusted		(14,319,254)	—	—

Retained earnings (refer to Consolidated Statement of Changes in Equity)	12,148,403	(14,319,254)	(2,170,851)	4,518,954

____________

*        These balances were as per standalone financial statements of Lytus India

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23B — ACQUISITION OF SRI SAI CABLE AND BROADBAND PRIVATE LIMITED

The Group has acquired 51% of Sri Sai (Refer Note 23A), as part of the earlier arrangement and has correspondingly modified its earlier arrangement with the erstwhile partner, in terms of the residuary transaction. Based on the consultation with the accounting expert and the legal counsel, the Board has concluded that the effective date for acquisition of Sri Sai and the modification effects of the earlier arrangement would take place on April 1, 2022.

On March 7, 2023, the Board of Sri Sai approved the Deed of Assignment and executed the Share Purchase Agreement dated March 27, 2023 for the acquisition of 51% equity share of Sri Sai for a consideration of $10 million. Due to regulatory requirements, the Group has directly acquired 49% and has, in a fiduciary capacity, reserved 2% equity shares of Sri Sai with Mr. Nimish Pandya, an Indian resident from regulatory perspective and brother of Dharmesh Pandya. The control that the company has obtained and gained remains unaffected.

The Group assumed control in Sri Sai from 1 April 2022 (Refer Note 23). The purchase costs paid under the terms of the executed agreements.

Calculation of Goodwill upon Acquisition	(USD)
Consideration transferred	$2,500,000
Add: Non-controlling interest – 49%	1,768,961
Less: Sri Sai Net Assets	3,610,124
Goodwill	$658,837

With this acquisition, the Group expects to increase its market share in India in Media and Internet Services market. It is clarified that the identifiable assets acquired and the liabilities assumed at their acquisition date of April 1, 2022, were measured at fair values. Details of the business combination are as follows:

	USD	USD
Amount settled in cash		2,500,000
Proportionate value of non-controlling interest in Sri Sai		1,768,961
Total		4,268,961

Net identifiable assets and liabilities
Property plant and equipment	7,429,350
Intangible assets	339,539
Capital work in progress	837,605
Non-current loans and advances	555,777
Trade receivables	2,260,797
Cash and cash equivalents	432,195
Other current assets	1,283,882
Deferred tax liabilities	(295,216)
Borrowings	(11,788)
Other liabilities	(65,115)
Trade and other payables	(9,156,901)
Net identifiable assets and liabilities		3,610,124
Goodwill		658,837

Non-controlling interest in Sri Sai

The non-controlling interest in Sri Sai is measured at the proportionate value of net assets at the acquisition date.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23B — ACQUISITION OF SRI SAI CABLE AND BROADBAND PRIVATE LIMIETED (cont.)

Goodwill

Goodwill recognized on the acquisition relates to the expected growth, cost synergies and the value of Sri Sai’s workforce which cannot be separately recognized as an intangible asset. This goodwill has been allocated to the Group’s wholesale segment and is not expected to be deductible for tax purposes.

Changes in Goodwill (Gross Carrying Amount)	(USD)
Balance at 31 March 2022	$—
Acquired through business combination	658,837
Net exchange differences	73,945
Balance at 31 March 2023	$732,782

Sri Sai has contributed to the Group’s revenues by $ 19,008,182 and profit by 1,908,260, since acquisition.

The Company has also agreed to infuse capital investment of $7.5 mn, by subscribing to Compulsorily Convertible Debentures issued by Sri Sai. The amount would be utilized for expansion of the Sri Sai business and for development of IPTV business.

NOTE 24 — DECONSOLIDATION OF SUBSIDIARY

GHSI

The consolidated financial statements have been prepared based on the books and records maintained by the Group. However, due to non-alignment of the management with respect to the business plan and strategy, due to non-transfer of shares of GHSI (the “Deconsolidated Subsidiary”), the directors of the Company had been unable to obtain control of the business affairs of the Deconsolidated Subsidiary and resolved that the Group no longer had the controlling power to govern the financial and operating policies of the Deconsolidated Subsidiary so as to benefit from their activities, and accordingly the control over the Deconsolidated Subsidiary was deemed to have lost since March 1, 2023.

Loss attributable to the Company on deconsolidation of a Subsidiary:

Calculation of resulting gain or loss in profit or loss attributable to parent in a consolidated accountsof Lytus BVI

Loss attributable to the Company on deconsolidation of a Subsidiary:	For the year ended March 31, 2023 ($)
Fair Value Consideration receivable/received	—
Less; Lytus BVI (Groups) share of net assets at disposal
GHSI share capital at disposal	162,000.00
Add: Retained earnings at disposal date	3,701.00
Total of Net assets at disposal	165,701.00
Group Share – 75%	124,276.00
Less Goodwill at acquisition date	68,500.00
Total Loss on deconsolidation date	(192,776.00)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — DECONSOLIDATION OF SUBSIDIARY (cont.)

Due to above reasons, the Board has been unable to access control of the business affairs of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavors to resolve the matter. The Board is of the view that the Group does not have the records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2023.

Given these circumstances, the Directors have not consolidated the financial statements of the Deconsolidated Subsidiary in the consolidated financial statements of the Company for the year ended March 31, 2023. As such, the results of the Deconsolidated Subsidiary for the year ended March 31, 2023, and the assets and liabilities of the Deconsolidated Subsidiary as of March 31, 2023, have not been included into the consolidated financial statements of the Group. Considering above the liability of $ 730,000 payable to the GHSI is no longer required to be settled. Therefore, the Company has reversed this commitment in the consolidated statements of profit & loss account.

DDC CATV Network Private Limited

The consolidated financial statements have been prepared based on the books and records maintained by the Group. However, due to non-cooperation of the management of one subsidiary, namely, DDC CATV (the “Deconsolidated Subsidiary”), the directors of the Company had been unable to obtain and gain access to the books and commercial records and assets of the Deconsolidated Subsidiary and resolved that the Group no longer had the controlling power to govern the financial and operating policies of the Deconsolidated Subsidiary so as to benefit from their activities, and accordingly the control over the Deconsolidated Subsidiary was deemed to have lost since August 1, 2022.

Loss attributable to the Company on deconsolidation of a Subsidiary:

For the year ended March 31, 2022
($)
Fair Value Consideration receivable/received	—
Less ; Lytus BVI (Groups) share of net assets at disposal
DDC share capital at disposal	1,328
Add : Retained earnings at disposal date	(165,453)
Total of Net assets at disposal	(164,125)
Group Share – 51%	(83,704)
Less Goodwill at acquisition date	308,802
Total loss on deconsolidation date	(225,098)

Due to the non-cooperation of the directors and management of the Deconsolidated Subsidiary, the Board has been unable to access to the books and commercial records of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavors to resolve the matter. The Board is of the view that the Group does not have the records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2022.

Given these circumstances, the Directors have not consolidated the financial statements of the Deconsolidated Subsidiary in the consolidated financial statements of the Company for the year ended March 31, 2022. As such, the results of the Deconsolidated Subsidiary for the year ended March 31, 2022, and the assets and liabilities of the Deconsolidated Subsidiary as of March 31, 2022, have not been included into the consolidated financial statements of the Group since April 1, 2021. Considering above the liability of $ 265,410 payable to the owners of DDC CATV is no longer required to be settled. Therefore, the Company has reversed this liability to other income in the consolidated statements of profit & loss account.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — DECONSOLIDATION OF SUBSIDIARY (cont.)

The consolidated financial statements of the Company as of and for the year ended March 31, 2021 and March 31, 2020, includes the financial statements of DDC CATV. The financial statement line items as included have been disclosed below.

Financial Statement Line Items	March 31, 2021	March 31, 2020
	(US$)	(US$)
Total revenue	1,568,078	—
Total expenses	1,644,560	—
Loss before tax	(76,482)	—
Tax expenses	2,560	—
Loss after tax	79,042	—
Other comprehensive loss, net of tax	25,364	—
Total assets	1,575,722	1,820,080
Total liabilities	1,765,211	1,905,163
Total equity	(189,489)	(85,083)

NOTE 25 — SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring through, except for the disclosures related to subsequent events described below, as to which the date is September 27, 2022, the dates the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). The Company has reserved 20,911,474 for issuance of no less than the sum of 1) maximum number of common shares issuable upon conversion of all the notes then outstanding (number of 19,157,088 common shares, referred to “Common Share Conversion”), and 2) the maximum number of warrants shares issuable upon exercise of all the warrants then outstanding (number of 1,754,386 common shares, referred to as “Warrant Conversion”).

Out of the above Common Shares Conversion, the following Principle has been converted to common shares as under:

Date of conversion	Principle amount converted	No. of Common Shares issued
June 23, 2023	22,445	50,000
July 20, 2023	383,300	1,000,000
July 20, 2023	383,300	1,000,000
July 28, 2023	181,050	500,000

On July 19, 2023, the Board of Directors (the “Board”) of Lytus Technologies Holdings PTV. Ltd. (the “Company”) unanimously resolved to remove Mr. Sanjeiv Chaudhry, a member of the Board, in accordance with British Virgin Islands law, from the Board and all committees thereof due to Mr. Chaudry no longer being an “independent” director within the meaning of Nasdaq Listing Rule 5605(a)(2).

Secured Business Loan: On July 14, 2023, the Company has obtained secured loan of $350,000, by pledging shares held by Dharmesh Pandya of 1,500,000, with Vstock Transfer LLC as Escrow Agent on August 7, 2023. The total repayment amount is $472,500 (including interest expense of $122,500). The repayment term is $19,687.50 weekly (average monthly payment of $78,750).

On July 24, 2023, the Board unanimously resolved to issue common shares to independent directors and to provide for a pool of 30,000,000 shares for key employees and acquisition partners.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION

	Note No.	As of September 30, 2023 (unaudited)	As of March 31, 2023
		(US$)	(US$)
ASSETS
Current assets
Cash and cash equivalents	8	$85,108	$311,810
Other financial assets	7	3,050,030	2,529,576
Trade receivables	6	3,344,995	1,831,724
Other current assets	9	2,341,220	1,652,936
Total current assets		8,821,353	6,326,046
Non-current assets
Property and equipment, net	10	10,720,637	9,600,526
Capital work-in-process		521,739	794,271
Intangible assets and goodwill, net	11	1,043,406	1,060,228
Intangible assets under development		—	11,051
Other non-current financial assets		285,509	275,049
Other non-current assets		9,346,297	8,714,907
Deferred tax assets	5	—	103,746
Total non-current assets		21,917,588	20,559,778
Total assets		$30,738,941	$26,885,824
LIABILITIES AND EQUITY
Current Liabilities
Borrowings	12	$4,759,545	$3,889,131
Trade payables	13	8,651,307	6,802,780
Other financial liabilities	14	2,084,687	1,715,060
Employee benefits obligation		209	212
Other current liabilities	15	3,190,041	2,452,190
Current tax liability	5	328,246	399,174
Total current liabilities		19,014,035	15,258,547
Non-current liabilities
Financial Liabilities
Borrowings		—	10,185
Other financial liabilities		291,862	321,749
Employee benefits obligations		87,048	72,456
Deferred tax liability		373,406	478,359
Total non-current liabilities		752,316	882,749
Total liabilities		19,766,351	16,141,296
Commitments and contingencies		8,894,024	8,911,022
EQUITY
Equity share capital	16	416,688	375,766
Other equity	16	7,803,687	7,830,284
Equity attributable to equity holders of the Company		8,220,375	8,206,050
Non-controlling interest		2,752,215	2,538,478
Total equity		10,972,590	10,744,528
Total liabilities and equity		$30,738,941	$26,885,824

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED INTERIM statement of PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME
(Unaudited)

	Note No.	For the 6 month ended September 30, 2023 (Unaudited)	For the 6 month ended September 30, 2022 (Unaudited)
		(US$)	(US$)
Revenues:
Revenue from contract with customers	3	9,660,331	9,771,496
Other income	3A	52,219	360,842
Total income		9,712,550	10,132,338
Expenses:
Cost of revenue	4	7,757,172	7,163,929
Amortization of intangible assets	11	7,944	8,299
Depreciation	10	445,847	293,077
Legal and professional expense	4	259,837	1,692,391
Staffing expense	4	471,181	314,721
Other operating expenses	4	1,464,296	1,075,542
Total expenses		10,406,277	10,547,959

Finance Income		—	—
Finance cost		619,593	233,435

(Loss)/Income before income tax		(1,313,320)	(649,056)
Income tax expense	5	(31,380)	256,950
Net loss after tax available to common shareholders		$(1,281,940)	$(906,006)

Attributable to:
Controlling interest		$(1,381,948)	$(1,206,879)
Non-controlling interest		100,008	300,873

Other comprehensive income/(loss)

Items that will not be reclassified to profit or loss
Defined benefit obligation		(481)	(361)

Items that may be reclassified subsequently to income
Foreign currency translation reserves of subsidiaries, net of tax		104,316	266,091
Total other comprehensive (loss)/income for the period		$103,835	$265,730

Total comprehensive income for the year		(1,178,105)	(640,276)

Attributable to:
Controlling interest		$(1,391,842)	$(931,509)
Non-controlling interest		$213,737	$291,233
Basic income per share of common share		$(1.98)	$(1.55)
Basic weighted average number of shares outstanding		646,012	585,037
Diluted income per share of common share		$(1.98)	$(1.55)
Diluted weighted average number of shares outstanding		646,012	585,037

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY
(Unaudited)

	Shares (Nos.)	Share capital	Translation of foreign subsidiaries	Retained earnings	Securities Premium reserve	Employee benefits reclassification	Total	Non- controlling interest	Total equity
Balance at March 31, 2022	34,154,062	$341,541	$(283,077)	$12,148,402			$12,206,866	$1,908	$12,208,774
Adjustments for Modification of Reachnet Agreement (refer note 19)				(14,319,254)			(14,319,254)		(14,319,254)
Restated Balance	34,154,062	341,541	(283,077)	(2,170,851)			(2,112,387)	1,908	(2,110,480)
Issue of shares	3,000,895	30,010			14,224,240		14,254,250		14,254,250
Share warrants exercised	421,492	4,215			71,108		75,323		75,323
Cost of IPO					(1,820,404)		(1,820,404)		(1,820,404)
Profit/(Loss) for the period			—	(1,206,879)			(1,206,879)	300,873	(906,006)
Acquired in the business combination (refer to Note 20)			—	—			—	1,768,961	1,768,961
Other comprehensive income for the period			275,555	—		(185)	275,370)	(9,640)	265,730
Closing balance as at September 30, 2022	37,576,449	375,766	(7,522)	(3,377,730)	12,474,944	(185)	9,465,273	2,062,101	11,527,374
Adjustments for Modification of Reachnet Agreement (refer to Note 19)				(14,319,254)			(14,319,254)		(14,319,254)
Restated Balance	34,154,062	341,541	(283,077)	(2,170,851)			(2,112,387)	1,908	(2,110,480)
Derecognition on disposal of a subsidiary – GHSI (refer to Note 19)			—	—			—	(1,908)	(1,908)
Issue of shares	3,000,895	30,010			14,224,240		14,254,250		14,254,250
Share warrants exercised	421,492	4,215			71,108		75,323		75,323
Cost of IPO					(1,820,404)		(1,820,404)		(1,820,404)
Profit/(Loss) for the year			—	(2,348,103)			(2,348,103)	712,266	(1,635,837)
Acquired in the business combination (refer to Note 20)			—	—			—	1,768,961	1,768,961
Other comprehensive income for the year			158,085	—		(714)	(157,371)	57,251	214,622
Closing balance as at 31 March, 2023	37,576,449	375,766	(124,992)	(4,518,954)	12,474,944	(714)	8,206,050	2,538,478	10,744,528
Issue of shares	4,092,105	40,922			1,365,245		1,406,167		1,406,167
Profit/(Loss) for the period				(1,381,948)			(1381,948)	100,008	(1,281,940)
Other comprehensive income for the period			(9,648)			(246)	(9,894)	113,729	103,835
Closing balance as at September 30, 2023	41,668,554	416,688	(134,639)	(5,900,902)	13,840,188	(960)	8,220,375	2,752,215	10,972,590

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV LTD.
CONSOLIDATED CONDENSED INTERIM statement of CASH FLOWS
(Unaudited)

	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
	(US$)	(US$)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income after tax available to common shareholders	$(1,281,940)	$(906,006)
Adjustment to reconcile net income to net cash used in operating activities:
Deferred Tax expenses	(31,380)	78,663
Current Tax expenses	—	178,287
Depreciation and Amortization of intangible assets	453,791	301,375
Fair value gain on share warrant liability	(2,106)	—
Expected credit loss on trade receivables	16,177	51,242
Loss on deconsolidation of subsidiaries	1,000	—
Remeasurement of the net defined benefit plans	14,957	19,881
Write off	11,017	—
Write back	(50,113)	(360,842)
Finance costs	619,593	233,435
Change in operating assets and liabilities:
Trade receivable	(1,606,939)	(513,606)
Other financial assets	34,224	(45,192)
Other assets	(679,268)	(324,827)
Trade payable	2,843,513)	(234,498)
Other financial liabilities	(41,711)	(190,210)
Other current liabilities	164,204	—
Tax (paid)/refund(net)	(92,759)	(145,789)
Net cash used in operating activities	372,260	(1,858,087)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,975,419)	(4,304,457)
Investment in shares of subsidiary – Sri Sai – net	—	(633,679.00)
Goodwill purchased on business combination	—	(763,210)
Network acquisition advance	(502,504)	(380,207)
Net cash used in investing activities	(2,477,923)	(6,081,553)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term borrowings – net	1,120,597	—
Proceeds from short term borrowings – Preferred Conertible Security – Net	854,000	—
Proceeds from short term borrowings – Related party	12,131	350,443
Repayment of short term borrowings – Promissory notes net	—	(1,000,000)
Proceeds from issue of equity shares – Referred note below	—	12,468,011
Proceeds/(Repayment) from financial institutions(net)	(6,410)
Interest, commission, and other charges paid	(100,259)	(210,096)
Net cash provided by (used in) financing activities	1,880,059	11,608,358
Net increase (decrease) in cash and cash equivalents	(225,604)	3,668,718)
CASH AND CASH EQUIVALENTS – beginning of period	311,810	8,758
Effects of exchange rate changes on cash and cash equivalents	(1,098)	(5,792)
Acquired in Business Combination (refer to Note 20)	—	432,138
CASH AND CASH EQUIVALENTS – end of period	$85,108	$4,103,822

____________

Supplemental non-cash disclosures: During the six months period ended September 30, 2022, GPL Ventures LLC has exercised its cashless share warrants to the extent of 421,490 shares. During the six months period ended September 30, 2023, Walleye has exercised its share warrants to the extent of 3,650,000 shares (60,834 shares post reverse split) and shares issued to the services provider and the directors to the extent of 442,105 (7,369 shares post reverse split). (Refer to Note 22). Investments in Lytus Inc. by Lytus BVI and Lytus Inc. to Lytus India $65,000.

The accompanying notes are an integral part of the financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Corporate information

Lytus Technologies Holdings PTV. Ltd. (Reg. No. 2033207) (“Lytus Tech” or the “Company”) was incorporated on March 16, 2020 (date of inception) under the laws of the British Virgin Islands (BVI). On March 19, 2020, Lytus Tech acquired a wholly owned subsidiary in India, Lytus Technologies Private Limited (CIN U22100MH2008PTC182085) (“Lytus India”). On April 1, 2022, it acquired a majority shareholding (51%) in an Indian company, Sri Sai cable and Broadband Private Limited (CIN U74999TG2018PTC124509) (“Sri Sai” or “SSC”) and on January 1, 2023, it acquired a wholly owned subsidiary in United States, Lytus Technologies Inc. However, it has been deconsolidated effective April 1, 2023, and on October 30, 2020, it acquired 75% of voting equity interests of Global Health Sciences, Inc. (“GHSI”). However, it has been deconsolidated effective March 1, 2023.

The Company’s registered office is at Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, UAE. The Consolidated Condensed Interim Financial Statements comprise financial statements of the Company and its subsidiaries (together referred to as “the Group”).

On June 17, 2022, the Company consummated its initial public offering (“IPO”) on NASDAQ Capital Markets. The Company has listed common shares on the NASDAQ Capital Market under the trading symbol “LYT”. The Company has raised gross proceeds of $12.40 million from an initial public offering of 2,609,474 shares at $4.75 per common shares and has raised gross proceeds of $1.86 million from overallotment of 391,421 shares at $4.75 per common shares.

Statement of compliance

The unaudited condensed consolidated interim financial statements have been prepared in accordance with IAS 34 — Interim Financial Reporting. The accompanying balance sheet and related notes to accounts as of September 30, 2023 are derived from audited financial statements of March 31, 2023, but these unaudited condensed consolidated interim financial statements do not include all of the financial information and footnotes required by IFRS for complete financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual financial statements, wherever applicable.

Basis of preparation

These unaudited condensed consolidated interim financial statements have been prepared on historical cost basis except for certain financial instruments and defined benefit plans which are measured at fair value or amortized cost at the end of each reporting period. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. All assets and liabilities have been classified as current and non-current as per the Group’s normal operating cycle. Based on the nature of services rendered to customers and time elapsed between deployment of resources and the realization in cash and cash equivalents of the consideration for such services rendered, the Group has considered an operating cycle of 12 months.

The statement of cash flows has been prepared under indirect method, whereby profit or loss is adjusted for the effects of transactions of a non-cash nature, any deferrals or accruals of past or future operating cash receipts or payments and items of income or expense associated with investing or financing cash flows. The cash flows from operating, investing and financing activities of the Group are segregated. The Group considers all highly liquid investments that are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value to be cash equivalents.

The functional and reporting currency of the Company and Group is “INR” and “USD”, respectively and all amounts, are rounded with two decimals, unless otherwise stated. The consolidated financial statements have been prepared under the historical cost convention.

The material accounting policy information used in preparation of the unaudited condensed consolidated interim financial statements have been discussed in the respective notes.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Basis of Consolidation

The Company consolidates all entities which are controlled by it. The subsidiaries considered in the preparation of these consolidated financial statements are:
	% Shareholding and Voting Power
Name of Subsidiary	Country of Incorporation	As of September 30, 2023	As of March 31, 2023
Lytus Technologies Private Limited	India	100%	100%
Sri Sai Cable and Broadband Private Limited	India	51%	—
Lytus Technologies Inc. (Deconsolidated on April 1, 2023) (refer to No 21 (a))	United States	—	100%
Global Health Sciences, Inc. (Deconsolidated on March 1, 2023) (refer to Note 21 (b))	United States	—	75%

Note: On June 18, 2022, Share Transfer Agreement was entered into in respect of the shares of Lytus Health. On February 27, 2023, the Board has approved the pending fiscal integration and control of Lytus Health with effect from January 1, 2023 and as of March 31, 2023, the Company owns 100% of the equity interest of Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health for an aggregate price of $1,000 ($1 per share). As of March 31, 2023, the Company owns 100% of the outstanding equity of Lytus Health. Lytus Health is incorporated in Delaware and has no operations at present; however, it has been deconsolidated effective April 1, 2023.

These Consolidated Condensed Interim Financial Statements are prepared in accordance with IFRS 10 “Consolidated Financial Statements”.

Subsidiaries are entities controlled by the Company. Control is achieved where the Company has existing rights that give it the current ability to direct the relevant activities that affect the Company’s returns and exposure or rights to variable returns from the entity. Subsidiaries are consolidated from the date of their acquisition, being the date on which the group obtains control, and continue to be consolidated until the date that such control ceases.

The consolidated financial statements of the Company and its subsidiaries are combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses. Intra-group balances and transactions and any unrealized profits or losses arising from intra group transaction, are eliminated. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

Non-controlling interests (NCI) in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Non-controlling interests consist of the amount of those interests at the date of the acquisition and the non-controlling shareholders’ share of changes in equity since the date of the acquisition.

Going Concern:

Negative working capital and Cash Flow

We have a negative working capital of $10,192,682 as of September 30, 2023 and $8,932,501 as of March 31, 2023 and cash flow from operating activities to the extent of $372,260 for the period ended September 30, 2023 and to the extent of $1,153,335 for the year ended March 31, 2023. Further, the current liabilities of the company as of September 30, 2023, were $19,014,035 and as of March 31, 2023, were $15,258,547 and non-current liabilities as of September 30, 2023, were $752,316 and as of March 31, 2023, were $882,749.

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditure. As we continue to grow our subscriber base, we expect an initial funding period to grow new products that may have an impact from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment instalment plans.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions for future business operations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from securities offerings or other borrowings to retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

The Consolidated Condensed Interim Financial Statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Critical accounting estimates

The preparation of the consolidated condensed interim financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 2.

New, revised or amended Accounting Standards and Interpretations adopted for the six months ended September 30, 2023 are same as adopted for the year ended March 31, 2023.

New, revised or amended Accounting Standards and Interpretations not yet Adopted

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective.

•        Amendments to IFRS 16 Lease Liability in a sale and Leaseback -*

•        Amendments to IAS 1 Non-current Liabilities with Covenants -*

•        Amendments to IAS 1 Classification of Liabilities - *

•        Amendments to IAS 7 and IFRS 7 Supplier Finance Arrangements -*

•        Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates -**

____________

*        Effective for annual periods beginning on or after January 1, 2024.

**      Effective for annual periods beginning on or after January 1, 2025.

IFRS 16 — Lease Liability in a Sale and Leaseback

In September 2022, the IASB issued ‘Lease Liability in a Sale and Leaseback (Amendments to IFRS 16)’ with amendments that clarify how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale. The Group does not expect this amendment to have any significant impact in its financial statements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

IAS 1 — Classification of Liabilities

In January 2020, IASB issued the final amendments in Classification of Liabilities as Current or Non-Current, which affect only the presentation of liabilities in the statement of financial position. They clarify that classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months. The classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. They make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group does not expect the amendments to have any significant impact on its presentation of liabilities in its statement of financial position.

IAS 7 and IFRS 7 — Supplier Finance Arrangements

In May 2023, the IASB issued ’Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7)’ which require an entity to provide additional disclosures about supplier finance arrangements. Solely credit enhancements for the entity or instruments used by the entity to settle their dues, are not supplier finance arrangements. Entity will have to disclose information that enables users of financial statements to assess how these arrangements affect its liabilities and cash flows and to understand their effect on an its exposure to liquidity risk and how it might be affected if the arrangements were no longer available to it. The Group does not expect the amendments to have any significant impact on its presentation of liabilities.

IAS 21 — The Effects of Changes in Foreign Exchange Rates

In August 2023, the IASB issued ‘Lack of Exchangeability (Amendments to IAS 21)’ to provide guidance to specify which exchange rate to use when the currency is not exchangeable. An entity must estimate the spot exchange rate as the rate that would have applied to an orderly transaction between market participants at the measurement date and that would faithfully reflect the economic conditions prevailing. The Group does not expect this amendment to have any significant impact in its financial statements.

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realization in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognized. Amounts previously recognized in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific Standard.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in the consolidated statements of comprehensive income.

Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of India (INR) which is the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in United States dollars.

Transactions and balances

Foreign currency transactions are translated into the presentation currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognized in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as of fair value through other comprehensive income are recognized in other comprehensive income.

Financial Instruments

Financial Assets

Classification

The Group classifies its financial assets in the following measurement categories:

•        those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•        those to be measured at amortized cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Debt instruments

Subsequent measurement of debt instruments depends on the Group business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

FVOCI: Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

FVPL: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Group subsequently measures all equity investments at fair value. Where the Group management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Group right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Group assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognized initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Group financial liabilities include trade and other payables, loans, and borrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost:

After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (EIR) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Group prior to the end of the period which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as of the date of transition are accounted for as contributions and recognized as part of the cost of the equity investment.

Share Warrant Liability

The share warrants can be accounted as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 — Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement. Share warrants are accounted for as a derivative in accordance with IFRS 9 — Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative. Share Warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

fair values, regardless of the likelihood that such instruments will ever be settled in cash. The Company will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at their inceptions date fair value and subsequently re-measured at each reporting period with change being recognised in the consolidated statements of profit or loss and other comprehensive income.

Derecognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial Liability

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Income tax

The income tax expense or benefit for the period is the tax payable on that period’s taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognized for prior periods, where applicable.

Deferred tax assets and liabilities are recognized for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for:

•        When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or

•        When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled, and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The carrying amount of recognized and unrecognized deferred tax assets are reviewed at each reporting date. Deferred tax assets recognized are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognized deferred tax assets are recognized to the extent that it is probable that there are future taxable profits available to recover the asset.

Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously.

As of six months period ended September 30, 2023 and as of year ended March 31, 2023, the Group had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Group recognizes interest and penalties related to significant uncertain income tax positions in other expense. There were no such interest and penalties incurred for the six months period of September 30, 2023 and of September 30, 2022.

Under section 115-O of the Indian Income Tax Act, 1961, distribution of dividends, paid by Indian company until March 31, 2020 is subject to dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Property and Equipment

Property and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit or Loss during the reporting period in which they are incurred.

Capital work in progress (CWIP) includes cost of property and equipment under installation/under development, as of balance sheet date. All project related expenditures related to civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental/attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property and Equipment are derecognized from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit or Loss.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property and equipment less their estimated residual values using the written down method over their estimated useful lives and is generally recognized in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property and equipment for current and comparative periods are as follows:
Buildings	40 years
Property and equipment	3 – 15 years
Fixtures and fittings	5 – 10 years
Office equipment	5 – 10 years
Plant and Machinery	5 – 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in the consolidated statements of profit or loss and other comprehensive income when incurred.

Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognised in the consolidated statements of profit or loss and other comprehensive income.

Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:
Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years
Commercial Rights	5 – 10 years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. When the recoverable amount of an intangible asset is less than its carrying amount, an impairment loss is recognized.

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: [IAS 38.21]

a.      it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.      the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. [IAS 38.22] The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. [IAS 38.33]

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programs. Such computer software programs that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programs by the Group are capitalized as intangible assets when the following criteria are met:

•        it is technically feasible to complete the computer software program so that it will be available for use;

•        management intends to complete the computer software program and use or sell it;

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

•        there is an ability to use or sell the computer software program;

•        it can be demonstrated how the computer software program will generate probable future economic benefits;

•        adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•        the expenditure attributable to the computer software program during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programs.

Expenditure that enhances or extends the performance of computer software programs beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programs are recognized as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortization and accumulated impairment losses. These costs are amortized to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortized.

Revenue

Revenue is recognized based on the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

To determine whether to recognize revenue, the Group follows a 5-step process:

1.      Identifying the contract with a customer

2.      Identifying the performance obligations

3.      Determining the transaction price

4.      Allocating the transaction price to the performance obligations

5.      Recognizing revenue when/as performance obligation(s) are satisfied

Further information about each source of revenue from contracts with customers and the criteria for recognition follows.

Subscription revenues

Subscription income includes subscription from subscribers. Revenue is recognized upon completion of services based on underlying subscription plan or agreements with the subscribers. Invoice for subscription revenue is raised on a monthly basis. These services are consumed by the client and their members in accordance with the service programs selected by the client included in the client services agreements.

Client service agreements are renewed on an annual bass and can be terminated based upon terms specified in the agreements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Carriage/Placement/Marketing Incentive revenues

Carriage/Placement/Marketing Incentive fees are recognized upon completion of services based on agreements with the broadcasters.

Advertising revenues

Advertisement income is recognized when relevant advertisements are telecasted.

Goods and Service Tax on all income

The Company collects Goods and Service Tax (GST) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue consists primarily of cost of materials consumed, broadcaster/subscription fees and leaseline charges. Costs of revenue are recognized when incurred and have been classified according to their primary function.

Other operating expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as finance cost.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Deferred Offering Costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the proposed Initial Public Offering (IPO) and that would be charged to stockholder equity upon completion of the proposed IPO. Should the proposed IPO prove unsuccessful, deferred costs and additional expenses to be incurred would be charged to operations. As of September 30, 2023 and March 31, 2023, the Company had deferred offering costs of $0 and $34,165, respectively.

Issued Capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Dividends

Dividend distributions to the Group’s shareholders are recognized as a liability in the financial statements in the period in which the dividends are approved.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of Lytus Tech, excluding any costs of servicing equity other than common shares, by the weighted average number of common shares outstanding during the financial year, adjusted for bonus elements in common shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential common shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential common shares.

Trade and Other Receivable

Assessment as to whether the trade receivables and other receivables from Reachnet are impaired: When measuring Expected Credit Loss (ECL) of receivables and other receivables related to Reachnet the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

The payment protocols with respect to the Telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segments.

Reclassification:

Previous year/period figures have been regrouped and reclassified to conform with the current year classification

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the financial statements for the six months ending September 30, 2023 and for the year ended March 31, 2023.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”). See Note 1 on Financial Instruments on page F-13 – F-15 for additional discussion on FVTPL and FVOCI

Impairment of financial assets based on the expected credit loss model.

Determination of the discounted value for financial instruments carried at amortized cost.

Fair value estimation of share warrants.

Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

•        Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS (cont.)

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS

Revenue from contract with customers consist of the following for the six months ended September 30, 2023 and ended September 30, 2022:

Disaggregated revenue information	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
	(In USD)	(In USD)
Types services
Subscription Income	6,760,470	7,100,862
Carriage/Placement fees	2,548,959	1,635,824
Advertisement Income	244,074	827,517
Telemedicine service charges	—	—
Device activation fees	106,828	207,293

Total revenue from contract with customers	9,660,331	9,771,496

Timing of revenue recognition
Product transferred at point in time	—	—
Services transferred over time	9,660,331	9,771,496
	9,660,331	9,771,496

Contract balances:

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers:

	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
	(US$)	(US$)
Receivables, which are included in ‘trade receivables	$3,344,995	$2,549,041
Receivables, acquired in a business combination	—	—

Performance obligations:

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 3A — OTHER INCOME

Other income	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
Fair value gain on warrant liability	2,106	—
Sundry Balances written back	50,113	360,842
	52,219	360,842

NOTE 4 — EXPENSES

Expenses consist of the following:

	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
	(US$)	(US$)
Cost of revenue	$7,757,172	7,163,929
Amortization of intangible assets (refer to Note 11)	7,944	$8,299
Depreciation (refer to Note 10)	445,847	293,077
Legal and professional expenses	259,837	1,692,391
Staffing expense	471,181	314,721
Other operating expenses	1,464,296	1,075,542
Total expenses	$10,406,277	$10,547,959

NOTE 5 — INCOME TAX

Income taxes consist of the following:

	For the 6 months period ended September 30, 2023	For the 6 months period ended September 30, 2022
	(US$)	(US$)
Current tax expenses	$—	$178,287
Deferred tax expense	(31,380)	78,663
Income tax expense	$(31,380)	$256,950

Deferred tax related to the translations of foreign operations consists of Lytus Technologies Private Limited a Wholly owned subsidiary from INR to USD have been calculated at the rate of the jurisdiction in which a subsidiary situated i.e. in India (at the rate 25.17% as of September 30, 2023 and March 31, 2023).

Accounting for Income Taxes

British Virgin Islands

Under the current laws of BVI, Lytus Technology Holdings PTV. Ltd. is not subject to tax on income or capital gains. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

India (subsidiaries in India)

Income tax expense represents the sum of the current tax and deferred tax.

The charge for current tax is based on the result for the period adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Current and deferred tax is recognized in the income statement unless the item to which the tax relates was recognized outside the income statement being other comprehensive income or equity. The tax associated with such an item is also recognized in other comprehensive income or equity respectively.

NOTE 6 — TRADE RECEIVABLES (CURRENT)

Trade receivables consist of the following:

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Receivable from related parties	$112,442	$352,424
Receivable from others	3,305,719	1,537,132
	$3,418,161	$1,889,556
Less: allowance for doubtful debts (expected credit loss)	73,166	57,832
	3,344,995	1,831,724

NOTE 7 — OTHER NON-CURRENT FINANCIAL ASSETS

Other non-current financial assets consist of the following:

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Non Current
Deposits	285,509	275,049
Total (A)	285,509	275,049

Current
Deposits	301	305
Advances for network acquisition	2,674,677	2,203,240
Loans and advances to related parties	70,989	35,598
Other loans and advances	304,063	290,433
Total (B)	3,050,030	2,529,576

Total (A) + (B)	3,335,539	2,804,625

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 8 — CASH AND CASH EQUIVALENTS

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Cash and cash equivalents
Maintained locally	1,000	1,000
Maintained overseas, unrestricted in use	84,108	310,810
Cash and cash equivalents	85,108	311,810

NOTE 9 — OTHER CURRENT ASSETS

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Prepaid expenses	20,635	—
Balances with government authorities	761,500	507,696
Advance to suppliers	684,818	295,601
Advance to staff	2,616	2,972
TDS Receivables	386,101	297,764
Advance payment of interest on loans	165,924	194,445
Advance payment of commission on loans	105,168	140,000
Other receivables – Balance with a Director	214,458	214,458
	2,341,220	1,652,936

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 10 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Description	ROU- office premises	Building	Plant and equipment	Furniture and fittings	Vehicles	Office equipments	Computer equipments	In (US$) Total
Gross carrying value
As at 31 March, 2022	—	—	—	—	—	—	—	—
Additions			540,982		19,970		294	561,246
Acquisition through business combination (refer to Note 20)	25,111	32,006	7,349,465	—	17,600	—	4,200	7,428,382
As at 30 September, 2022	25,111.00	32,006	7,890,447	—	37,570	—	4,494	7,989,628
Additions	461,420	—	2,326,888	11,802	24,396	796	26,856	2,852,158
Acquisition through business combination (refer to Note 20)	25,111	32,006	7,349,465	—	17,600	—	4,200	7,428,382
As at 31 March, 2023	486,531	32,006	9,676,353	11,802	41,996	796	31,056	10,280,540
Additions	27,323	—	1,533,385	4,647	560	—	42	1,565,957
As at 30 September, 2023	513,854	32,006	11,209,738	16,449	42,556	796	31,098	11,846,497

Accumulated depreciation and impairment loss
As at 31 March, 2022	—	—	—	—	—	—	—	—
Charge for the year	4,863	236	284,983	—	1,397	—	1,598	293,077
As at 30 September, 2022	4,863	236	284,983	—	1,397	—	1,598	293,077
Charge for the year	50,845	462	616,304	421	7,307	61	4,613	680,013
As at 31 March, 2023	50,845	462	616,304	421	7,307	61	4,613	680,013
Charge for the year	54,377	226	384,507	702	2,629	223	3,183	445,847
As at 30 September, 2023	105,222	688	1,000,811	1,123	9,936	284	7,796	1,125,860

Net block as at 31 March, 2022	—	—	—	—	—	—	—	—
Net block as at 30 Sept 2022	20,248	31,770	7,605,464	—	36,173	—	2,896	7,696,551
Net block as at 31 March, 2023	435,686	31,544	9,060,049	11,381	34,689	735	26,443	9,600,527
Net block as at 30 Sept 2023	408,632	31,318	10,208,927	15,326	32,620	512	23,302	10,720,637

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 11 — INTANGIBLE ASSETS AND GOODWILL

Intangible assets and Goodwill consist of the following:

Intangible assets

Description	Customer acquisition List	Goodwill	Commercial rights	Softwares	Total	(In (US$)) Intangible asset under development
Gross carrying value
As at 31 March, 2022	59,216,654	73,008		—	59,289,662	166,587
Write off (refer to Note 19)	(59,216,654)				(59,216,654)	—
Exchange differences		(78,582)			(78,582)	460
Acquisition through business combination (refer to Note 20)		658,837	339,277	216	998,330
As at 30 Sept 2022	—	810,427	339,277	216	1,149,920	166,127
Additions					—	4,464
Derecognized on ‘Disposals of a subsidiary (refer to Note 21 (b))		(68,500)		—	(68,500)
Write off (refer to Note 19)	(59,216,654)				(59,216,654)	160,000
Exchange differences		(73,601)			(73,601)
Acquisition through business combination (refer to Note 20)		658,837	339,277	216	998,330
As at 31 March, 2023	—	736,946	339,277	216	1,076,439	11,051
Write off	—				—	(11,051)
Exchange differences		8,878			8,878	—
As at 30 Sept 2023	—	728,068	339,277	216	1,067,561	—

Accumulated amortization
As at 31 March, 2022	24,030,158	—		—	24,030,158	—
Charge for the year	—	—	8,272.00	27.00	8,299.00
Write off (refer to Note 19)	(24,030,158)				(24,030,158)
As at 30 Sept 2022	—	—	8,272	27	8,299	—
Charge for the year	—	—	16,157	54	16,211
Write off (refer to Note 19)	(24,030,158)				(24,030,158)
As at 31 March, 2023	—	—	16,157	54	16,211	—
Charge for the year	—	—	7,917	27	7,944
As at 30 Sept 2023	—	—	24,074	81	24,155	—

Net block as at 31 March, 2022	35,186,496.	73,008		—	35,259,504	166,587
Net block as at 30 Sept, 2022	—	810,427	331,005	189	1,141,621	166,127
Net block as at 31 March, 2023	—	736,946	323,120	162	1,060,228	11,051
Net block as at 30 Sept, 2023	—	728,068	315,203	135	1,043,406	—

Notes:

The above intangible assets are other than internally generated.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 12 — BORROWINGS

Borrowings consist of the following:

Borrowings

	As at September 30, 2023			As at March 31, 2023
	(In US$)			(In US$)
	Current	Non current	Total	Current	Non current	Total
Particulars
Vehicles Loans from Financial Institutions	14,525	—	14,525	10,946	10,185	21,131
Total secured borrowings	14,525	—	14,525	10,946	10,185	21,131

Unsecured
0% Senior Convertible Debt	2,089,864	—	2,089,864	3,333,334		3,333,334
Series A preferred convertible security (refer to Note 22)	1,004,705		1,004,705
Loan from the Related Parties	13,326		1,304	1,304		1,304
Loan from Directors	1,637,125		1,637,125	532,960		532,960
Loan from Others			12,022	10,587		10,587
	4,745,020	—	4,745,020	3,878,185	—	3,878,185
Total borrowings	4,759,545	—	4,759,545	3,889,131	10,185	3,899,316

Loan from directors and relatives are interest free and is repayable on demand.

NOTE 13 — TRADE PAYABLES

Trade payables consist of the following:

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Trade payables due to related parties	3,140,617	2,716,238
Employee related payables	50,544	47,752
Others	5,460,146	4,038,790
	8,651,307	6,802,780

NOTE 14 — OTHER FINANCIAL LIABILITIES

Other financial liabilities consist of the following:

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Other financial liabilities (Current)
Lease liabilities	128,379	120,981
Audit fee payable	18,684	9,054
Options payable	94,293	—
Share Warrant Liability – Common stock (refer to Note 22)	1,842,657	1,585,025
Share Warrant Liability – Preferred stock (refer to Note 22)	674
	2,084,687	1,715,060

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 15 — OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	As of September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Other current liabilities:
Advances from customers	387,833	142,196
Cheques receivables/Payable	2,031,576	1,437,245
Statutory liabilities	57,392	73,248
Others – capital creditors	713,240	799,501
	3,190,041	2,452,190

NOTE 16 — EQUITY

Common shares:

The total number of shares of common shares issued:	For the 6 months ended September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Common shares	41,668,554	37,576,449
50,000 shares were allotted after September 30, 2023
Common shares after reverse splits (refer to Note 24)	694,477	626,275
834 shares were allotted after September 30, 2023

Movements in Common Shares:

	Shares	Amount
		(US$)
Balance as of March 31, 2022	34,154,062	$341,541
Shares issued	3,422,387	34,225
Balance as of March 31, 2023	37,576,449	$375,766
Additional issue of shares	4,092,105	40,922
Balance as of September 30, 2023	41,668,554	416,688

Movements in Common Shares after reverse split:

	Shares	Amount
		(US$)
Balance as of March 31, 2022	569,235	$341,541
Shares issued	57,040	34,225
Balance as of March 31, 2023	626,275	$375,766
Additional issue of shares	68,202	40,922
Balance as of September 30, 2023	694,477	416,688

Mr. Dharmesh Pandya, the then sole shareholder of the Company, has subscribed to these shares and held 55,008,829 (pre reverse split) common shares of the Company.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 17 — EARNINGS PER SHARE

Earnings per share consist of the following:

	For the 6 months ended September 30, 2023	As of March 31, 2023
	(US$)	(US$)
Loss for the year available to common shareholders	$(1,281,940)	$(1,635,837)
Weighted average number of common shares	646,012	613,479
Par value	$0.01	$0.01
Earnings/(loss) per common share:
Basic earnings/(loss) per common share	$(1.98)	$(2.67)
Diluted earnings/(loss) per common share	$(1.98)	$(2.67)

Share Warrants kept as reserves for exercised of warrants from the date of issue. Considered as potential equity shares Since this result would, in turn, produce a larger earnings per shares, hence warrants are anti-dilutive and not considered.

NOTE 18 — RESTATEMENT DUE TO MODIFICATION AGREEMENT

Notes on Restatement of September 30, 2022 condensed interim consolidated financials due to modification of earlier arrangements and acquisition of Sri Sai as refer in Note 19.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT DUE TO MODIFICATION AGREEMENT (cont.)

CONSOLIDATED CONDENSED INTERIM statement of PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME -Restated impact

Lytus Technologies Holdings Pvt.Ltd

Notes on Restatement of September 30, 2022 condensed interim consolidated financials due to modification of Reachnet Agreement.

Statement of consolidated condensed interim profit or loss and other comprehensive income

	For the period ended 30 September 2022 – Restated	For the period ended 30 September 2022	Impact of restatement	Sept 22 Restated Vs Sept 22
				Modification of Reachnet Agreement	Acquisition of Sri sai	Impact of Restatement
	($US)	($US)
STATEMENT OF OPERATIONS DATA:
Operating revenue	$9,771,496	—	9,771,496		9,771,496	9,771,496
Other Income	360,842	6,484,884	(6,124,042)	(6,124,042)	—	(6,124,042)
Cost of revenue	7,163,929	—	7,163,929		7,163,929	7,163,929
Other operating expenses	1,075,542	145,314	930,228	(115,934)	1,041,788	925,854
Legal and professional expenses	1,692,391	1,686,897	5,494		5,494	5,494
Staffing expenses	314,721	—	314,721		314,721	314,721
Depreciation and amortisation	301,376	5,623,417	(5,322,041)	(5,623,417)	301,376	(5,322,041)
Net income	(415,621)	(970,744)	555,123	(384,691)	944,188	559,497
Interest expenses	233,435	164,583	68,852		73,226	73,226
Interest income	—	—				—
Income (loss) from continuing operations before income taxes	(649,056)	(1,135,327)	486,271	(384,691)	870,962	486,271
Income tax	256,950	550,606	(293,656)	(550,606)	256,950	(293,656)
Net income	(906,006)	(1,685,933)	779,927	165,915	614,012	779,927
Other comprehensive income
Items that will not be reclassified to profit or loss
Reclassification of defined benefit obligation	(361)		(361)	—	(361)	(361)
Items that may be reclassified subsequently to income
Foreign currency translation reserves, net of tax	266,091	942,138	(676,047)	280,959	(19,314)	261,645
Total comprehensive income for the period	$(640,276)	(743,795)	103,880	446,874	594,337	1,041,933
Attributable to:
Controlling interest	$(931,509)	(743,795)	(187,714)	446,874	303,109	749,983
Non-controlling interest	291,233	—	291,233	—	291,228	291,228
Basic income per common share	(1.55)	(0.05)
Diluted income per common share	(1.55)	(0.05)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT DUE TO MODIFICATION AGREEMENT (cont.)

Consolidated statement of condensed interim financial position as at 30 September, 2022 — Restated

	As at September 30, 2022 – (Restated)	As at September 30, 2022	Modification of Reachnet Agreement	Accusation of Sri Sai	Total Impact of Restatement
	(In USD)	(In USD)
ASSETS
Current assets
a) Financial assets					—
(i) Other receivables	—	54,343,241.00	(54,343,241.00)		(54,343,241.00)
(ii) Trade receivables	2,549,041.00	—		2,549,041.00	2,549,041.00
(iii) Cash and cash equivalents	4,103,822.00	4,012,171.00		91,651.00	91,651.00
(iv) Others financial assets	819,936.00	307.00	367,517.00	452,112.00	819,629.00
b) Other current assets	1,729,168.00	240,177.00		1,488,991.00	1,488,991.00
Total current assets	9,201,967.00	58,595,896.00	(53,975,724.00)	4,581,795.00	(49,393,929.00)

Non-current assets
a) Property, plant and equipment, net	7,696,551.00	—		7,696,551.00	7,696,551.00
b) Capital work-in-process	977,728.00	—		977,728.00	977,728.00
c) Intangible assets and Goodwill	1,141,621.00	29,635,771.00	(29,563,079.00)	1,068,929.00	(28,494,150.00)
d) Intangible assets under development	3,836,627.00	3,836,627.00			—
e) Financial assets
(i) Other investments	—	—			—
(ii) Trade receivables	—	—			—
(ii) other non-current financial assets	11,156.00	—		11,156.00	11,156.00
f) Other non-current assets	137,764.00	1,347,561.00	(1,347,561.00)	137,764.00	(1,209,797.00)
g) Deferred tax assets	14,242.00	125,021.00	(110,779.00)	—	(110,779.00)
Total non-current assets	13,815,689.00	34,944,980.00	(31,021,419.00)	9,892,128.00	(21,129,291.00)

Asset held for sale	—	—	—	—	—

Total assets	23,017,656.00	93,540,876.00	(84,997,143.00)	14,473,923.00	(70,523,220.00)

EQUITY AND LIABILITIES

Current liabilities
a) Financial liabilities
(i) Borrowings	365,871.00	37,662.00		328,209.00	328,209.00
(ii) Trade payables	7,398,207.00	551,106.00		6,847,101.00	6,847,101.00
(iii) Other financial liabilities	1,859,025.00	803,925.00	(786,526.00)	1,841,626.00	1,055,100.00
b) Employee benefits obligation	173.00	—		173.00	173.00
c) Other current liabilities	1,131,883.00	8,616,346.00	(8,614,526.00)	1,130,063.00	(7,484,463.00)
b) Customer acquisation payable	—	27,104,338.00	(27,104,338.00)	—	(27,104,338.00)
d) Provisions	—	—			—
e) Current tax liability	284,892.00	3,783,439.00	(3,783,439.00)	284,892.00	(3,498,547.00)

Total current liabilities	11,040,051.00	40,896,816.00	(40,288,829.00)	10,432,064.00	(29,856,765.00)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT DUE TO MODIFICATION AGREEMENT (cont.)

	As at September 30, 2022 – (Restated)	As at September 30, 2022	Modification of Reachnet Agreement	Accusation of Sri Sai	Total Impact of Restatement
	(In USD)	(In USD)
Non-current liabilities
a) Financial liabilities
(i) Borrowings	13,908.00	—		13,908.00	13,908.00
(ii) Other financial liabilities	16,206.00	—		16,206.00	16,206.00
b) Customer acquisition payable, net of current portion	—	27,104,338.00	(27,104,338.00)	—	(27,104,338.00)
c) Employee benefits obligations	60,961.00	—		60,961.00	60,961.00
d) Provisions	—	—			—
e) Deferred tax liability	359,156.00	1,565,574.00	(1,565,574.00)	359,156.00	(1,206,418.00)
Total non-current liabilities	450,231.00	28,669,912.00	(28,669,912.00)	450,231.00	(28,219,681.00)

Total liabilities	11,490,282.00	69,566,728.00	(68,958,741.00)	10,882,295.00	(58,076,446.00)

Commitments and contingencies	9,650,560.00	—		9,650,560.00	9,650,560.00

Equity
a) Equity share capital	375,766.00	375,766.00		—	—
b) Other equity	9,089,507.00	23,596,475.00	(16,038,402.00)	1,531,434.00	(14,506,968.00)
Equity attributable to owners of the Company	9,465,273.00	23,972,241.00	(16,038,402.00)	1,531,434.00	(14,506,968.00)
Non-controlling interests	2,062,101.00	1,907.00		2,060,194.00	2,060,194.00
Total equity	11,527,374.00	23,974,148.00	(16,038,402.00)	3,591,628.00	(12,446,774.00)
Liabilities directly associated with the assets held for sale	—	—	—	—	—
Total equity and liabilities	23,017,656.00	93,540,876.00	(84,997,143.00)	14,473,923.00	(70,523,220.00)

NOTE 19 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI

The Company has acquired 51% of Sri Sai, as part of the earlier arrangement and has correspondingly modified its earlier arrangement with the erstwhile partner, in terms of the residuary transaction. Based on the consultation with the accounting expert and the legal counsel, the Board has concluded that the effective date for acquisition of Sri Sai and the modification effects of the earlier arrangement would take place on April 1, 2022 and did not impact the consolidated financial statements as of March 31, 2022 and for the year then ended.

A modification in contract is regarded as a revision to the existing contract:

•        The management discussed the terms and conditions of the new arrangement, (a) that is in continuation of the earlier arrangement, and (b) that has arisen on account of new circumstances, new conditions or new events that differ in substance from those previously occurring.

•        The modification in contract (a) is with the same erstwhile partner, (b) is part of the same arrangement (future subscriber base), (c) adjusts the consideration already paid in the earlier arrangement and (d) the erstwhile partner was instrumental in the acquisition of Sri Sai.

The relevant facts and the agreements are provided as under:

•        On December 6, 2019, the Company purchased the right to subscriber’s connection (present and future) along with the revenue entitlement rights, for a consideration of $59 million from Reachnet (the erstwhile partner). The implementation of the operational system and operational activity were still pending.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 19 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

•        On July 27, 2022, the Board discussed the independent reviewer report. The independent reviewer observed that the current network requires significant additional investment to maintain and grow the cable subscribers, to match Lytus’s business plan, approximately $18 million to upgrade the infrastructure assets and $4 million to maintain at optimum levels, as per the engineer’s opinion on technology readiness report. The additional investment of $22 million in addition to the initial commitment of $59 million, would make the project unviable and there it was decided by the Board to modify the arrangement.

•        The Board reviewed the modification plan as submitted by the management. On January 17, 2023, our Board approved the Modification Agreement that was signed and executed on December 11, 2022, with the erstwhile partner. The initial term was to acquire subscribers’ connection (present as well as future subscribers’ connections) from the erstwhile partner, whereas under the modified term, the Company would now acquire only the future subscriber’s connection from the erstwhile partner for a consideration of $10 million.

•        Accordingly, the Board approved the Deed of Assignment, executed on December 12, 2022, in respect of investment in Sri Sai, that originally was with the erstwhile partner, based on the earlier Memorandum of Understanding dated April 1, 2022 and the Agreement to Invest in Sri Sai dated August 11, 2022. Both these agreements were linked to the Company’s Agreement to Acquire Customers and it was agreed between the then parties (Sellers of Sri Sai and the erstwhile partner) that the subscriber base of Sri Sai when acquired would be for the benefit of Lytus as required under the original Agreement to Acquire Customers dated December 6, 2019.

•        On March 7, 2023, the Board of Sri Sai approved the Deed of Assignment and executed the Share Purchase Agreement dated March 27, 2023 for the acquisition of 51% equity share of Sri Sai for a consideration of $10 million. Due to regulatory requirements3, the Company has directly acquired 49% and has, in a fiduciary capacity, reserved 2% equity shares of Sri Sai with Mr. Nimish Pandya, an Indian resident from regulatory perspective and brother of Dharmesh Pandya. The control that the company has obtained and gained remains unaffected.

•        Our Board has observed the significant advantage from the above modification with the erstwhile partner, assignment of rights from the erstwhile partner and the last step of acquisition of Sri Sai business.

•        We have extended the original Agreement to Acquire Customers, to acquire nearly 1 million subscribers, with greater control on operational matters. This acquisition of nearly 1 million subscribers would be acquired through the acquisition of the controlling stake in Sri Sai, upon executing in our favor the Deed of Assignment with the erstwhile partner and the Share Purchase Agreement with the sellers of Sri Sai.

•        The Company’s earlier commitment and liability to pay $58.3 million to the erstwhile partner is now modified and suspended. Presently, the Company’s commitment and liability to pay Sri Sai is $7.5 million.

____________

3        The foreign exchange regulatory policy on foreign direct investment provides that an overseas entity can purchase 100% of the equity of a cable company under automatic route, however, “Government approval will be required if infusion of fresh foreign investment beyond 49% in a company not seeking license or permission from sectoral ministry, resulting in change in the ownership pattern or transfer of stake by existing investor to new foreign investor”. The restriction is also applicable to downstream investments (investment by Indian company utilizing Foreign Direct Investments received from an overseas entity). The shares are reserved with the Indian resident lawyer in a fiduciary capacity until the regulatory approvals are obtained or the matter is clarified.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 19 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

•        The Company’s accounting policy under earlier arrangement had “other income” for the period ended March 31, 2022. Presently, the Company’s accounting policy under modified arrangement has “Revenue from Contract with Customers” for the year ended March 31, 2023.

•        The Company has greater control of the business affairs of the Sri Sai business. Earlier, the Company had control over the subscribers and its revenue entitlement rights only.

•        The acquisition of the Sri Sai business includes IPTV business. It has higher technology readiness in integration with the Lytus platform services. It is to be noted that Lytus India would directly bill subscribers for any services through Lytus platform.

•        As per IFRS 10.20, a parent shall consolidate financial statements of an investee from the date the investor obtains or gains control of the investee. Upon advice received from the accounting and legal consultant, our Board has determined the effective modification date and the effective acquisition date would be April 1, 2022.

On date April 1, 2022, the Company is stated to have obtained control of the business affairs of Sri Sai, by controlling the Board and the management activities of Sri Sai, with the non-binding purpose and object to acquire Sri Sai at a subsequent date. On 27 March 2023, through multiple agreements between the Company, the erstwhile partner and the sellers of Sri Sai, the Company acquired 51% equity shares of Sri Sai.

The Company obtained control of the business affairs of Sri Sai on April 1, 2022. Hence, the effective date of acquisition shall be determined to be April 1, 2022. The erstwhile partner has mandated the modification of the terms should be on April 1, 2022. Hence, the effective date of modification shall be determined to be April 1, 2022

The adoption of new accounting policy does not constitute a change in accounting policy but an application of the accounting policy to changing facts, circumstances and conditions that differ in substance from those previously occurring. The summarized financial statements as of March 31, 2023 and April 1, 2022, applying the new accounting policy to the contract modification prospectively.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 19 — MODIFICATION OF EARLIER ARRANGEMENT AND ACQUISITION OF SRI SAI (cont.)

Extract from Financial Statements	As at April 1, 2022 (Pre- adjustment)	Adjustments	As at April 1, 2022 (Post- adjustment)	As at March 31, 2023
Assets items
Non-current assets
Intangible (Customer Acquisition, net of amortisation)	35,186,496	(35,186,496)	—	—
Deferred tax assets*	537,915	(537,915)	—	—
Current assets
Other receivables	50,939,090	(50,939,090)	—	—
Total of assets	86,663,501	(86,663,501)	—	—
Liabilities Items
Non-current liabilities
Customer Acquisition List Payable, net of current portion	(29,146,665)		—	—
Less: Part Payment made towards Customer Acquisition during the year ended March 31, 2023	(395,209)		—	—
Net of payments during the year ended March 31, 2023	(28,751,456)	28,751,456	—	—
Deferred tax liability*	(2,297,717)	2,297,717

Current liabilities
Other financial liabilities
Interest on tax payable	(845,792)	845,792
Other current liabilities:
CSR expenses payable	(206,619)		—	—
Statutory liabilities*	(7,790,691)	7,997,310	—	—
Customer acquisition payable	(29,146,665)	29,146,665
Current tax liability	(3,305,308)	3,305,308
Total of liabilities	(72,344,247)	72,344,247	—	—
Net balances adjusted		(14,319,254)	—	—
Retained earnings (refer to Consolidated Statement of Changes in Equity)	12,148,403	(14,319,254)	(2,170,851)	4,518,954

____________

*        These balances were as per standalone financial statements of Lytus India

NOTE 20 — ACQUISITION OF SRI SAI CABLE AND BROADBAND PRIVATE LIMIETED

The Group has acquired 51% of Sri Sai (Refer Note 19 and Note 20), as part of the earlier arrangement and has correspondingly modified its earlier arrangement with the erstwhile partner, in terms of the residuary transaction. Based on the consultation with the accounting expert and the legal counsel, the Board has concluded that the effective date for acquisition of Sri Sai and the modification effects of the earlier arrangement would take place on April 1, 2022.

On March 7, 2023, the Board of Sri Sai approved the Deed of Assignment and executed the Share Purchase Agreement dated March 27, 2023 for the acquisition of 51% equity share of Sri Sai for a consideration of $10 million. Due to regulatory requirements, the Group has directly acquired 49% and has, in a fiduciary capacity, reserved 2% equity shares of Sri Sai with Mr. Nimish Pandya, an Indian resident from regulatory perspective and brother of Dharmesh Pandya. The control that the company has obtained and gained remains unaffected.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 20 — ACQUISITION OF SRI SAI CABLE AND BROADBAND PRIVATE LIMIETED (cont.)

The Group assumed control in Sri Sai from 1 April 2022 (Refer Note 19). The purchase costs paid under the terms of the executed agreements.

Calculation of Goodwill upon Acquisition	(USD)
Consideration transferred	$2,500,000
Add: Non-controlling interest – 49%	1,768,961
Less: Sri Sai Net Assets	3,610,124
Goodwill	$658,837

With this acquisition, the Group expects to increase its market share in India in Media and Internet Services market. Details of the business combination are as follows:

		(In Us $)
Amount settled in cash		$2,500,000
Proportionate value of Non-controlling interest in Sri Sai		1,768,961
Total		4,268,961

Recognized amounts of identifiable net assets:
Property and equipment	7,428,382
Intangible assets	339,493
Deposits	837,605
Non-current loans and advances	344,818
Trade and other receivables	2,260,797
Cash and cash equivalents	432,138
Deferred tax assets	1,283,882
Other current assets	(295,216)
Borrowings	(11,788)
Other liabilities	(65,115)
Trade and other payables	(8,944,872)
Net identifiable assets and liabilities		3,610,124
Goodwill		$658,837

Non-controlling interest in Sri Sai

The non-controlling interest in Sri Sai is measured at the proportionate value of net assets at the acquisition date.

Goodwill

Goodwill recognized on the acquisition relates to the expected growth, cost synergies and the value of Sri Sai’s workforce which cannot be separately recognized as an intangible asset. This goodwill has been allocated to the Group’s wholesale segment and is not expected to be deductible for tax purposes.

Changes in Goodwill (Gross Carrying Amount)	(USD)
Balance at 31 March 2022	$—
Acquired through business combination	658,837
Net exchange differences	78,898
Balance at 30 September 2022	$737,735

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 20 — ACQUISITION OF SRI SAI CABLE AND BROADBAND PRIVATE LIMIETED (cont.)

Changes in Goodwill (Gross Carrying Amount)	(USD)
Balance at 31 March 2022	$—
Acquired through business combination	658,837
Net exchange differences	73,945
Balance at 31 March 2023	$732,782
Acquired through business combination	—
Net exchange differences	(8,828)
Balance at 30 September 2023	$723,954

Sri Sai has contributed to the Group’s revenues by $96,60,631 and profit by $204,123 for the six months ended September 30, 2023. For the period ended September 30, 2022, it contributed to the Group’s revenue by $97,71,495 and profit by $6,14,027.

The Company has also agreed to infuse capital investment of $7.5 million, by subscribing to Compulsorily Convertible Debentures issued by Sri Sai. The amount would be utilized for expansion of the Sri Sai business and for development of IPTV business.

NOTE 21 — DECONSOLIDATION OF SUBSIDIARY

(a)     LYTUS INC.

The Company has decided to acquire from January 1, 2023 a wholly owned subsidiary in United States, Lytus Technologies Inc. that supports its United States operations. Presently, absent United States operations, the Company has agreed to not to acquire shares of Lytus Technologies Inc., however, it would continue to consolidate balances to the extent it relates to the transactions for or on behalf of the Company.

Loss attributable to the Company on deconsolidation of a Subsidiary:	For the year ended September 30, 2023 ($)
Fair Value Consideration receivable/received	—
Less; Lytus BVI (Groups) share of net assets at disposal
Lytus Inc. share capital at disposal	1,000
Add: Retained earnings at disposal date	—
Total of Net assets at disposal	1,000
Group Share – 100%	1,000
Less Goodwill at acquisition date	—
Total Loss on deconsolidation date	(1,000)

(b)    GHSI

The consolidated financial statements have been prepared based on the books and records maintained by the Group. However, due to non-alignment of the management with respect to the business plan and strategy, due to non-transfer of shares of GHSI (the “Deconsolidated Subsidiary”), the directors of the Company had been unable to obtain control of the business affairs of the Deconsolidated Subsidiary and resolved that the Group no longer had the controlling power to govern the financial and operating policies of the Deconsolidated Subsidiary so as to benefit from their activities, and accordingly the control over the Deconsolidated Subsidiary was deemed to have lost since March 1, 2023.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 21 — DECONSOLIDATION OF SUBSIDIARY (cont.)

Loss attributable to the Company on deconsolidation of a Subsidiary:

Calculation of resulting gain or loss in profit or loss attributable to parent in a consolidated accountsof Lytus BVI

Loss attributable to the Company on deconsolidation of a Subsidiary:	For the year ended March 31, 2023 ($)
Fair Value Consideration receivable/received	—
Less; Lytus BVI (Groups) share of net assets at disposal
GHSI share capital at disposal	162,000.00
Add: Retained earnings at disposal date	3,701.00
Total of Net assets at disposal	165,701.00
Group Share – 75%	124,276.00
Less Goodwill at acquisition date	68,500.00
Total Loss on deconsolidation date	(192,776.00)

Due to above reasons, the Board has been unable to access control of the business affairs of the Deconsolidated Subsidiary even though the Board has taken all reasonable steps and has used its best endeavors to resolve the matter. The Board is of the view that the Group does not have the records to prepare accurate and complete financial statements for Deconsolidated Subsidiary for the financial year ended March 31, 2023.

Given these circumstances, the Directors have not consolidated the financial statements of the Deconsolidated Subsidiary in the consolidated financial statements of the Company for the year ended March 31, 2023. As such, the results of the Deconsolidated Subsidiary for the year ended March 31, 2023, and the assets and liabilities of the Deconsolidated Subsidiary as of March 31, 2023, have not been included into the consolidated financial statements of the Group. Considering above the liability of $730,000 payable to the GHSI is no longer required to be settled. Therefore, the Company has reversed this commitment in the consolidated statements of profit & loss account.

NOTE 22 — SERIES A PREFERRED COVERTIBLE SECURITY

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $454,130.00 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants the (September 2023 Common Warrants”) to purchase the Company’s common shares, par value $0.01 (the “Common Shares). The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares has the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.0787 (such price, the “Preferred Alternate Conversion Price”). In light of the fact that the Preferred Alternate Conversion Price can be 85% of the then-market price of our VWAP, the Preferred Shares are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The September 2023 Common Warrants are exercisable for five years to purchase an aggregate of up to 3,182,250 Common Shares at an initial exercise price of $0.44, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

NOTE 22 — SERIES A PREFERRED COVERTIBLE SECURITY (cont.)

securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). The Company has reserved 20,911,474 for issuance of no less than the sum of 1) maximum number of common shares issuable upon conversion of all the notes then outstanding (number of 19,157,088 common shares, referred to “Common Share Conversion”), and 2) the maximum number of warrants shares issuable upon exercise of all the warrants then outstanding (number of 1,754,386 common shares, referred to as “Warrant Conversion”).

As of April 10, 2024, all the warrants and the preferred stock (stated above) have been converted to common stock and the liability has been repaid in full.

NOTE 23 — ISSUE OF SHARES

On August 21, 2023, the Company has additionally issued restricted stock to the following persons:

Name	Nos. of Common Stock
Skyline Corporate Communications Group	10,527
Acorn Management Partners LLC	131,578
Rajeev Kheror, an independent director	150,000
Robert Damante, an independent director	150,000

NOTE 24 — SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring through, except for the disclosures related to subsequent events described below, as to which the date is April 10, 2024, the dates the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

On February 5, 2024, the Company has announced a reverse stock split of its issued and outstanding ordinary shares, par value $0.01 per share at a ratio of 1-for-60 so that every 60 shares issued is combined to 1 share. As a result of the Reverse Split, the Company’s issued and outstanding ordinary shares was reduced from 93,679,260 shares to 1,561,309 shares.

On November 24, 2023, the Company has additionally issued stock registered on Form S-8 to the following persons:

Name	Nos. of Common Stock
Dharmesh Pandya, Global CEO and Lytus Trust (creating a bank of shares for potential partners, key employees, etc.)	40,000,000

Subject To Completion, Dated JULY 12, 2024

3,573,700 Common Shares

_______________________________________

PROSPECTUS

_______________________________________

Lytus Technologies Holdings Ptv. Ltd.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

On June 3, 2024, Lytus Technologies Holdings PTV. Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company is issuing the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares of Common Stock at an initial price per share of $3.51, and 50,000 shares of Common Stock (the “Commitment Shares”). Pursuant to the Purchase Agreement, the Company will issue the senior secured promissory notes, common share purchase warrants and Commitment Shares to the Investors in multiple tranches. Under the first tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778.00 and $238,888.88, respectively (the “Notes”). In connection with the issuance of the Notes, the Company issued each of Mast Hill and FirstFire a common stock purchase warrant (the “Warrants”) to purchase from the Company 305,080 shares of Common Stock and 51,045 shares of Common Stock, respectively. The Company issued each of Mast Hill and FirstFire 18,357 and 3,071 Commitment Shares, respectively. Under each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Tranche Notes”). In connection with the issuance of the Tranche Notes, the Company will issue each of Mast Hill and FirstFire a common stock purchase warrant to purchase from the Company 203,387 shares of Common Stock and 34,029 shares of Common Stock, respectively. In connection with each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire 12,238 and 2,048 Commitment Shares, respectively. The closings of the sale of the sale of the Tranche Notes and related warrants are subject to certain closing conditions as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. The Company agreed to file with the Securities and Exchange Commission an initial Registration Statement covering the maximum number of Registrable Securities, plus the shares underlying the ELOC Warrant (as that term is defined below), within thirty (30) calendar days from the date of the RRA so as to permit the resale the Registrable Securities by the Investors. Pursuant to the

Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $454,130.00 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants the (September 2023 Common Warrants”) to purchase the Company’s common shares, par value $0.01 (the “Common Shares). The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares has the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.0787 (such price, the “Preferred Alternate Conversion Price”). In light of the fact that the Preferred Alternate Conversion Price can be 85% of the then-market price of our VWAP, the Preferred Shares are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The September 2023 Common Warrants are exercisable for five years to purchase an aggregate of up to 3,182,250 Common Shares at an initial exercise price of $0.44, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On November 9, 2022, the Company entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $3,333,333.33 in principal amount of unsecured senior convertible notes (the “November 2022 Notes”) and warrants (the “November 2022 Warrants”). The November 2022 Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The November 2022 Notes are convertible into shares of the Company’s common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Notes. The holder of November 2022 Notes has the option, at any time and for any amount of such November 2022 Notes, to convert November 2022 Notes at an alternate conversion price (the “Note Alternate Conversion Price”) that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.174. In light of the fact that the Note Alternate Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The November 2022 Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the November 2022 Warrants. The November 2022 Notes and November 2022 Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “July 2021 Note”), and (ii) one half of a three-year warrant (each, a “July 2021 Warrant” and collectively, the “July 2021 Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). The principal and accrued interest of the July 2021 Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of the July 2021 Note, or (ii) a firm commitment underwritten public offering that results in the common shares being traded on a U.S. national securities exchange (a “Qualified IPO”). On July 1, 2021, the shareholder from whom the Company purchased the GHSI shares (with consent form the Company) and the Investor entered into a pledge agreement (the “Pledge Agreement”), pursuant to which such shareholder (with approval and consent from the Company) agreed to pledge and grant the Investor a security interest in 75% of its equity interest in GHSI and all related Future Rights, and the Proceeds as such terms are defined in the Pledge Agreement. In addition, the Investor and GHSI entered into a Guaranty and Suretyship Agreement, pursuant to which it agrees to jointly and severally guarantees the payment of the July 2021 Note.

The Warrants issued in this Bridge Financing will be exercisable six months after the Qualified IPO and allow the Investor to purchase up to 500,000 common shares (the “Warrant Shares”) of the Company at a price of (i) the lesser of 110% of the of the price of the Qualified IPO and the lowest daily volume weighted average price during the ten trading days prior to exercise of the Warrant, if six months have elapsed since a Qualified IPO has occurred, or (ii) 110% of the price of the Qualified IPO if six months have not elapsed since a Qualified IPO; or (iii) $10.00 if a Qualified IPO has not occurred. The holder of the Warrants shall also have the purchase rights to acquire securities that the Company issues which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the issuances. The Warrants Sharers shall be registered by the Company on a resale registration statement on Form F-1 promptly following the Qualified IPO. The Bridge Financing was closed on July 15, 2021, and the Company received proceeds of $880,000. The Company has issued the Units in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

On February 3, 2022, the Company and an investor entered into a maturity date extension agreement (the “Extension Agreement”), pursuant to which the maturity date of the July 2021 Note was extended to the earlier of June 1, 2022 or a Qualified IPO. As cure for its maturity date default and in consideration for the extension of the maturity date of the July 2021 Note, the Company agreed to issue to the Investor $250,000 worth of its common shares or the equivalents at a price equal to the offering price in the Qualified IPO immediately prior to the closing of such Qualified IPO. The issuance of the Company’s securities shall be in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	F-1	April 1, 2021	3.1
3.2	Extract of the Memorandum of Resolutions by the Directors	F-1	April 1, 2021	3.2
3.3	Resolutions by the Directors		**
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	August 23, 2021	4.1
4.2	Form of Senior Secured Note, issued by the Company to the Investor	6-K	November 10, 2022	4.2
4.3	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	November 10, 2022	4.1
4.4	Form of Warrant to Purchase Preferred Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.1
4.5	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.2
4.6	Form of Senior Secured Promissory Note, issued by the Company to the Investors	6-K	June 13, 2024	4.1
4.7	Form of Common Warrant, issued by the Company to the Investors	6-K	June 13, 2024	4.2
4.8	Form of Common Stock Purchase Warrant, issued by the Company to Mast Hill	6-K	June 13, 2024	4.3

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
5.1	Opinion of McW Todman & Co.		***
5.2	Opinion of Pandya Juris LLP		**
10.1	Employment Agreement between the Registrant and its CEO†	F-1	April 1, 2021	10.1
10.2	Employment Agreement between the Registrant and its CFO†	F-1	April 1, 2021	10.2
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.3
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.4
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.5
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†	F-1	April 1, 2021	10.6
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†	F-1	April 1, 2021	10.7
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.8
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.9
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†	F-1	April 1, 2021	10.10
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†	F-1	April 1, 2021	10.11
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.12
10.13	Form of the underwriters’ warrant	F-1/A	June 15, 2021	10.13
10.14	Form of lockup agreement†	F-1/A	June 15, 2021	10.14
10.15	Form of the subscription agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.15
10.16	Form of the investor warrant in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.16
10.17	Form of the secured promissory note in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.17
10.18	Form of the pledge agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.18
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.19
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.21
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.22
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.23
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†	F-1/A	March 9, 2022	10.24
10.25	Maturity Date Extension, Amendment No. 2 To Loan Documents And Reaffirmation Agreement, dated June 6, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC	POS AM	June 8, 2022	10.25
10.26	Form of Registration Rights Agreement, between the Company and the Investor	6-K	November 10, 2022	10.2
10.27	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	November 10, 2022	10.1
10.28	Modification Agreement, dated December 11, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.1
10.29	Deed of Assignment, dated December 12, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.2
10.30	Agreement for Acquisition, by and between Sri Sai and Reachnet, dated August 11, 2022.	6-K	January 23, 2023	10.3
10.31	Share Purchase Agreement dated March 27, 2023, by and among the Company and the shareholders of Sri Sai.		**
10.32	Share Purchase Agreement dated March 1, 2023, by and among the Company, Dharmesh Pandya, and Lytus Technologies, Inc.		**
10.33	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	September 6, 2023	10.1
10.34	Form of Registration Rights Agreement, between the Company and the Investor	6-K	September 6, 2023	10.2
10.35	Share Purchase Agreement, between the Company and Sri Sai Cable and Broadband Private Ltd.		**
10.36	Form of Securities Purchase Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.1
10.37	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.2
10.38	Form of Security Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.3
10.39	Form of Equity Purchase Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.4
10.40	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.5
10.41	Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan	S-8	November 22, 2023	10.1
10.42	First Amendment to the Registration Rights Agreement, dated July 8, 2024, between the Company and the Investors		**
10.43	First Amendment to the Security Agreement, dated July 8, 2024, between the Company and the Investors		**

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
14.1	Code of Conduct and Ethics	20-F	September 28, 2022	14.1
21.1	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.		**
23.1	Consent of Kreit & Chiu CPA LLP (formerly Paris, Kreit & Chiu CPA LLP)		**
23.2	Consent of McW Todman & Co. (included in Exhibit 5.1)		***
23.3	Consent of Pandya Juris LLP (included in Exhibit 5.2)		**
23.4	Consent of Pipara & Co LLP related to the audited financial statements of Sri Sai Cable and Broadband Private Limited		**
99.1	Charter of the Audit Committee	20-F	September 28, 2022	99.1
99.2	Charter of the Compensation Committee	20-F	September 28, 2022	99.2
99.3	Charter of the Nominating and Corporate Governance Committee	20-F	September 28, 2022	99.3
101.INS	Inline XBRL Instance Document.		**
101.SCH	Inline XBRL Taxonomy Extension Schema Document.		**
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.		**
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.		**
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.		**
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.		**
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).		**
107	Filing Fee Table		**

____________

*        Previously filed.

**      Filed herewith.

***    To be filed by amendment.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on July 12, 2024.

Lytus Technologies Holdings PTV. Ltd.
By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dharmesh Pandya	Director and Chief Executive Officer	July 12, 2024
Dharmesh Pandya	(Principal Executive Officer)
/s/ Shreyas Shah	Chief Financial Officer and Director	July 12, 2024
Shreyas Shah	(Principal Accounting and Financial Officer)
/s/ Rajeev Kheror	Director	July 12, 2024
Rajeev Kheror
/s/ Parvez Master	Director	July 12, 2024
Parvez Master
/s/ Robert M. Damante	Director	July 12, 2024
Robert M. Damante

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on July 12, 2024.

Authorized U.S. Representative
Dharmesh Pandya
By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer